Filed Pursuant to Rule 424(b)(3)
Registration No. 333-258754

Maximum Offering of $1,000,000,000 of Shares of Common Stock

Cottonwood Communities, Inc. is a net asset value (“NAV”)-based perpetual life real estate investment trust (“REIT”) that owns a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets throughout the United States. We are externally managed by our advisor, CC Advisors III, LLC (“CC Advisors III”), a wholly owned subsidiary of our sponsor, Cottonwood Communities Advisors, LLC (“CCA”). We conduct our operations as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We are offering on a continuous basis up to $1,000,000,000 of shares of common stock, consisting of up to $900,000,000 in shares in our primary offering and up to $100,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of three classes of shares of our common stock in this primary offering, Class T shares, Class D shares and Class I shares. In addition, we are offering four classes of shares of our common stock in our distribution reinvestment plan offering, Class T shares, Class D shares, Class I shares and Class A shares. The share classes for sale have different upfront selling commissions and dealer manager fees, and different ongoing distribution fees. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s NAV per share, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that Orchard Securities, LLC, the dealer manager for this offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors ” beginning on page 36 for risks to consider before buying our shares, including:

•	There is no public trading market for our common stock and repurchase of shares by us will likely be the only way to dispose of your shares. We are not obligated to repurchase any shares under our share repurchase program and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased. Repurchases will be subject to available liquidity and other significant restrictions. Our board of directors may make exceptions to, modify or suspend our share repurchase program at any time. Our shares should be considered as having only limited liquidity and at times may be illiquid.

•	We cannot guarantee that we will pay distributions. We have and may in the future fund distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds. We have no limits on the amounts we may pay from such sources.

•	The offering price and redemption price for shares of our common stock are generally based on our prior month’s NAV per share (as described above) plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees, and are not based on any public trading market. Although there will be independent appraisals of our properties, the appraisal of properties is inherently subjective. Our NAV may not reflect the prices at which our assets could be liquidated on any given day.

•	We depend on our advisor and its affiliates to select investments and to manage our business.

•	We pay substantial fees to our advisor and its affiliates. These fees increase the risk that you will not earn a profit on your investment.

•	Certain of our officers and our directors are also officers and directors of, or have a significant ownership interest in, our sponsor, advisor and their affiliates and, as a result, are subject to conflicts of interest, including conflicts from time constraints and the fact that the fees our advisor will receive are based on our NAV, which our advisor is responsible for determining.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership of Shares of Capital Stock.”

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Securities regulators have not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards, including the ‘Regulation Best Interest’ standard, to any or all purchasers. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.

	Price to the Public(1)	Upfront Selling Commission, Dealer Manager Fees and Wholesaling Fee(2)	Proceeds to Us, Before Expenses(2)(3)
Maximum Primary Offering(4)	$900,000,000	$33,079,457	$866,920,543
Class T Shares, per Share	$16.3732	$0.8464	$15.5268
Class D Shares, per Share	$15.8195	$0.2927	$15.5268
Class I Shares, per Share	$15.8195	$0.2927	$15.5268
Class A Shares, per Share(5)	$15.8195	$—	$15.8195
Maximum Distribution Reinvestment Plan(4)	$100,000,000	$—	$100,000,000

(1)

The price per share shown for our Class T, Class D and Class I shares is the October 1, 2023 transaction price, which is equal to such class’s NAV as of September 30, 2023, plus applicable upfront selling commissions and dealer manager fees. Shares of each class will be issued on a monthly basis at a price per share generally equal to the prior month’s NAV per share for such class (which will be our most recently disclosed NAV per share at such time), plus applicable upfront selling commissions and dealer manager fees. The transaction price is the then-current offering price per share before applicable selling commissions and dealer manager fees and is generally the prior month’s NAV per share for such class. Discounts are available to certain investors.

(2)

The table assumes that all $900,000,000 of shares are sold in the primary offering, with 55% of the primary offering proceeds from the sale of Class T shares, 10% of the primary offering proceeds from the sale of Class D shares and 35% of the primary offering proceeds from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; however, such amount may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. In addition, for all shares sold in the primary offering, we will pay a wholesaling fee of up to 1.85% of the transaction price. We will also pay on a monthly basis the following selling commissions over time as distribution fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T shares only, an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares and (b) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. We do not pay distribution fees with respect to our outstanding Class I shares or Class A shares. The total amount that will be paid over time for distribution fees depends on the average length of time for which the shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain other items of underwriting compensation and other organization and offering expenses, subject to FINRA limitations on underwriting compensation. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

(3)	Proceeds are calculated before deducting distribution fees, certain other items of underwriting compensation and other organization and offering expenses payable by us, which are paid over time.
(4)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.
(5)

Only available for sale pursuant to our distribution reinvestment plan. Previously, we offered Class TX shares for sale to existing holders of our Class TX shares pursuant to the distribtuion reinvestment plan. We are no longer offering Class TX shares for sale as all of our outstanding Class TX shares have converted to Class A shares.

The date of this prospectus is October 20, 2023

SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase program, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future or will need to sell them quickly in the future. The minimum initial investment in shares of our common stock that we will accept for shares of our Class T or Class D common stock is $2,500 in this offering. The minimum initial investment in shares of our common stock that we will accept for shares of our Class I common stock is $1,000,000 in this offering, unless waived by the dealer manager.

In consideration of these factors, we have established suitability standards for investors in this offering. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established additional suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama—Investors residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

•	California—Investors residing in California may not invest more than 10% of their liquid net worth in us and our affiliates.

•

Idaho—Investors residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of an investor’s liquid net worth.

•

Iowa—Investors residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of their net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing concentration limit.

•

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-listed real estate investment trusts to not more than 10% of their liquid net worth.

•	Kentucky—Investors residing in Kentucky may not invest more than 10% of their liquid net worth in us or our affiliates.

•

Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	Massachusetts—Investors residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

•

Missouri—No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered with the Securities Division pursuant to our registration statement.

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•

Nebraska—Investors residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act must limit their aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth.

•

New Jersey—Investors residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of their liquid net worth.

•	New Mexico—Investors residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-listed real estate investment trusts.

•	North Dakota—Investors residing in North Dakota must have a net worth of at least ten times their investment in us.

•

Ohio—Investors residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-listed real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	Oregon—Investors residing in Oregon may not invest more than 10% of their liquid net worth in us or our affiliates.

•	Pennsylvania—Investors residing in Pennsylvania may not invest more than 10% of their net worth in us.

•

Puerto Rico—Investors residing in Puerto Rico may not invest more than 10% of their liquid net worth (that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities) in us, our affiliates, and other non-listed REITs.

•	Tennessee—Investors residing in Tennessee must have a liquid net worth of at least ten times their investment in us.

•

Vermont—Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, “net worth” in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Except as otherwise stated above, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor and the dealer manager will rely upon information provided by the stockholder to the participating broker-dealer or registered investment adviser, as applicable, as well as the suitability assessment made by each participating broker-dealer or registered investment adviser.

Participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

Regulation Best Interest

The Securities and Exchange Commission (the “SEC”) adopted Regulation Best Interest which establishes a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. When making such a recommendation, a broker-dealer and its associated persons must act in such customer’s best interest at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests, and should consider reasonable alternatives in determining whether the broker-dealer and its associated persons have a reasonable basis for making the recommendation. Listed REITs may be reasonable alternatives to an investment in us and may be less costly and less complex with fewer and/or different risks than an investment in us; transactions for listed securities often involve nominal or no commissions. This standard is different than the quantitative suitability standards we require for an investment in our shares and enhances the broker-dealer standard of conduct beyond previously existing suitability obligations. Under the SEC rules, the broker-dealer must meet four component obligations:

•

Disclosure Obligation: The broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS. The broker-dealer’s disclosures are separate from the disclosures we provide to investors in this prospectus.

•	Care Obligation: The broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

•	Conflict of Interest Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

•	Compliance Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.

Like previously existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more or less restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition to Regulation Best Interest and any state fiduciary standards of care that may be adopted, broker-dealers are required to provide retail investors a brief customer relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company. The impact of Regulation Best Interest and state fiduciary standards on broker-dealers cannot be determined at this time as Regulation Best Interest became effective June 30, 2020, and little administrative or case law exists under Regulation Best Interest as of the date of this prospectus and the full scope of its applicability is uncertain.

ABOUT THIS PROSPECTUS

The words “we,” “us,” “our” and the “Company” refer to Cottonwood Communities, Inc., together with its consolidated subsidiaries, including Cottonwood Residential O.P., LP (“CROP” or the “Operating Partnership”), a Delaware limited partnership of which we are the sole member of the sole general partner, unless the context requires otherwise. References to net asset value or our NAV in this prospectus means the NAV of our common stock.

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus and incorporated by reference herein. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

This prospectus is part of a registration statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus, including the information incorporated by reference. Any statement that we make in this prospectus, including statements made in the information incorporated by reference, will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Where You Can Find More Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to each day that the New York Stock Exchange is open for trading.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, for example, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Pursuant to this prospectus, we will offer to the public all of the shares that we have registered. We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. From time to time, we intend to file new registration statements on Form S-11 with the SEC to register additional shares of common stock so that we may continuously offer shares of common stock pursuant to Rule 415 under the Securities Act. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we intend to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state). We reserve the right to terminate this offering at any time.

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each class of common stock outstanding as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. Through our website at cottonwoodcommunities.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone number (844) 422-2584. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

The purchase price per share to be paid by you will be based on the transaction price that is in effect on the date that your completed subscription agreement has been accepted by us. We generally expect that all subscription agreements received by us in “good order” with all required supporting documentation will be processed and accepted by us promptly. There may be a delay between your purchase decision and the acceptance caused by time necessary for you and your participating broker-dealer or registered investment adviser to put a subscription agreement in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your purchase request is executed may be different than the price per share on the date you submitted your subscription agreement.

Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program. Each class of shares may have a different NAV per share due to the allocation of distribution fees. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid to each of our share classes. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of our shares subject to a class specific expense. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share for any of the classes of our shares being offered by this prospectus represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “plan” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

What is Cottonwood Communities, Inc.?

Cottonwood Communities, Inc. is a non-listed, perpetual-life NAV REIT that was formed as a Maryland corporation on July 27, 2016. We invest in a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets located throughout the United States and commenced active real estate operations in May 2019 with the acquisition of our first operating property. We qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2019. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT.

In May 2021, we completed a stock-for-stock and unit-for-unit merger with Cottonwood Residential II, Inc. (“CRII”), our then sponsor, and its operating partnership, CROP (the “CRII Merger”), pursuant to which we acquired interests in 22 stabilized multifamily apartment communities, four multifamily development projects, one structured investment, and land held for development. We also acquired CRII’s property management business and its employees, an advisory contract with Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF,” which we later acquired, along with its operating partnership, through a stock-for-stock and unit-for-unit merger in September 2022 (the “CMOF Merger”)), and personnel who performed certain administrative and other services for us, including legal, accounting, property development oversight and certain services relating to construction management, shareholder relations, human resources, renter insurance and information technology. In July 2021, we completed stock-for-stock merger transactions with each of Cottonwood Multifamily REIT I, Inc. (“CMRI”) and Cottonwood Multifamily REIT II, Inc. (“CMRII”) (with the transactions referred to as the “CMRI Merger” and the “CMRII Merger,” respectively) whereby we acquired additional interests in joint ventures with CROP acquired through the CRII Merger.

As of our June 30, 2023 NAV, we had a portfolio of $2.6 billion in total assets, with 82.4% of our equity value in operating properties, 5.4% in development, 6.5% in land held for development and 5.7% in real estate-related structured investments. Except as described in a supplement to this prospectus, we have not identified any additional assets to acquire with the proceeds from this offering, and as such we are considered to be a “blind pool.” We are an “emerging growth company” under federal securities laws.

We plan to own substantially all of our assets and conduct our operations through CROP, which we refer to as our Operating Partnership in this prospectus. Cottonwood Communities GP Subsidiary, LLC (“CCGP Subsidiary”), for which we are the sole member, is the sole general partner of the Operating Partnership. As a result, we control the operations of CROP. CCGP Subsidiary owns general partner interests in our Operating Partnership alongside third party limited partners. Except where the context suggests otherwise, the terms “we,” “us,” “our” and “our company” refer to Cottonwood Communities, Inc., together with its subsidiaries, including the Operating Partnership and its subsidiaries, and all assets held through such subsidiaries.

Our external advisor, CC Advisors III, through its team of real estate professionals selects our investments and manages our business, subject to the direction and oversight of our board of directors. In addition, as of June 30, 2023, we employ 248 individuals, including our Chief Legal Officer, Chief Operating Officer, Chief Accounting Officer and Chief Development Officer with 169 employees serving as “site” employees at our properties responsible for maintenance and leasing and the remaining considered corporate-level employees supporting our operations. Our employees are responsible for performing various operational services for us, including property management, legal, accounting, property development oversight and certain services relating to construction management, stockholders, human resources, renter insurance and information technology.

Our office is located at 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106, and our main telephone number is (801) 278-0700.

What are your investment objectives?

Our investment objectives are to:

•	preserve, protect and return invested capital;

•	pay stable cash distributions to stockholders;

•	realize capital appreciation in the value of our investments over the long term; and

•	provide a real estate investment alternative with lower expected volatility relative to public real estate companies whose securities trade daily on a stock exchange.

We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-listed REITs may be subject to volatility related to the values of their underlying assets. In addition, the lower volatility of non-listed REITs relative to public real estate companies whose securities trade daily on a stock exchange may in part be the result of the appraisal-based method for determining our NAV. Appraisal-based pricing for our shares may create a smoothing effect on our NAV due to the reliance on lagged variables such as comparable valuations or capitalization rates in the appraisal process.

In general, our board of directors may revise our investment policies without the approval of our stockholders. However, we may not amend our charter, including any investment policies that are provided in our charter and described under “Investment Objectives and Criteria—Charter-Imposed Investment Limitations,” without the concurrence of holders of a majority of the outstanding shares entitled to vote.

What is your investment strategy?

We will use the proceeds of this offering to invest directly or indirectly in multifamily apartment communities and multifamily real estate-related assets located throughout the United States. We believe that current market dynamics and underlying fundamentals suggest the positive trends in United States multifamily housing will continue. See “Investment Objectives and Criteria—Multifamily Focus” for a discussion of these trends. As of June 30, 2023, we have an ownership interest or structured investment interest in 35 multifamily apartment communities in 12 states with 10,000 units, including 1,473 units in five multifamily apartment communities in which we have a structured investment interest and another 504 units in two multifamily apartment communities under construction or in lease-up. In addition, we have an ownership interest in five land sites we plan to develop.

Our primary investment vehicle is our operating partnership. In certain circumstances, we may acquire assets through joint ventures, mergers or other types of business combinations. The investments will be comprised primarily of stabilized multifamily apartment communities and land which will be developed into multifamily apartment communities. The strategy may also include mortgage or mezzanine loans to, or preferred equity investments in, entities that have been formed for the purpose of acquiring or developing multifamily apartment communities. We will seek to acquire, develop and actively manage these investments, with the objective of providing a stable source of income for our stockholders and maximizing potential returns upon disposition of the assets through capital appreciation. Generally, proceeds from the sale, financing or disposition of investments will be reinvested in a manner consistent with our investment strategy, although such proceeds may be distributed to the stockholders in order to comply with REIT requirements.

Generally, we intend to invest at least 65% of our assets in stabilized multifamily apartment communities and up to 35% in mortgage loans, preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community (including, by way of example, an existing multifamily apartment community that may require redevelopment capital for strategic repositioning within its market). We will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Notwithstanding the foregoing, the actual portfolio allocation may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, the advisor’s or board of directors’ assessment of the relative attractiveness of opportunities, an increase or decrease in the relative value of an investment or limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Furthermore, from time to time, we will evaluate our allocations and our board of directors may make adjustments if it determines that a different portfolio composition is in our stockholders’ best interests.

We will target properties located in major metropolitan areas in the United States that have, in the opinion of the advisor and our board of directors, attractive investment dynamics for multifamily apartment owners. We do not intend to designate specific geographic allocations for the portfolio. Our advisor intends to target regions where it sees the best opportunities that support our investment objectives and will attempt to acquire multifamily apartment communities in diverse locations so that we are not overly concentrated in a single area (though we are not precluded from owning multiple properties in a particular area).

What policies will you follow in implementing your investment strategy?

Our advisor operates pursuant to a philosophy that location, investment time horizon, asset-specific attributes and appropriate leverage are fundamental drivers of long-term value creation in real estate. These principles drive the material aspects of our advisor’s investment decision-making process. See “Investment Objectives and Criteria – Investment Portfolio – Investment Philosophy and Selection Process” for a discussion of these principles.

Once a potential investment has been identified, our advisor will engage in a rigorous due diligence process. Although due diligence procedures are customized for specific elements of each deal, our advisor will follow traditional due diligence processes (physical, market, financial, environmental, zoning, insurance, tax, legal, etc.) in considering investments for us. Our advisor may outsource certain due diligence items to specialized consultants or third-party service providers, as needed, to support the diligence effort. Our advisor’s diligence focuses on three customary areas: financial, physical, and legal and tax. Additional information about these focuses is available at “Investment Objectives and Criteria – Investment Portfolio – Due Diligence.”

We finance the purchase of multifamily apartment communities with proceeds of this offering and loans obtained from third-party lenders. We anticipate the use of moderate leverage to enhance total cash flow to our stockholders. We will target an aggregate loan-to-cost or loan-to-value ratio of 45% to 65% at the REIT level; provided, however, that we may obtain financing that is less than or exceeds such ratio in the discretion of our board of directors if the board of directors deems it to be in our best interest to obtain such financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets, unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with the conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. We anticipate that all financing obtained to acquire stabilized multifamily apartment communities will be non-recourse to our operating partnership and us (however, it is possible that some of these loans will require us to enter into guaranties with respect to certain non-recourse carve-outs). We may obtain recourse debt in connection with certain development transactions.

We may obtain a line of credit or other financing that will be secured by one or more of our assets. We may use the proceeds from any line of credit or financing to bridge the acquisition of, or acquire, multifamily apartment communities and multifamily real estate-related assets if our board of directors determines that we require such funds to acquire the multifamily apartment communities or real estate-related assets.

As of June 30, 2023, we have $829.0 million of fixed rate debt and $264.0 million of variable rate debt, which includes $71.8 million of construction loans. $142.7 million, or 54% of our variable rate debt, is accompanied by interest rate cap hedging instruments. In addition, CROP has issued unsecured promissory notes in several private placement offerings, in an aggregate amount of $42.4 million as of June 30, 2023.

Our advisor will underwrite long-term hold periods for our investments (generally, five to ten years for stabilized operating communities and equity investments in developments, and three to four years for preferred equity or mezzanine debt investments). Our advisor will evaluate development opportunities that align with the overall strategic objectives of our business. We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate stable cash-on-cash returns and drive long-term cash flow and net asset value growth. From time to time, at the discretion of our board of directors and advisor, we may elect to sell an investment before the end of its underwritten hold period if our advisor believes that will maximize value for us.

Do we have an allocation policy?

We rely on our advisor to identify suitable investments. Many investment opportunities that are suitable for us may also be suitable for other programs that may be sponsored or advised by our advisor and its affiliates. To the extent our advisor or its affiliates are investing funds at the same time we are, our advisor and its affiliates will allocate potential investments between us and other entities that are sponsored or advised by our advisor and its affiliates in a manner designed to meet each entity’s investment objectives by considering the investment portfolios of each entity, the cash available for investment by each entity and diversification objectives.

Who is our sponsor?

Since our formation, our sponsor has been an entity in which Daniel Shaeffer, Chad Christensen and Gregg Christensen had a controlling interest. Initially, Cottonwood Residential, Inc. (“Cottonwood Residential”) was our sponsor. In September 2018, Cottonwood Residential commenced a plan to liquidate and restructure its subsidiaries (the “CRI Restructuring”). As part of the CRI Restructuring, CRII was admitted as a general partner of CROP and thereby became our sponsor and Cottonwood Residential was ultimately liquidated. Messrs. Shaeffer and C. and G. Christensen had a controlling interest in both Cottonwood Residential and CRII. In May 2021, CCA became our sponsor when CRII undertook a series of transactions in connection with the CRII Merger that resulted in CROP and CRII divesting their complete interest in CCA to an entity beneficially and majority owned and controlled by Messrs. Shaeffer, C. Christensen and G. Christensen. As a result of these transactions, Messrs. Shaeffer, C. Christensen and G. Christensen currently beneficially own approximately 73.5% of CCA. CCA wholly owns our advisor, CC Advisors III. Cottonwood Residential, and later CRII, did their investing through CROP, the operating partnership of first Cottonwood Residential, and then CRII. On May 7, 2021, CROP became our operating partnership when we acquired CRII, the general partner of CROP prior to the CRII Merger.

Who is our advisor and property manager?

We have been externally advised by an affiliate of our sponsor since we commenced our initial public offering in August 2018. Currently, CC Advisors III serves as our advisor. CC Advisors III is a limited liability company formed in the state of Delaware on January 30, 2019 and is a wholly owned subsidiary of CCA, a Delaware limited liability company organized on December 19, 2018. Messrs. Shaeffer and Christensens currently beneficially own approximately 73.5% of CCA. All of our officers are also officers of CCA and CC Advisors III.

Cottonwood Communities Management, LLC (“CCM”), an indirect subsidiary of CROP, initially acted as our advisor and property manager and most recently, our property manager. We acquired CCM in connection with the CRII Merger. Currently, Cottonwood Capital Property Management II, LLC and CROP Property Management, LLC, each subsidiaries of CROP, act as property managers for our multifamily communities and development projects. As such our property management and development and construction services are usually performed by our employees and we do not engage third-party property managers to manage our multifamily apartment communities. However, in some cases, circumstances may necessitate the hiring of a local property manager to oversee the day-to-day operations at some properties.

What is your property management business?

In connection with the CRII Merger, we acquired personnel who have historically performed property management, property development oversight and certain construction management services for our properties. As a result, we provide property management services through CROP and its subsidiaries to properties and assets owned by us and our affiliates and to unaffiliated owners and operators of multifamily properties, including property management, construction management and other ancillary services and businesses that support CROP’s property ownership and management functions. Although our property management services are now largely performed by our employees, in some cases, circumstances may necessitate that we hire a local property manager to oversee the day-to-day operations at some of our properties. CROP’s management team has significant experience in managing these investment structures and offering alternatives and long-term solutions to investors in each of these types of properties.

As of the date of this prospectus, CROP manages approximately 8,300 apartment units in 11 states, including 8,032 units owned by us and our affiliates.

What is the role of our board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs, including oversight of all of our service providers. We currently have five members on our board of directors, three of whom are independent of our sponsor and its affiliates. Our charter requires that a majority of our directors be independent of our sponsor and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of our advisor and must approve other matters as set forth in our charter. The current members of our board of directors are Chad Christensen, Daniel Shaeffer, Jonathan Gardner, Philip White, and John Lunt.

What is our operating partnership?

We utilize an “umbrella partnership real estate investment trust” or “UPREIT” structure in which all our investments will be owned through our operating partnership. We are the sole member of Cottonwood Communities GP Subsidiary, LLC, the sole general partner of the Operating Partnership. Our operating partnership has six classes of equity securities outstanding including general partner units, common limited partner units, Series 2023-A Preferred Units, Series 2023 Preferred Units, Series 2019 Preferred Units and LTIP Units and has designated a seventh class of equity securities, the Series A Convertible Preferred Units. In addition, our operating partnership has issued the 2017 6% Notes and 2019 6% Notes. CC Advisors – SLP, LLC (the “Special Limited Partner”), an affiliate of our advisor, owns a special limited partner interest in our operating partnership that entitles it to receive a performance participation allocation from the Operating Partnership. The following table summarizes the capitalization of CROP as of June 30, 2023.

Equity (in number of units)	As of June 30, 2023
General Partner Units	34,456,317	(1)
Common Units	31,315,720	(2)
Limited Partner
Series 2019 Preferred Units	12,547,989
Series 2023 Preferred Units	6,286,013
Series 2023-A Preferred Units	0
Series A Convertible Preferred Units	0
LTIP Units	1,257,130
Long-Term Debt (in dollars)
2017 6% Notes	$20,558,000
2019 6% Notes	$21,875,000

(1)	Reflects the general partner units issued to CCGP Subsidiary, as general partner of CROP, which correspond to the shares of our common stock issued and outstanding.
(2)	Includes 1,585,520 LTIP Units that have vested.

In addition, each of our advisor and the Special Limited Partner may elect to receive units in our Operating Partnership in lieu of cash for its management fee and performance participation interest, respectively. See “Compensation—Compensation of Our Advisor and Its Affiliates.” Our advisor and the Special Limited Partner may put these units back to the Operating Partnership and receive cash or shares of our common stock. For each share purchased pursuant to this offering, we will acquire a corresponding common general partner unit of the operating partnership. We believe that using an UPREIT structure provides us with flexibility regarding our future acquisitions. Our operating partnership may accept contributions of property in exchange for limited partnership units in our operating partnership.

What is the structure of us, our operating partnership and our advisor?

The chart below shows the relationships among our company and various affiliates.

(1)

CCA is owned by members of the executive management team of CCA with Daniel Shaeffer, Chad Christensen and Gregg Christensen beneficially owning approximately 73.5% of CCA through entities they control.

What is a real estate investment trust, or REIT?

We elected to be taxed as a REIT beginning with the taxable year ended December 31, 2019 and intend to continue to operate in such a manner. In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•

satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•

is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

However, under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What is a non-listed, perpetual-life REIT?

A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share plus applicable upfront selling commissions and dealer manager fees. In our perpetual-life structure, the investor may request that we redeem their shares on a monthly basis, but we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

How is an investment in shares of your common stock different from listed REITs?

An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•

Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities will be used to determine our NAV rather than the trading market.

•

An investment in our shares has limited or no liquidity and our share repurchase program may be modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•	Listed REITs are generally self-managed, whereas our business is managed by our advisor.

•

Listed REITs may be reasonable alternatives to an investment in us and may be less costly and less complex with fewer and/or different risks than an investment in us. Transactions for listed securities often involve nominal or no commissions.

•

Unlike the offering of a listed REIT, this offering has been registered or exempted in every state and jurisdiction in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, our advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, stockholder meetings, related party transactions, stockholder approvals and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.

For whom may an investment in your shares be appropriate?

An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•	seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio of U.S. real estate;

•	seek to receive current income through regular distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future because we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. See “Share Repurchases—Repurchase Limitations.”

Are there any risks involved in buying your shares?

Investing in our common stock involves a high degree of risk. If we are unable to manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•

Since there is no public trading market for shares of our common stock, the repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase program will provide stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify or suspend our share repurchase program if in its reasonable judgment it deems a suspension to be in our best interest and the best interest of our stockholders, such as when a repurchase request would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company that would outweigh the benefit of the repurchase offer.

•

The offering price and repurchase price for shares of our common stock are generally based on our prior month’s NAV plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees, and are not based on any public trading market. In addition to being up to a month old when share purchases and repurchases take place, our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time. Although there will be independent appraisals of our properties, the appraisal of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

•

Investing in commercial real estate assets involves certain risks, including, but not limited to: changes in values caused by global, national, regional or local economic performance, the performance of the real estate sector, unemployment, stock market volatility and other impacts of the COVID-19 pandemic, demographic or capital market conditions; increases in interest rates and lack of availability of financing; vacancies, fluctuations in the average occupancy and rental rates for our residential properties; and residents experiencing financial hardships (resulting in an inability to pay rent). In particular, the current combination of the continued economic slowdown, rapidly rising interest rates and significant inflation (or the perception that any of these events may continue) as well as a lack of lending activity in the debt markets have contributed to considerable weakness in the commercial real estate markets. Continued disruptions in the financial markets and economic uncertainty could adversely affect our operations.

•

The amount of distributions we may make is uncertain. Our distributions may be paid from sources such as borrowings, offering proceeds, advances or the deferral of fees and expense reimbursements (which may constitute a return of capital). We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Distributions from sources other than our cash flow from operations would reduce the funds available to us for investments in multifamily apartment communities and multifamily real estate-related assets, which could reduce your overall return. We may use sources of funds which may constitute a return of capital to fund distributions. As of June 30, 2023, we have funded a portion of our distributions with offering proceeds. In the future we may continue to fund distributions with offering proceeds.

•

In connection with this offering, we incur fees and expenses, which will decrease the amount of cash we have available for operations and new investments. In the future we may conduct other offerings of common stock (whether existing or new classes), as well as additional offerings of preferred stock or of interests in our Operating Partnership. We may also amend the terms of this offering. We may structure or amend such offerings to attract institutional investors or other sources of capital. The costs of this offering and future offerings may negatively impact our ability to pay distributions and your overall return.

•	We depend on our advisor and its affiliates to select investments and to manage our business. There is no assurance that we will be able to successfully achieve our investment objectives.

•

We pay substantial fees to our advisor and its affiliates. These fees increase the risk that you will not earn a profit on your investment. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated third parties.

•

Certain of our officers and our directors are also officers and directors of our sponsor, advisor and their affiliates or own an ownership interest in such entities and, as a result, are subject to conflicts of interest, including conflicts arising from time constraints and the fact that the fees our advisor receives for services rendered to us are based on our NAV, which our advisor is responsible for determining.

•

Development projects in which we invest will be subject to potential development and construction delays which will result in increased costs and risks and may hinder our operating results and ability to make distributions.

•

We may incur significant debt in certain circumstances, including through the issuance of preferred equity that is accounted for as debt. Our use of leverage increases the risk of your investment. Loans we obtain have been and may continue to be collateralized by some or all of our investments, which puts those investments at risk of forfeiture if we are unable to pay our debts. Principal and interest payments on these loans and dividend payments on our preferred shares reduce the amount of money that would otherwise be available for other purposes.

•

Volatility in the debt markets could affect our ability to obtain financing for investments or other activities related to real estate assets and the diversification or value of our portfolio, potentially reducing cash available for distribution to our stockholders or our ability to make investments. In addition, we have loans and may obtain future loans with variable interest rates, volatility in the debt markets could negatively impact such loans.

•

We have restated our financial statements for the year ended December 31, 2022 and the preceding quarterly periods of 2022. As a result, we have identified a material weakness in our internal control over financial reporting, and solely as a result of the material weakness, our management has concluded that our disclosure controls and procedures and internal controls over financial reporting were not effective as of December 31, 2022, which conclusion could harm our business.

•	The restatement of our financial statements and related identification of a material weakness in our internal controls over financial reporting could subject us to increased risk of litigation.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership of Shares of Capital Stock.”

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

See “Risk Factors.”

Are there conflicts of interest for our board of directors and officers?

We may experience conflicts of interest with our advisor or its affiliates in connection with this offering and the management of our business. The conflicts of interest that may arise include the following:

•

Our affiliated directors and certain of our executive officers have a significant ownership interest in our advisor. Such directors and officers face conflicts of interest between their obligations to our advisor and their obligations to us;

•

Our affiliated directors and all of our officers are also officers of CCA and its affiliates and must allocate their time between advising us and managing our sponsor’s businesses and the other real estate projects and business activities in which they may be involved;

•	The asset management fees payable to our advisor will generally be payable regardless of the quality of services provided to us; and

•

The compensation payable by us to our advisor and its affiliates may not be on terms that would result from arm’s-length negotiations, is payable whether or not our stockholders receive distributions, and is based on our NAV, which our advisor is responsible for determining.

What are the terms of this offering?

Pursuant to this prospectus, we are offering on a continuous basis up to $1,000,000,000 of shares of common stock, consisting of up to $900,000,000 in shares in our primary offering and up to $100,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of three classes of shares of our common stock in this primary offering, Class T, Class D and Class I shares, with a dollar value up to the maximum offering amount of $900.0 million. In addition, we are offering four classes of shares of our common stock in our distribution reinvestment plan offering, Class T, Class D, Class I, and Class A shares, with a dollar value up to the maximum offering amount of $100.0 million. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing distribution fees. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s NAV per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program. In this case, the transaction price will be our most recently disclosed NAV at such time. This is a “best efforts” offering, which means that Orchard Securities, the dealer manager for this offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. Subject to certain exceptions, in the primary offering you must initially invest at least $2,500 in shares of our Class T and Class D common stock and $1,000,000 in shares of our Class I common stock. We intend to offer shares of our common stock on a continuous basis and for an indefinite period of time, by filing a new registration statement before the end of each prior offering, subject to regulatory approval.

The following table summarizes the upfront selling commissions and dealer manager fees generally payable at the time you subscribe for Class T, Class D or Class I shares in the primary offering. The upfront selling commission and dealer manager fee are a percentage of the transaction price, which will generally be the most recently disclosed monthly NAV per share for such class, of the shares sold in the primary offering. No upfront selling commissions or dealer manager fees are paid with respect to any shares sold under our distribution reinvestment plan.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares(1)	up to 3.0%	0.5%
Class D shares	None	None
Class I shares	None	None

(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.

In addition to the upfront selling commissions and dealer manager fees paid by our investors, we will pay a wholesaling fee of up to 1.85% of the transaction price, which will generally be the most recently disclosed monthly NAV per share for such class, for the shares sold in the primary offering. No wholesaling fee will be paid with respect to any shares sold under our distribution reinvestment plan.

Subject to FINRA limitations on underwriting compensation and certain other limitations, the following table shows the distribution fees we pay the dealer manager with respect to the Class T, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The distribution fees will be paid monthly in arrears.

	Distribution Fee as a % of NAV
Class T shares	0.85	%(1)
Class D shares	0.25%
Class I shares	None

(1)

Consists of an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T shares will be lower than Class D shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing distribution fees with respect to the Class T shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I shares). However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distributions” for more information.

We will cease paying the distribution fee with respect to any Class T share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees, and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.5% with respect to Class T shares and 8.0% with respect to Class D shares, (or, for both classes, a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer, which includes the dealer manager agreement in the instance where the dealer manager is acting as a participating broker-dealer, at the time such shares were issued), of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such shares. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, these fees would be paid, in the case of an 8.5% limit with respect to Class T shares, over approximately 5.88 years from the date of purchase for our Class T shares, and, in the case of an 8.0% limit with respect to Class D shares, over approximately 32 years from the date of purchase for our Class D shares, in the amounts set forth in the following table, assuming payment of the full upfront selling commissions, opting out of the distribution reinvestment plan and a constant NAV per share of $10.00.

	Aggregate Ongoing Advisor Distribution Fee(1)	Aggregate Ongoing Dealer Distribution Fee(1)
Class T shares	$0.382	$0.118
Class D shares	None	$0.800

(1)

With respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class D share sold in that primary offering, each Class T or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Assuming a constant NAV per share and assuming applicable distribution fees are paid until the 8.5% or 8.0%, as applicable, of gross proceeds limit described herein is reached, we expect that a one-time net investment in $10,000 worth of Class T, Class D or Class I shares in our primary offering would be subject to the following upfront selling commissions, dealer manager fees and distribution fees (the table below does not reflect wholesaling fees or organization and offering expenses which are a company-level expense borne by all stockholders and not allocated to a specific investor or class):

	Upfront Selling Commissions	Dealer Manager Fees	Annual Distribution Fees	Maximum Distribution Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class T	$300	$50	$85	$500 (5.88 years)	$850 (5.88 years)
Class D	$0	$0	$25	$800 (32 years)	$800 (32 years)
Class I	$0	$0	$0	$0	$0

Class T shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, business associates, and other individuals with whom they have a close pre-existing relationship, as well as officers and employees of us and our advisor and its affiliates and their immediate family members, and joint venture partners, consultants and other service providers (“Friends and Family”) or (7) other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.

Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and distribution fee to reach the Fee Limit. A lower limit than 8.5% or 8.0%, as applicable, of gross proceeds may be used, as set forth in the applicable agreement between the dealer manager and a participating broker-dealer, which includes the dealer manager agreement in the instance where the dealer manager is acting as a participating broker-dealer, at the time such shares were issued. See “Plan of Distribution—Underwriting Compensation.”

If you are eligible to purchase all three classes of shares offered in our primary offering, consider that Class I shares have no upfront selling commissions, dealer manager fees, or a distribution fee, which will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class T and Class D shares but not Class I shares, consider that Class D shares have lower upfront selling commissions, no dealer manager fees and lower annual distribution fees. Investors should also inquire with their broker-dealer or financial professional about what additional fees may be charged with respect to the share class under consideration or with respect to the type of account in which the shares will be held, as that is also an important consideration when selecting a share class.

What is the per share purchase price?

Each class of shares will be sold at the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program.

Each class of shares may have a different NAV per share due to the allocation of distribution fees, which differ with respect to each class. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid to each of our share classes. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of our shares subject to a class specific expense.

How is your NAV per share calculated?

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our NAV is calculated monthly based on the fair values of our investments, the addition of any other assets and the deduction of any other liabilities, including the liquidation preference of any preferred stock outstanding. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., “Altus Group” or our “Independent Valuation Advisor,” a valuation firm, with respect to providing monthly real property asset appraisals, debt-related asset valuations, property management business valuations, reviewing annual third-party real property asset appraisals, and helping us administer the valuation and review process. As described in our valuation guidelines, each real property is appraised by a third-party appraiser (the “Third-Party Appraisal Firm”) at least once per calendar year and reviewed by our advisor and the Independent Valuation Advisor. Additionally, the real property assets not appraised by the Third-Party Appraisal Firm in a given calendar month will be appraised for such calendar month by our Independent Valuation Advisor, and such appraisals are reviewed by our advisor. Estimates of the fair values of certain of our other assets, debt, and other liabilities are determined by our advisor or other suitable pricing sources.

Our NAV per share is calculated as of the last calendar day of each month for each of our outstanding classes of stock and is available generally within 15 calendar days after the end of the applicable month. Our

NAV per share is calculated by our advisor. Our board of directors, including a majority of our independent directors, may replace any party involved in our valuation guidelines with another party, including our advisor, if it is deemed appropriate to do so.

As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted policies and procedures, which adjust the values of certain of our assets and liabilities from historical cost to fair value. NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV differ from GAAP. As a result, our NAV should not be considered equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more details regarding our NAV per share calculations.

Is there any minimum investment required?

The minimum initial investment in Class T or Class D shares of our common stock in the primary offering is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. The minimum initial investment in Class I shares of our common stock in the primary offering is $1,000,000, and the minimum subsequent investment in such shares is $500 per transaction, unless such minimums are waived by the dealer manager. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board of directors may elect to accept smaller investments in its discretion.

What is a “best efforts” offering?

This is a “best efforts” offering, which means that Orchard Securities, LLC, the dealer manager for this offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. Therefore, we cannot guarantee that any minimum number of shares will be sold.

What is the expected term of this offering?

We have registered $900,000,000 in shares of our common stock to be sold in our primary offering and up to $100,000,000 to be sold pursuant to our distribution reinvestment plan. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

When may I make purchases of shares and at what price?

Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month, and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the month and payment of the full purchase price of the common stock being subscribed must be received at least two business days prior to the first calendar day of the month (unless waived by the dealer manager). The purchase price per share of each class will be equal to the then-current transaction price, which will generally be our prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program. See “How to Subscribe” for more details.

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before, and full payment must be received at least two business days before, November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

When will the transaction price be available?

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available on our website at cottonwoodcommunities.com and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

May I withdraw my subscription request once I have made it?

Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone number (844) 422-2584.

When will my subscription be accepted?

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at cottonwoodcommunities.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

How will you use the proceeds raised in this offering?

After paying upfront selling commissions, dealer manager fees, wholesaling fees, additional underwriting compensation and other organization and offering expenses, and assuming that we sell the maximum offering, we estimate net proceeds from this offering in an amount equal to $957,920,544, or approximately 95.80% of the gross proceeds from this offering, to be available to us. Upfront selling commissions and dealer manager fees, which are effectively paid by purchasers of shares in the primary offering at the time of purchase, have no effect on the NAV of any class. The purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees. Accordingly, if we fund additional underwriting compensation and other organization and offering expenses entirely out of cash flow from operations (which would not reduce the net offering proceeds), then as a percentage of the NAV of the shares sold (measured as of the date of sale), approximately 96.69% of the proceeds will be available to us. We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate). The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. Generally, our policy will be to pay distributions from cash flow from operations. However, our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. From time to time, we may use proceeds from third party financings to fund at least a portion of distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from the sale of assets. Through June 30, 2023, a portion of our distributions have been funded with offering proceeds and cash from financings. The foregoing figures are estimates based on numerous assumptions. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise and the actual offering costs. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth above because many offering costs are fixed and do not depend on the amount of capital raised in the offering. See “Estimated Use of Proceeds.”

Will I receive distributions and how often?

We expect to continue to pay distributions on a monthly basis. As further described below, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions. Through June 30, 2023, we have funded distributions in part with offering proceeds and additional borrowings. In the discretion of our board of directors, these distributions may be authorized and declared based on a single record date as of the end of the month. The rate will be determined by the board of directors based on our financial condition and such other factors as our board of directors deems relevant. The board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

During our offering stage, when we may raise capital in this offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to make distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. Such distributions will likely exceed our earnings or cash flow from operations for the corresponding period. Our charter permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we make distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements Applicable to REITs.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

See “Description of Capital Stock—Distributions” and “Material U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class T, Class D, Class I and Class A shares will not be identical because of class-specific distribution fees that are deducted from the gross distributions for Class T and Class D shares. Specifically, distributions on Class T and Class D shares will be lower than our other classes of common stock because we are required to pay ongoing distribution fees with respect to the Class T and Class D shares and they are allocated on a class-specific basis.

Will the distributions I receive be taxable as ordinary income?

Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

May I reinvest my cash distributions in additional shares?

Our distribution reinvestment plan allows you to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our distribution reinvestment plan is included as Appendix A to this prospectus. You will automatically become a participant unless you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont and Washington, are a client of a participating broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont and Washington, or a client of a participating broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan, you may choose to enroll as a participant in our distribution reinvestment plan.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price for such shares in effect on the distribution date. Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased. Although the price you pay for shares of our common stock pursuant to our distribution reinvestment plan will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program. However, our board of directors may determine, in its sole discretion, to designate certain distributions as ineligible for reinvestment through the distribution reinvestment plan, without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants.

Stockholders do not pay selling commissions or a dealer manager fees with respect to shares purchased pursuant to the distribution reinvestment plan. However, the ongoing distribution fees with respect to Class T and Class D shares are allocated on a class-specific basis and borne by all shares of such class, including shares issued under the distribution reinvestment plan with respect to such share classes. Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and will be treated in the same manner as shares of that class purchased in the primary offering.

Participants may terminate their participation in the distribution reinvestment plan at any time by delivering a written notice to us. Such notice must be received by us at least ten days prior to a distribution date in order for a participant’s termination to be effective for such distribution date. If we repurchase a portion of a participant’s shares, the participant’s participation in the distribution reinvestment plan with respect to the participant’s shares that were not repurchased will not be terminated unless the participant requests such termination pursuant to the distribution reinvestment plan. Our board of directors may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon ten days’ notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated.

See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us.

Can I request that my shares be repurchased?

Yes. However, while stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase program, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase program, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, with the following exceptions (collectively, the “Early Repurchase Deduction”): (i) Class T, Class D and Class I shares that have not been outstanding for at least one year will be repurchased at 95.0% of the transaction price, (ii) Class A shares that have been outstanding for at least five years and less than six years will be repurchased at 95.0% of the transaction price, (iii) Class A shares that have been outstanding for at least three years and less than five years will be repurchased at 90.0% of the transaction price and (iv) Class A shares that have been outstanding for at least one year and less than three years will be repurchased at 85.0% of the transaction price. For purposes of the Early Repurchase Deduction, the holding period is measured from the date the stockholder acquired the share (the “Acquisition Date”) through the first calendar day immediately following the prospective repurchase date. With respect to holders of Class A shares who acquired their shares pursuant to a merger transaction, the Acquisition Date is the date the holder acquired the corresponding share that was exchanged in the merger transaction. In addition, with respect to Class A shares acquired through our distribution reinvestment plan or issued pursuant to a stock dividend, the shares will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan share or stock dividend relate. The Acquisition Date for stockholders who received shares of our common stock in exchange for their Operating Partnership units is measured as of the date the exchange occurred and they received shares of our common stock. The Early Repurchase Deduction will also generally apply to minimum account repurchases. With respect to Class T, Class D and Class I shares, the Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan or issued pursuant to a stock dividend. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan or issued pursuant to a stock dividend. An investor may withdraw his or her repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

We may repurchase your shares if you fail to maintain a minimum account balance of $500 of shares, even if your failure to meet the minimum account balance is caused solely by a decline in our NAV.

The total amount of aggregate repurchases of our Class T, Class D, Class I, and Class A shares (all of our classes of common stock outstanding) is limited to no more than 2% of the aggregate NAV of our common stock outstanding per month and no more than 5% of the aggregate NAV of our common stock outstanding per calendar quarter.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase program, as applicable.

The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our common stock or Operating Partnership units to the Special Limited Partner), and we have no limits on the amounts we may use to fund repurchases from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase program if in its reasonable judgment it deems a suspension to be in our best interest and the best interest of our stockholders, such as when a repurchase request would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company that would outweigh the benefit of the repurchase offer. Once the share repurchase program is suspended, our board of directors must consider at least quarterly whether the continued suspension of the share repurchase program is in our best interest and the best interest of our stockholders. Our board of directors cannot terminate our share repurchase program absent a liquidity event which results in stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Share Repurchases—Repurchase Limitations.”

Will I be notified of how my investment is doing?

Yes. We will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: U.S. mail or other courier; electronic delivery; posting on our web site at cottonwoodcommunities.com; or publicly filing such information with the SEC, which information is available at www.sec.gov.

Our monthly NAV per share for each class will be posted on our website promptly after it has become available.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

What are the fees that you pay to the advisor and the dealer manager?

We pay our advisor, the Special Limited Partner and the dealer manager certain fees and expense reimbursements in connection with performing services for us. The fees paid to our advisor and its affiliates are subject to the review and approval of our conflicts committee. Set forth below is a summary of the fees and expenses we pay these entities in connection with this offering or our operations. The estimated amount that we may pay with respect to such fees and expenses, assuming that we raise the maximum gross offering proceeds is set forth below.

The upfront selling commissions and dealer manager fees listed below are effectively paid by purchasers of shares in the primary offering at the time of purchase and, therefore, have no effect on the NAV of any class. The purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees. The distribution fee listed below is allocated on a class-specific basis and may differ for each class, even when the NAV per share of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is our advisor or an affiliate of our advisor) or development, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our advisor and its affiliates.

In addition, we or our Operating Partnership intend to issue equity incentive compensation in the form of our Class I common stock or LTIP Units in our Operating Partnership to employees of our advisor, including our executive officers, to attract, retain and reward such individuals for services they perform on our behalf. Any equity incentive compensation paid to employees of our advisor will not reduce the management fee or performance participation allocation. See “Compensation—Compensation of Executive Officers,” “Compensation—Equity Incentive Compensation,” and “Selected Information Regarding Our Operations—Equity Incentive Compensation Awards to Employees of our Advisor” for additional information about these awards.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees—Orchard Securities

Our dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Our dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers and certain wholesalers, all of whom are internal to our advisor and its affiliates.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class D shares, Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of shares sold, the class of shares sold and the transaction price of each share sold in the primary offering.

Aggregate upfront selling commissions will equal approximately $14.35 million and aggregate dealer manager fees will equal approximately $2.39 million, in each case if we sell the maximum amount in the primary offering and assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 55% of our offering proceeds are from the sale of Class T shares, that the transaction price of our Class T shares remains constant at $10.00, and that there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Wholesaling Fee—Orchard Securities

Our dealer manager is entitled to receive a wholesaling fee in the amount of up to 1.85% of the transaction price of each share sold in the primary offering. Our dealer manager anticipates that a portion of the wholesaling fee will be retained by, or reallowed (paid) to certain wholesalers, all of whom are internal to our advisor and its affiliates.

No wholesaling fees are paid with respect to any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of shares sold and the transaction price of each share sold in the primary offering.

The wholesaling fee will equal approximately $16.34 million if we sell the maximum amount in our primary offering, assuming the transaction prices of our shares remain constant at $10.00, and that there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Distribution Fees— Orchard Securities

Subject to FINRA limitations on underwriting compensation, we pay our dealer manager selling commissions over time as distribution fees:

•  with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•  with respect to our outstanding Class D shares, equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees are paid monthly in arrears. Our dealer manager reallows

Actual amounts depend upon the per share NAVs of our Class T shares and Class D shares, the number of Class T shares and Class D shares purchased, when such shares are purchased and if such shares are outstanding.

For Class T shares, the distribution fees will equal approximately $4.06 million per annum and for Class D shares, the distribution fees will equal approximately $0.23 million per annum, in each case, assuming that we sell the maximum amount in our primary offering, 55% of our offering proceeds are from the sale of Class T shares and 10% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares and Class D shares remains constant at $10.00, that none of our stockholders participate in our distribution reinvestment plan, and that there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

(pays) or advances all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the total amount of distribution fees advanced has not been recouped or the dealer manager is serving as the broker of record with respect to such shares.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distributions” for more information. In

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
calculating our distribution fee, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.

We will cease paying the distribution fee with respect to any Class T share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.5% with respect to our Class T shares and 8.0% with respect to our Class D shares (or a lower limit with respect to each class of shares as set forth in the applicable agreement between our dealer manager and a participating broker-dealer, which includes the dealer manager agreement in the instance where the dealer manager is acting as a participating broker-dealer, at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.50% with respect to our Class T shares and a limit of 8.0% with respect to our

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Class D shares, this fee would be paid with respect to a Class T share over approximately 5.88 years from the date of purchase and with respect to a Class D share over approximately 32 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share would total approximately $0.50 and with respect to a Class D share would total approximately $0.80.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class D share sold in that primary offering, each Class T or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
that primary offering, and each Class T or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Additional Underwriting Compensation—Orchard Securities	We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, certain additional items of underwriting compensation described under “Plan of Distribution– Underwriting Compensation,” including reimbursement for registered representatives of participating broker-dealers to attend educational conferences sponsored by us or our dealer manager, attendance fees for registered persons associated with our dealer manager to attend seminars conducted by participating broker-dealers, promotional items, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated	We estimate the additional underwriting compensation expenses paid by us to be approximately $4.5 million if we sell the maximum amount in our primary offering.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

with our dealer manager incurred in the performance of wholesaling activities.

In addition, our advisor pays, without reimbursement by us, non-transaction based compensation of certain registered persons associated with our dealer manager. Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit of FINRA.

Other Organization and Offering Expenses—Our Advisor

We also pay directly, or reimburse our advisor if it pays on our behalf, any other organization and offering expenses (meaning organization and offering expenses other than underwriting compensation) as and when incurred. These expenses may include legal, accounting, printing, mailing, subscription processing and filing fees and expenses, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, and similar diligence expenses of investment advisers.

After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that the cumulative organization and offering expenses that we incur (including underwriting compensation) exceed 15% of our gross proceeds from the applicable offering.

We estimate the other organization and offering expenses to be paid by us to be approximately $4.50 million if we sell the maximum offering amount.

Investment Activities

Acquisition Expense Reimbursement—Our Advisor	We do not intend to pay our advisor any acquisition, financing (except interest payments to the lender in cases where the lender is our advisor or an affiliate of our advisor) or other similar fees in	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
connection with making investments. We will, however, reimburse our advisor for out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, financing and development of investments, whether or not such investments are acquired, and make payments to third parties or possibly certain of our advisor’s affiliates in connection with providing services to us.
Operational Activities

Management Fee and Expense Reimbursement—Our Advisor

The Operating Partnership pays our advisor a monthly management fee equal to 0.0625% of GAV (gross asset value of the Operating Partnership, calculated pursuant to our valuation guidelines and reflective of the ownership interest held by the Operating Partnership in such gross assets), subject to a cap of 0.125% of NAV, as adjusted (adjusted NAV includes any preferred units that are convertible into common units, including the Series A Convertible Preferred Units) of the Operating Partnership. In calculating the management fee, we use GAV and NAV, as defined above, before giving effect to monthly accruals for the management fee and the performance participation allocation fee, distribution fees, or distributions payable on our outstanding shares or Operating Partnership units. To the extent we own assets other than through the Operating Partnership, we will pay a corresponding fee to our advisor.

The management fee may be paid, at our advisor’s election, in cash, Class I shares or Class I units of our Operating Partnership. If our advisor elects to receive any portion of its management fee in our Class I shares or Class I units of our Operating Partnership, we may

Actual amounts depend upon our aggregate NAV, the changes in NAV and actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

be obligated to repurchase such Class I shares or Class I units from our advisor at a later date. Such repurchases will be outside our share repurchase program and thus will not be subject to the repurchase limits of our share repurchase program or any Early Repurchase Deduction.

Any Class I shares paid as a management fee (or received upon conversion of Class I units paid as a management fee) will have registration rights.

In addition to the organization and offering expense and acquisition expense reimbursements described above, and subject to the limitations on total operating expenses, we will reimburse our advisor for all costs and expenses incurred by it or its affiliates on our behalf, provided that our advisor is responsible for the expenses related to any and all of its personnel who provide investment advisory services pursuant to the advisory agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of our advisor or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel; provided that we are responsible for the personnel costs of our employees even if they are also directors or officers of our advisor or any of its affiliates except as provided for in the reimbursement and cost sharing agreement.

Performance Participation Allocation—The Special Limited Partner	So long as the advisory agreement has not been terminated, the Special Limited Partner holds a performance participation interest in our Operating Partnership that entitles it to receive an	Actual amounts of the performance participation depend upon our Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount, with a Catch-Up (each term as defined herein). Such allocation is made annually and accrues monthly.

For a detailed explanation of how the performance participation allocation is calculated, see “Compensation—Performance Participation Allocation—The Special Limited Partner.” For a hypothetical calculation of the performance participation calculation, see “Compensation—Performance Participation Allocation Example.”

Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our conflicts committee has made a finding that, based on such unusual and non-recurring factors as it deems sufficient, a higher level of expenses is justified and such finding is recorded in the minutes of the meeting of the conflicts committee. For purposes of these limits:

•

“Total Operating Expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

•	“Average Invested Assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves.

•

“Net Income” means, for any period, total revenues applicable to such period less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

The section of this prospectus entitled “Certain ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement

Income Security Act of 1974, as amended (“ERISA”), and/or the Code. ERISA is a federal law that regulates the operation of certain tax advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account (“IRA”) should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors—Retirement Plan Risks” and “Certain ERISA Considerations.”

Are there any Investment Company Act of 1940 considerations?

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We acquire real estate and real estate-related securities directly. We may also hold assets indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. We conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and have established other direct or indirect majority-owned subsidiaries to hold particular assets.

We intend to conduct our operations so that we and (except as noted below) our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that our wholly owned and majority-owned subsidiaries will generally not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) will not constitute “investment securities.” Accordingly, we believe that we and most of our wholly and majority-owned subsidiaries will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our operations and such subsidiaries’ operations such that neither we nor they will be required to register as an investment company under the Investment Company Act.

If we or any of our wholly or majority-owned subsidiaries would ever fall within one of the definitions of “investment company,” we or the applicable subsidiary may rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to avoid registration under the Investment Company Act. To avoid registration, we might be unable to sell assets we would otherwise want to sell and might need to sell assets we would otherwise wish to retain. In addition, we might have to acquire additional assets that we might not otherwise have acquired or might have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

What is the impact of being an “emerging growth company”?

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 102(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. We will, however, be exempt from requirements with respect to stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act and may take advantage of reduced disclosure requirements with respect to compensation arrangements with our executive officers for such time as we are an emerging growth company. We will remain an emerging growth company for up to five years after the launch of our initial public offering in 2018, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30. We expect to no longer qualify as an emerging growth company as of December 31, 2023

Who can help answer my questions?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your financial professional or contact:

Cottonwood Communities, Inc.

1245 Brickyard Road, Suite 250

Salt Lake City, Utah 84106

Telephone: (801) 278-0700

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects, financial condition and forward-looking statements. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in our Common Stock

We have held most of our current investments for only a limited period of time and you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

We have held most of our current investments for a limited period of time. Further, we are considered to be a “blind pool,” and are not able to provide you with information to assist you in evaluating the merits of any specific properties or structured investments that we may acquire, except for investments that may be described in one or more supplements to this prospectus. Because we have not held our current investments for a long period of time, it may be difficult for you to evaluate our success in achieving our investment objectives. We will continue to seek to invest substantially all of the future net offering proceeds from this offering and certain private offerings, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and structured investments. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

There is no public trading market for the shares of our common stock and we do not anticipate that there will be a public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, the repurchase of your shares by us will likely be the only way for you to dispose of your shares. We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share, which will be our most recently disclosed NAV at such time) and not based on the price at which you initially purchased your shares. We may repurchase your shares if you fail to maintain a minimum account balance of $500 of shares, even if your failure to meet the minimum account balance is caused solely by a decline in our NAV. Repurchases will be made at the transaction price in effect on the Repurchase Date, with the following exceptions (collectively, the “Early Repurchase Deduction”): (i) Class T, Class D and Class I shares that have not been outstanding for at least one year will be repurchased at 95.0% of the transaction price, (ii) Class A shares that have been outstanding for at least five years and less than six years will be repurchased at 95.0% of the transaction price, (iii) Class A shares that have been outstanding for at least three years and less than five years will be repurchased at 90.0% of the transaction price and (iv) Class A shares that have been outstanding for at least one year and less than three years will be repurchased at 85.0% of the transaction price. For purposes of the Early Repurchase Deduction, the holding period is measured from the date the stockholder acquired the share (the “Acquisition Date”) through the first calendar day immediately following the prospective repurchase date. With respect to holders of Class A shares who acquired their shares pursuant to a merger transaction, the Acquisition Date is the date the holder acquired the corresponding share that was exchanged in the merger transaction. In addition, with respect to Class A shares acquired through our distribution reinvestment plan or issued pursuant to a stock dividend, the shares will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan share or stock dividend relate. The Acquisition Date for stockholders who received shares of our common stock in exchange for their Operating Partnership units is measured as of the date the exchange occurred and they received shares of our common stock. The Early Repurchase Deduction will also generally apply to minimum account repurchases. With respect to Class T, Class D and Class I shares, the Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan or issued pursuant to a stock dividend. Such Early Repurchase Deductions will inure indirectly to the benefit of our remaining stockholders. As a result of this and the fact that our NAV will fluctuate, you may receive less than the price you paid for your shares upon repurchase by us pursuant to our share repurchase program. See “Share Repurchases—Early Repurchase Deduction.”

Your ability to have your shares repurchased through our share repurchase program is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify or suspend our share repurchase program if it deems such action to be in our best interest and the best interest of our stockholders.

We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase program, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the total amount of shares that we will repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of the aggregate NAV of our common stock outstanding as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of the aggregate NAV of our common stock outstanding as of the last day of the previous calendar quarter. Further, our board of directors may modify or suspend our share repurchase program if in its reasonable judgment it deems a suspension to be in our best interest and the best interest of our stockholders, such as when a repurchase request would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company that would outweigh the benefit of the repurchase offer.

If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase program, as applicable.

The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the share repurchase program within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases—Repurchase Limitations.”

We have incurred net losses under GAAP in the past and may incur net losses in the future, and we have an accumulated deficit and may continue to have an accumulated deficit in the future.

For the six months ended June 30, 2023 and for the year ended December 31, 2022, we had consolidated net losses of $30.9 million and $34.0 million, respectively. As of June 30, 2023, we had an accumulated deficit of $87.8 million. These amounts largely reflect the expense of real estate depreciation and amortization in accordance with GAAP, which was $29.0 million for the six months ended June 30, 2023 and $54.6 million for the year ended December 31, 2022. In addition, the year ended December 31, 2022 also included $20.3 million of charges related to the performance participation allocation. There was no performance participation allocation for the six months ended June 30, 2023.

Net loss and accumulated deficit are calculated and presented in accordance with GAAP, which, among other things, requires depreciation of real estate investments to be calculated on a straight-line basis. As a result, our operating results imply that the value of our real estate investments will decrease evenly over a set time period. However, we believe that the value of real estate investments will fluctuate over time based on market conditions. Thus, in addition to GAAP financial metrics, management reviews certain non-GAAP financial metrics, including funds from operations, or FFO and Core FFO. FFO measures operating performance that excludes gains or losses from sales of depreciable properties, real estate-related depreciation and amortization and after adjustments for our share of consolidated and unconsolidated entities. Core FFO excludes other items recorded under GAAP that we believe are not indicative of operating performance, including the accretion of discounts on preferred stock, share-based compensation, the promote from an incentive allocation agreement (tax effected), gains on derivatives, legal costs and settlements, acquisition fees and expenses, and amortization of above or below intangible lease assets and liabilities. See “Selected Information Regarding Our Operations” for considerations on how to review this metric.

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Events affecting the U.S. economy, such as the general negative performance of the real estate sector (including as a result of inflation or higher interest rates), the actual or perceived instability in the U.S. banking system or market volatility (including as a result of the outbreak of hostilities between Russia and Ukraine), could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase program at a time when such events are adversely affecting the performance of our assets. If we decide to satisfy all or a large amount of repurchase requests, our cash flow and liquidity could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.

Repurchases of common stock or Operating Partnership units our advisor or the Special Limited Partner elects to receive in lieu of fees or distributions will reduce cash available for distribution to our stockholders.

Our advisor or the Special Limited Partner may choose to receive our common stock or Operating Partnership units in lieu of certain fees or distributions. Under certain circumstances Operating Partnership units or shares of our common stock received in payment of the management fee are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for investment in our operations. Repurchases of our shares or Operating Partnership units from our advisor paid to our advisor as a management fee are not subject to the monthly and quarterly volume limitations or the Early Repurchase Deduction, and such repurchases may receive priority over other shares submitted for repurchase during such period. Repurchases of our shares or Operating Partnership units from the Special Limited Partner distributed to the Special Limited Partner with respect to its performance participation interest are not subject to any requirement that the units be held for at least one year but are subject to the other provisions regarding the exchange right as contemplated by the Partnership Agreement.

We are required to pay substantial compensation to the advisor and its affiliates, which may be increased or decreased at any time by a majority of our board of directors, including a majority of the independent directors. Payment of fees and expenses to our advisor and its affiliates reduces the cash available for distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Pursuant to our agreements with the advisor and its affiliates, we are obligated to pay substantial compensation to the advisor and its affiliates. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments that we are required to pay to the advisor and its affiliates may increase or decrease at any time if such change is approved by a majority of our board of directors, including a majority of the independent directors. The compensation payable by us to our advisor and its affiliates may not be on terms that would result from arm’s-length negotiations, is payable whether or not our stockholders receive distributions, and is based on our NAV, which our advisor is responsible for determining. These payments to the advisor and its affiliates will decrease the amount of cash we have available for operations and new investments and could negatively impact our NAV, our ability to pay distributions and your overall return.

Purchases and repurchases of shares of our common stock are made based on the most recently disclosed NAV per share at such time, which is generally the prior month’s NAV per share of our common stock.

Generally, our offering price per share and the price at which we make repurchases of our shares will equal the prior month’s NAV per share plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you make your subscription request or repurchase request may be significantly different than the offering price you pay or the repurchase price you receive. In addition, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program. In such cases, the offering price and repurchase price will be our most recently disclosed NAV per share at such time.

Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.

The valuation methodologies used to value our properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, known contingencies, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of the Independent Valuation Advisor and other parties involved in the valuation of our assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. In addition, multifamily investment volume year-to-date (as of June 30, 2023) is down materially and accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. Valuations used for determining our NAV also are generally made without consideration of the expenses that would be incurred by us in connection with disposing of assets and liabilities. Therefore, the valuations of our properties, our investments in real estate-related assets and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. In addition to being a month old when share purchases and repurchases take place, our NAV does not currently represent enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange.

There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our advisor and the dealer manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase program, are generally based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

Our properties are appraised monthly by either the Independent Valuation Advisor or a Third-Party Appraisal Firm. When these appraisals are considered by our advisor for purposes of determining our NAV, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to take into consideration the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.

New acquisitions may be valued for purposes of our NAV at less than what we pay for them, which would dilute our NAV, or at more than what we pay for them, which would be accretive to our NAV.

Pursuant to our valuation guidelines, the acquisition price of a newly acquired property will serve as the basis for the initial monthly appraisal performed by the Independent Valuation Advisor. The price we pay to acquire a property will provide a meaningful data point to the Independent Valuation Advisor in its determination of the initial fair market value of the property; however, the Independent Valuation Advisor may conclude that the price we paid to acquire a property is higher or lower than the current fair market value of the property, which shall be used for purposes of determining our NAV. This is true whether the acquisition is funded with cash, equity or a combination thereof. When we obtain the first appraisal performed by the Independent Valuation Advisor on a property, it may not appraise at a value equal to the purchase price, which could negatively affect our NAV. Large portfolio acquisitions, in particular, may require a “portfolio premium” to be paid by us in order to be a competitive bidder, and this “portfolio premium” may not be taken into consideration in calculating our NAV. We may make acquisitions (with cash or equity) of any size without stockholder approval, and such acquisitions may be dilutive or accretive to our NAV. In addition, acquisition expenses we incur in connection with new acquisitions will negatively impact our NAV.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, and not by way of limitation, changes in governmental rules, regulations and fiscal policies, environmental legislation, acts of God, terrorism, social unrest, civil disturbances and major disturbances in financial markets may cause the value of a property to change materially. Similarly, negotiations, disputes and litigation that involve us and other parties may ultimately have a positive or negative impact on our NAV. The NAV per share of each class of our common stock as published for any given month may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable, and the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of stockholders submitting for repurchase or stockholders not submitting for repurchase and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

The realizable value of specific properties may change before the value is adjusted by the Independent Valuation Advisor and reflected in the calculation of our NAV.

Our valuation guidelines generally provide that the Independent Valuation Advisor will adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made). We are dependent on our advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues, as well as positive events) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Advisor so that the information may be reflected in our real property portfolio valuation. Events may transpire that, for a period of time, are unknown to us or the Independent Valuation Advisor that may affect the value of a property, and until such information becomes known and is processed, the value of such asset may differ from the value used to determine our NAV. In addition, although we may have information that suggests a change in value of a property may have occurred, there may be a delay in the resulting change in value being reflected in our NAV until such information is appropriately reviewed, verified and processed. For example, we may receive an unsolicited offer, from an unrelated third party, to sell one of our assets at a price that is materially different than the price included in our NAV. Or, we may be aware of a change in collection, or a potential contract for capital expenditure. Where possible, adjustments generally are made based on events evidenced by proper final documentation. It is possible that an adjustment to the valuation of a property may occur prior to final documentation if the Independent Valuation Advisor determines that events warrant adjustments to certain assumptions that materially affect value. However, to the extent that an event has not yet become final based on proper documentation, its impact on the value of the applicable property may not be reflected (or may be only partially reflected) in the calculation of our NAV.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards. Our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines.

The methods used by our advisor to calculate our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish our NAV solely for purposes of establishing the price at which we sell and repurchase shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase shares of our common stock and the amount of the advisor’s management fee and the Special Limited Partner’s performance participation interest. If such errors were to occur, our advisor, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which shares of our common stock were sold or repurchased or on the amount of our advisor’s management fee or the Special Limited Partner’s performance participation interest, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to our advisor’s policies and procedures, making adjustments to prior NAV calculations.

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation guidelines and may, at any time, adopt changes to the valuation guidelines.

You should carefully review the disclosure of our valuation policies and how our NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”

We will face significant competition for multifamily apartment communities and multifamily real estate-related assets, which may limit our ability to acquire suitable investments and achieve our investment objectives or make distributions.

We compete to acquire multifamily apartment communities and multifamily real estate-related assets with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts, and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. We cannot be sure that the board of directors and our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, our objectives will be achieved.

If we are unable to find suitable investments or if we raise substantial offering proceeds in a short period of time and are unable to invest all of the offering proceeds promptly, we may not be able to achieve our investment objectives or make distributions.

The more money we raise in this offering, the greater our challenge will be to invest all of the offering proceeds on attractive terms. If we are unable to promptly find suitable multifamily apartment communities or multifamily real estate-related assets, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term investments, or pay down lines of credit. We could also suffer from delays in locating suitable investments. Our reliance on our advisor and sponsor and the real estate professionals that such persons retain to identify suitable investments for us at times when such persons are simultaneously seeking to identify suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection and acquisition of income-producing multifamily apartment communities or the acquisition or origination of multifamily real estate-related assets would likely limit our ability to make distributions to you and reduce your overall returns.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several years to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. Our sponsor’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on its businesses and operations (including our advisor).

A depression, recession, slowdown and/or sustained downturn in the U.S. real estate market, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments capital structures.

For example, during the financial crisis, the availability of debt financing secured by commercial real estate was significantly restricted as a result of a prolonged tightening of lending standards. Due to the uncertainties created in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions and their ability to even make acquisitions or tenant improvements to existing holdings. Any future financial market disruptions may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the number of acquisitions we would otherwise make.

In addition, the recent invasion by the Russian Federation of the Ukraine on February 24, 2022 has caused a significant rise in geopolitical tensions and the United States, the United Kingdom and EU member states and other countries have imposed economic sanctions on the Russian Federation, parts of Ukraine, as well as various designated parties. As further military conflicts and economic sanctions continue to evolve, it has become increasingly difficult to predict the impact of these events or how long they will last. Depending on direction and timing, the Russian Federation-Ukraine conflict may significantly adversely affect economic and market conditions.

Recent macroeconomic trends, including inflation and rising interest rates, may adversely affect our business, financial condition and results of operations.

During the year ended December 31, 2022, inflation in the United States accelerated and is currently expected to continue at an elevated level in the near-term. Beginning in 2022, in an effort to combat inflation and restore price stability, the Federal Reserve significantly raised its benchmark federal funds rate, which led to increases in interest rates in the credit markets. The Federal Reserve may continue to raise the federal funds rate, which will likely lead to higher interest rates in the credit markets and the possibility of slowing economic growth and/or a recession. Additionally, U.S. government policies implemented to address inflation, including actions by the Federal Reserve to increase interest rates, could negatively impact consumer spending and adversely impact the broader economy, resulting in job losses for many of our residents.

Rising inflation could also have an adverse impact on our financing costs (either through near-term borrowings on our variable rate debt, including our credit facilities, or refinancing of existing debt at higher interest rates), and general and administrative expenses and property operating expenses, as these costs could increase at a rate higher than our rental and other revenue. To the extent our exposure to increases in interest rates is not eliminated through interest rate caps or other protection agreements, such increases may also result in higher debt service costs, which will adversely affect our cash flows. Historically, during periods of increasing interest rates, real estate valuations have generally decreased due to rising capitalization rates, which tend to move directionally with interest rates. Consequently, prolonged periods of higher interest rates may negatively impact the valuation of our real estate assets. Although the extent of any prolonged periods of higher interest rates remains unknown at this time, negative impacts to our cost of capital may adversely affect our future business plans and growth, at least in the near term.

The long-term macroeconomic effects of the COVID-19 pandemic and any future pandemic or epidemic could have a material adverse impact on our financial performance and results of operations.

While many of the direct impacts of the COVID-19 pandemic have eased, the longer-term macroeconomic effects on global supply chains, inflation, labor shortages and wage increases continue to impact many industries. Moreover, with the potential for new strains of COVID-19 to emerge, governments and businesses may re-impose aggressive measures to help slow its spread in the future. For this reason, among others, the potential global impacts are uncertain and difficult to assess.

The full extent of the impact and effects of COVID-19 will depend on future developments, including, among other factors, future variants of the virus, availability, acceptance and effectiveness of vaccines along with related travel advisories, quarantines and restrictions, the recovery time of the disrupted supply chains and industries, the impact of labor market interruptions, the impact of government interventions, and uncertainty with respect to the duration of the global economic slowdown. COVID-19, or any future pandemics or epidemics, and resulting impacts on the financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to our performance, results of operations and ability to pay distributions and satisfy repurchase requests.

Adverse developments affecting the financial services industry may adversely affect our business, financial condition and results of operations.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank (now a division of First Citizens Bank) was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver, which has been followed by the collapse of Signature Bank, Silvergate Capital Corp. and First Republic Bank. Although we do not currently have direct exposure to these financial institutions, if a depository institution in which we deposit funds is adversely impacted from conditions in the financial or credit markets or otherwise, it could impact access to our cash or cash equivalents and could adversely impact our financial condition. Our cash and cash equivalents balance exceeds federally insurable limits as of June 30, 2023. In addition, if any parties with whom we conduct business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. Although we assess our banking relationships as we believe necessary or appropriate, our access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our current and projected future business operations could be significantly impaired by factors that affect us, the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry.

We may raise significantly less than the maximum offering amount in this public offering.

In this offering, we are offering on a continuous basis up to $1,000,000,000 of shares of our common stock. However, we may raise significantly less than this amount. The less capital we raise, the less capital we will have available to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate).

Furthermore, the figures presented in the section of this prospectus entitled “Estimated Use of Proceeds” are estimates based on numerous assumptions. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise and the actual offering costs. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth in the section of this prospectus entitled “Estimated Use of Proceeds” because many offering costs are fixed and do not depend on the amount of capital raised in the offering.

Participating broker-dealers in this offering are required to comply with Regulation Best Interest, which enhances the broker-dealer standard of conduct beyond the prior suitability obligations and requires participating broker-dealers in this offering to act in the best interest of each investor when making a recommendation to purchase shares in this offering, without placing their financial or other interest ahead of the investor’s interests. See “Suitability Standards—Regulation Best Interest.” The application of this enhanced standard of conduct may impact whether a broker-dealer recommends our shares for investment and consequently may adversely affect our ability to raise substantial funds in this offering. In particular, under SEC guidance concerning the rule, a broker-dealer recommending an investment in our shares should consider a number of factors, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe such product is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to our shares, our ability to raise capital will be adversely affected.

If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, types of assets, industries or business sectors may have a more significant adverse impact on our assets and our ability to make distributions than if we had a diversified investment portfolio.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. Therefore, our investments in multifamily apartment communities and multifamily real estate-related assets may be concentrated in assets that are subject to higher risk of foreclosure or concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, downturns relating generally to such region may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to make distributions to you.

We may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. We can provide no assurance that our performance will replicate the past performance of CROP, Cottonwood Residential, CRII or any program sponsored by CROP, Cottonwood Residential, or CRII. Our investment returns could be substantially lower than the returns achieved by CROP, Cottonwood Residential, and CRII. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of target assets, the level and volatility of interest rates, the availability of short and long-term financing, and conditions in the financial markets and economic conditions.

We are dependent upon our advisor and its affiliates and any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on our advisor to manage our operations and our portfolio of multifamily apartment communities and multifamily real estate-related assets. Any adverse change in the financial condition of our advisor or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor. Our advisor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent any decline in our sponsor’s revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer. If our relationship with our advisor, its affiliates and their real estate professionals is terminated for any reason, it will be difficult for us to implement our business strategy or manage our portfolio unless we engage another party to provide the services to be provided by our advisor, its affiliates and employees.

We have paid distributions from offering proceeds. In the future we may continue to fund distributions with offering proceeds. To the extent we fund distributions from sources other than our cash flow from operations, we will have less funds available for investment in multifamily apartment communities and multifamily real estate-related assets and the overall return to our stockholders may be reduced.

Our charter permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. We intend to make distributions on our common stock on a per share basis with each share receiving the same distribution, subject to any class-specific expenses such as distribution fees on our Class T and Class D shares. If we fund distributions from financings, our offerings or other sources, we will have less funds available for investment in multifamily apartment communities and other multifamily real estate-related assets and the number of real estate properties that we invest in and the overall return to our stockholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods. If we fund distributions from the sale of assets or the maturity, payoff or settlement of multifamily real estate-related assets, this will affect our ability to generate cash flows from operations in future periods.

During our operations, it is likely that we will use sources of funds, which may constitute a return of capital to fund distributions. During our offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after, we may not be able to make distributions solely from our cash flow from operations. Further, because we may receive income from our investments at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our existence and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will make these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets. To the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

For the six months ended June 30, 2023, and the year ended December 31, 2022, we paid aggregate distributions to common stockholders and limited partnership unit holders of $25.4 million and $44.4 million, including $24.0 million and $42.2 million of distributions paid in cash and $1.4 million and $2.2 million of distributions reinvested through our distribution reinvestment plan, respectively. Our net loss for the six months ended June 30, 2023 and the year ended December 31, 2022 was $30.9 million and $34.0 million, respectively. Cash flows used in operating activities were $23.5 million for the six months ended June 30, 2023, and cash flows provided by operating activities were $3.8 million for the year ended December 31, 2022. We funded our total distribution paid during the six months ended June 30, 2023, which includes net cash distributions and distribution reinvestment by stockholders, with $24.0 million from additional borrowings and $1.4 million of offering proceeds from issuance of common stock pursuant to the DRP. We funded our total distributions paid during 2022, which includes net cash distributions and distributions reinvested by stockholders, with $18.6 million prior period cash provided by operating activities, $14.0 million from additional borrowings, and $9.6 million of offering proceeds.

Generally, for purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant or prior periods to fund distribution payments. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for the acquisition of real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operating activities, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

We disclose funds from operations (“FFO”), a non-GAAP financial measure, in communications with investors, including documents filed with the Commission. However, FFO is not equivalent to our net income or loss as determined under GAAP, and is not a complete measure of our financial position and results of operations.

We use, and we disclose to investors, FFO, which is considered a non-GAAP financial measure. See “Selected Information Regarding Our Operations.” FFO is not equivalent to our net income or loss as determined in accordance with GAAP. FFO and GAAP net income differ because FFO excludes gains or losses from sales of property and impairment of depreciable real estate, and adds back real estate-related depreciation and amortization.

No single measure can provide investors with sufficient information and investors should consider all of our disclosures as a whole in order to adequately understand our financial position, liquidity and results of operations. Because of the differences between FFO and GAAP net income or loss, FFO may not be an accurate indicator of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO is not necessarily indicative of cash flow available to fund cash needs and investors should not consider FFO as an alternative to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the Commission nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO. Also, because not all companies calculate this type of measure the same way, comparisons with other companies may not be meaningful.

Our rights and the rights of our stockholders to recover claims against our officers and directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that an officer or director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our officers and directors will not be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless our directors are negligent or engage in misconduct or our independent directors are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our officers and directors than might otherwise exist under common law, which could reduce our and your recovery from these persons if they act in a negligent manner. Our charter also requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

If we fail to maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the value of our shares.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. Our internal controls and financial reporting are not subject to attestation by our independent registered public accounting firm pursuant to the Sarbanes-Oxley Act of 2002. While we have undertaken substantial work to maintain effective internal controls, we cannot be certain that we will be successful in maintaining adequate internal controls over our financial reporting and financial processes.

If we or our independent auditors were to conclude our internal controls were ineffective due to a material weakness, this could have a material adverse effect on our business, operating results, and returns to our stockholders and make it more difficult for us to raise capital. Additionally, the existence of any material weakness in our internal controls could require management to devote significant time and incur significant expense to remediate any such material weaknesses and management may not be able to remediate any such material weaknesses in a timely manner.

CROP may be subject to tax indemnification obligations upon the taxable sale of certain of its properties. CROP will not have control of the assets that will be subject to an in-kind redemption transaction under the CROP Tax Protection Agreement.

Pursuant to the tax protection agreement between CROP and High Traverse Holdings, LLC (“HT Holdings”), a Delaware limited liability company, which is beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin, each of who are our executive officers and some of whom are our directors, (the “CROP Tax Protection Agreement”), CROP has agreed, until May 7, 2031, to indemnify HT Holdings (including Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin, as beneficial owners of HT Holdings, and their affiliated trusts and certain other entities) (collectively, the “protected partners”) against certain tax consequences of a taxable transfer of all or any portion of the properties that are owned by CROP or any of its subsidiaries as of the closing date of our merger with CROP, subject to certain conditions and limitations. We estimate the maximum potential liability associated with the CROP Tax Protection Agreement to be approximately $39.9 million. Although this estimate has been made based on the best judgment of our management assuming current tax rates as well as the current state of residence of indemnified parties, both of which may change in the future, no assurances can be provided that the actual amount of any indemnification obligation would not exceed this estimate. These indemnification obligations could prevent CROP from selling its properties at times and on terms that are in the best interest of CROP, us and the respective equity owners of CROP and us and any indemnification payments that may become payable could be a significant expense for CROP and us. In addition, at any time after the closing (including after expiration of the tax protection term), each protected partner and CROP will have the right to exercise an in-kind redemption transaction (i.e., a redemption of all of the protected partner’s interest in CROP in exchange for one or more assets of CROP at the then-current market price). This would eliminate CROP’s indemnification obligations to the protected partner(s). The protected partners will have the right to select the assets of CROP necessary to effectuate the in-kind redemption transaction, subject to certain limitations. If an in-kind redemption transaction is effectuated, CROP’s portfolio may become less geographically diverse and thus subject to greater market risk, and CROP may be required to transfer some of its prime assets to the protected partner(s).

In addition, CROP has entered and may in the future enter into tax indemnification agreements with certain persons who contributed their interests in properties to CROP in exchange for Common Units. Generally, these current agreements provide that CROP will indemnify such contributors against certain tax consequences of a taxable sale of the property contributed by such contributors through 2025, subject to certain conditions and limitations. We estimate the maximum potential liability associated with these tax indemnification agreements to be approximately $31.5 million. Although this estimate has been made based on the best judgment of our management assuming current tax rates as well as the current state of residence of indemnified parties, both of which may change in the future, no assurances can be provided that the actual amount of any indemnification obligation would not exceed this estimate. Future tax indemnification agreements entered by CROP may extend such obligations beyond 2025. The obligations of CROP under these and future indemnification agreements may constrain CROP with respect to deciding to dispose of a particular property and may also result in financial obligations for us.

We may change our targeted investments and our policies without stockholder consent.

We invest in multifamily apartment communities (including certain multifamily apartment communities that include certain retail or other commercial uses) and multifamily real estate-related assets. Except as described in this prospectus, we are not restricted as to the following:

•	where we may acquire multifamily apartment communities in the United States;

•

the percentage of our proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in multifamily real estate-related assets; investment in direct interests in real estate and multifamily real estate-related assets will have differing risks and profit potential; or

•

the percentage of our proceeds that we may invest in any one real estate investment (the greater the percentage of our offering proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable).

Although this prospectus describes our target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

Our board of directors determines our major policies, including our policies regarding financing, growth, REIT qualification, NAV methodologies and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board of director’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Our board of directors may change our investment objectives, targeted investments, borrowing policies or other corporate policies without stockholder approval. In addition, we may change the way our fees and expenses are incurred and allocated to different classes of stockholders. Our board of directors may decide that certain significant transactions that require stockholder approval such as dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of our assets, are in the best interests of our stockholders. Holders of all classes of our common stock have equal voting rights with respect to such matters and will vote as a single group rather than on a class-by-class basis. Accordingly, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

If our investments and future investments fail to perform as expected, cash distributions to our stockholders may decline.

As of our June 30, 2023 NAV, we had a portfolio of $2.6 billion in total assets, with 82.4% of our equity value in operating properties, 5.4% in development, 6.5% in land held for development and 5.7% in real estate-related structured investments. Each of our investments was based on an underwriting analysis with respect to each investment. If our investments do not perform as expected, whether as a result of the impact of the COVID-19 virus on the U.S. and world economies, or otherwise, or future acquisitions do not perform as expected, we may have less cash flow from operations available to fund distributions and investor returns may be reduced.

If you purchase shares of common stock in this offering, you may experience immediate dilution in the net tangible book value per share.

Net tangible book value is used as a measure of net worth that reflects certain dilution in the value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with this offering and (iii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments. Net tangible book value does not reflect our net asset value per share nor does it necessarily reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. As of December 31, 2022, our net tangible book value per share was $17.26, as compared to the purchase price per share for our February 1, 2023 closing (which was determined based on our NAV as of December 31, 2022) of $19.5788 for our Class I and Class D shares and $20.2641 for our Class T shares.

We have restated our financial statements and as part of that process, have identified a material weakness in our internal controls over financial reporting as of December 31, 2022 and during the prior quarterly periods of 2022. The restatement has consumed a significant amount of management time and resources and may continue to do so. In addition, the restatement, as well as the identification of a material weakness in our internal controls, will subject us to a number of additional risks and uncertainties, including the increased possibility of legal proceedings and could adversely impact our operations.

On September 1, 2023, our audit committee concluded, after discussion with management, that our previously issued unaudited consolidated financial statements for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022, and the audited consolidated financial statements for the year ended December 31, 2022, should no longer be relied upon due to an inaccurate presentation of the change in cash flows ascribed to financing and operating activities in the consolidated statement of cash flows. As a result, we restated the previously issued financial statements in an amended Annual Report on Form 10-K/A. The restatement has resulted in substantial costs in the form of accounting, legal fees, and similar professional fees, in addition to the substantial diversion of time and attention of our senior management and members of our accounting team in preparing the restatement.

In addition, as a result of the restatement process we have identified a material weakness in our internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. While we have undertaken substantial work to try to maintain effective internal controls and have taken action to remediate the material weakness identified in connection with the restatement, we cannot be certain that we will be successful in our remediation efforts or in maintaining adequate internal controls over our financial reporting and financial processes going forward. As a result of the material weakness, management determined that our internal controls were ineffective as of December 31, 2022 and during the prior quarterly periods of 2022. If we fail to maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the value of our shares.

Further, as a result of the restatement of certain of our financial statements and the identification of a material weakness in our internal controls, we face the potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement of our financial statements, material weaknesses in our internal control over financial reporting, and the preparation of our financial statements. As of the date of this prospectus, we have no knowledge of any such litigation or dispute resulting from a restatement or the material weaknesses in our internal control over financial reporting. However, we can provide no assurance that litigation or disputes will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to Conflicts of Interest

Our advisor faces a conflict of interest because the fees it receives and the distributions to be received by the Special Limited Partner, an affiliate of our advisor, with respect to the Special Limited Partner’s performance participation interest in the Operating Partnership are based in part on our NAV, which our advisor is responsible for determining.

Our advisor is paid a management fee for its services based on our NAV, which is calculated by our advisor, based on valuations provided by the Independent Appraisal Firms. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership are based upon the Operating Partnership’s net assets (which is a component of our NAV). The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. In order to avoid a reduction in our NAV, the advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets. If our NAV is calculated in a way that is not reflective of our actual NAV, then the transaction price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the transaction price or more than the repurchase price.

Our advisor’s management fee and the Special Limited Partner’s performance participation interest may not create proper incentives or may induce our advisor and its affiliates to make certain investments or retain certain investments, including speculative investments, that increase the risk of our real estate portfolio.

We pay our advisor a management fee regardless of the performance of our portfolio. Our advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay our advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The existence of the Special Limited Partner’s performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share, may create an incentive for our advisor to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.

Because the management fee and performance participation are based on our NAV, our advisor may also be motivated to delay or curtail repurchases to maintain a higher NAV, which could increase amounts payable to our advisor and the Special Limited Partner. In order to avoid a reduction in our NAV, the advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets.

Our advisor, our officers and the real estate, debt finance, legal, management and accounting professionals we retain will face competing demands on their time and this may cause our operations and our stockholders’ investment to suffer.

Subject to the supervision of our board of directors, we rely on our advisor, our officers, and the real estate, debt finance, and management professionals that we retain to provide services to us for the management of our business. Our advisor and its affiliates may advise other real estate programs and rely on many of the same real estate, debt finance, and management professionals. As a result of their interests in other programs sponsored by our sponsor and their obligations to other investors, these professionals will likely face conflicts of interest in allocating their time among us and other programs sponsored by our advisor and its affiliates, as well as other business activities in which they are involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If these events occur, the returns on our investments, and the value of your investment, may decline.

All of our executive officers, some of our directors and the key real estate and debt finance professionals we retain face conflicts of interest related to their positions and/or significant ownership interests in our sponsor and advisor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, some of our directors, and the key real estate and debt finance professionals we retain are also executive officers, directors and/or key professionals of our advisor and sponsor. As a result, they owe fiduciary or other duties to each of these entities, their members and limited partners, which fiduciary or other duties may from time to time conflict with the fiduciary or other duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets. Because some of our officers and directors have a significant ownership interest in our sponsor and advisor, they may make decisions regarding the management of the properties which are not in the best interests of our stockholders.

Conflicts of interest could result in our management acting other than in our stockholders’ best interest.

We are party to an advisory agreement with CC Advisors III. CC Advisors III is owned by CCA which is currently beneficially owned and controlled by Daniel Shaeffer, Chad Christensen and Gregg Christensen who own approximately 73.5% of CCA. Because our affiliated directors and certain of our officers have a significant ownership interest in and control our sponsor and advisor and have an indirect interest in the performance participation interest in the Operating Partnership they may make decisions regarding the advisory agreement or the Partnership Agreement which are not in the best interests of our stockholders.

In 2019 CROP sponsored the formation of a qualified opportunity fund under the Tax Cuts and Jobs Act of 2017 (“Cottonwood on Highland”) to raise money from third party investors and be a member of a joint venture with CROP that acquired and will develop multifamily apartment communities in Millcreek, Utah. In addition, High Traverse Holdings, LLC, which is beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin sponsored Cottonwood at Millcreek QOF, LLC (“Cottonwood at Millcreek”), also a qualified opportunity fund. Cottonwood at Millcreek was formed to be a member of a joint venture that will acquire and develop a multifamily apartment community in Millcreek, Utah, referred to as “The Richmond” and raised money from third party investors. Our officers and directors serve as officers and directors of these funds. In addition, CCA or affiliates of our sponsor may sponsor or advise future real estate programs. We may compete with future programs and other affiliates of our advisor for opportunities to acquire or sell multifamily apartment communities and multifamily real estate-related assets, which may have an adverse impact on our operations. We may also buy or sell multifamily apartment communities and multifamily real estate-related assets at the same time as affiliates of our advisor. There may be a conflict of interest with respect to the selection of multifamily apartment communities and multifamily real estate-related assets to be purchased by us and/or our advisor and its affiliates. Affiliates of our advisor may own competing properties in the markets in which our multifamily apartment communities are located which may lead to conflicts of interests with respect to the operations and management of our multifamily apartment communities. For more details on how we and our advisor and its affiliates will handle potential investment opportunities see “Conflicts of Interest—Our Affiliates’ Interests in Other Cottonwood Real Estate Programs—Allocation of Investment Opportunities.”

The compensation we pay to our advisor and the Special Limited Partner in connection with the management of our business were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees, including the performance participation interest, paid to our advisor and its affiliates for services provided by our advisor to us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in multifamily apartment communities and multifamily real estate-related assets and distributions to our stockholders.

Our advisor faces conflicts of interest relating to the fees that we may pay to it and its affiliates, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to our Partnership Agreement, the Special Limited Partner is entitled to receive an allocation from the Operating Partnership with respect to its performance participation interest in the Operating Partnership. This participation interest is structured to provide incentive to our advisor to perform in our best interests and in the best interests of our stockholders. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. Because, however, our advisor is entitled to receive substantial minimum compensation regardless of performance, the interests of our advisor and its affiliates is not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor and its affiliates to additional compensation.

Affiliates of our advisor have sponsored other entities and offerings and may sponsor additional entities and offerings in the future.

Affiliates of our advisor acted as the advisor to CMR I and CMR II, which we acquired on July 15, 2021. It is possible that our advisor or its affiliates may form future REITs and sponsor other entities and offerings that may invest in assets that are similar to the multifamily apartment communities and multifamily real estate-related assets we intend to acquire. As a result, conflicts of interest with respect to time, selection of investments and management of our investments may occur if our advisor or its affiliates sponsor additional programs.

If the advisory agreement with our advisor is terminated other than for cause (or non-renewal or termination by our advisor) on or before May 7, 2031, we will be required to pay a certain portion of the contingent acquisition fees and contingent financing fees provided for in our advisory agreement previously in effect.

Our advisor was entitled to receive contingent acquisition fees related to our purchase of multifamily apartment communities and multifamily real estate-related assets and contingent financing fees related to our financing of multifamily apartment communities and multifamily real estate-related assets. Our advisor agreed to defer the payment of any acquisition fee or financing fee until our common stockholders’ receipt of certain specified returns. In connection with the entry into the amended and restated advisory agreement on May 7, 2021, we eliminated our obligation to pay our advisor contingent acquisition fees and contingent financing fees except in the circumstance in which our advisory agreement is terminated other than for cause (or non-renewal or termination by our advisor) before May 7, 2031. If the advisory agreement is terminated other than for cause (or non-renewal or termination by our advisor) the contingent acquisition fees and contingent financing fees provided for in the previous advisory agreement will be due and payable in an amount equal to approximately $17.6 million (if the termination occurs prior to May 7, 2024) reduced by $2.2 million each year thereafter. Thus, there may be conflicts of interest with respect to the termination of the advisory agreement and the payment of the contingent acquisition fees and contingent financing fees.

Our advisor may assign its obligations under the advisory agreement to its affiliates, who may not have the same expertise or provide the same level of service as our advisor.

Under the advisory agreement, our advisor may assign its responsibilities under the agreement to any of its affiliates with the approval of the conflicts committee. If there is such an assignment or transfer, the assignee may not have comparable operational expertise, have sufficient personnel or manage our company as well as our advisor.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Holders of our preferred stock will have dividend, liquidation and other rights that are senior to the rights of the holders of our common stock.

Our board of directors has the authority to designate and issue preferred stock with liquidation, dividend and other rights that are senior to those of our common stock. We have classified and designated 15,000,000, 1,000,000, 15,000,000, and 12,800,000 shares of our authorized but unissued preferred stock as shares of Series A Convertible Preferred Stock, Series 2023-A Preferred Stock, Series 2023 Preferred Stock and Series 2019 Preferred Stock, respectively. The shares of our preferred stock are entitled to receive a preferential dividend equal to an annual rate of 8.0%, subject to increase by our board of directors in its sole discretion, for our Series A Convertible Preferred Stock, 7.0% for our Series 2023-A Preferred Stock, 6.0% (subject to an increase up to 6.5% in certain circumstances) for our Series 2023 Preferred Stock and 5.5% (subject to an increase to 6.0% in certain circumstances) for our Series 2019 Preferred Stock. As of October 20, 2023, we had 247,000, 7,963,169 and 12,472,787 shares of our Series 2023-A Preferred Stock, Series 2023 Preferred Stock and Series 2019 Preferred Stock outstanding, respectively, and no shares of our Series A Convertible Preferred Stock outstanding. We are currently conducting separate, best-efforts private offerings of our Series A Convertible Preferred Stock, Series 2023-A Preferred Stock and Series 2023 Preferred Stock to accredited investors only for up to the maximum amount of preferred stock designated and can provide no assurances regarding how many shares of such preferred stock we may issue.

Holders of preferred stock are entitled to cumulative dividends before any dividends may be declared or set aside on our common stock, or the redemption of our common stock and a liquidation preference of $10.00 per share plus any accrued and unpaid distributions before any payment is made to holders of our common stock upon our voluntary or involuntary liquidation, dissolution or winding up. This will reduce the remaining amount of our assets, if any, available to distribute to holders of our common stock.

Our charter designates the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action or proceeding asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (c) any action or proceeding asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or our charter or our bylaws, or (d) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any of our record or beneficial stockholders who is a party to such an action or proceeding shall cooperate in any request that we may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the Maryland General Corporation Law to authorize the adoption of such provisions. The exclusive forum provision of our charter does not establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts or for claims under state securities laws.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if our subsidiaries or we become an unregistered investment company, then we could not continue our business.

We intend to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Prospectus Summary—Are there any Investment Company Act of 1940 considerations?”

A change in the value of any of our assets could negatively affect our ability to avoid registration under the Investment Company Act. To avoid registration, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.

Actions of our joint venture partners or future joint venture partners could reduce the returns on joint venture investments and decrease our stockholders’ overall return.

We have entered into joint ventures with third parties and affiliates to acquire assets and may in the future enter into new joint ventures with third parties or affiliates. We have also purchased and developed and may in the future purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•

that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of our stockholders’ investment in us.

If funds are not available from our distribution reinvestment plan offering for general corporate purposes, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to repurchase shares under our share repurchase program.

We depend on the proceeds from our distribution reinvestment plan offering for general corporate purposes including, but not limited to: the repurchase of shares under our share repurchase program; capital expenditures, tenant improvement costs and leasing costs related to our real estate properties; reserves required by any financings of our real estate investments; the acquisition or origination of real estate investments; and the repayment of debt. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for general corporate purposes. If such funds are not available from our distribution reinvestment plan offering, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to repurchase shares under our share repurchase program.

Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Under our charter, we have the authority to issue a total of 1,100,000,000 shares of capital stock. Of the total shares of stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 125,000,000 of which are classified as Class A shares, 50,000,000 of which are classified as Class TX shares, 275,000,000 of which are classified as Class T shares, 275,000,000 of which are classified as Class D shares, 275,000,000 of which are classified as Class I shares, and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share, 12,800,000 of which are classified as Series 2019, 15,000,000 of which are classified as Series 2023, 1,000,000 of which are classified as Series 2023-A and 15,000,000 are classified as Series A Convertible (which are convertible into our Class I shares upon certain terms and conditions).

Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue shares of our common stock or units in our Operating Partnership in private offerings; (3) issue shares of our common stock or units in our Operating Partnership to the advisor or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance participation allocation; or (4) issue shares of our common stock or units in our Operating Partnership to sellers of properties we acquire.

To the extent we issue additional shares of common stock, or shares of our convertible preferred stock convert into common stock, after your purchase in this offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional units of our Operating Partnership after you purchase in this offering, your percentage ownership interest in our assets will be diluted. Because certain classes of the units of our Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of Common Units of our Operating Partnership which correspond to the common stock held by our stockholders.

If we are unable to obtain funding for future cash needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our multifamily apartment communities or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our Operating Partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as the sole member of the sole general partner, have fiduciary duties under Delaware law to our Operating Partnership and to the limited partners in connection with the management of our Operating Partnership. Our duties as general partner of our Operating Partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s Partnership Agreement. The Partnership Agreement of our Operating Partnership provides that, for so long as we own a controlling interest in our Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.

Additionally, the Partnership Agreement expressly limits our liability by providing that we and our officers, directors, agents and employees will not be liable or accountable to our Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our Operating Partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law and to the extent indemnification is not prohibited under Article XVI of our charter, from and against any and all claims arising from operations of our Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the Partnership Agreement that purport to waive or restrict our fiduciary duties.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their shares in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation, or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock—Business Combinations,” “Description of Shares—Control Share Acquisitions” and “Description of Capital Stock – Subtitle 8.”

Because Maryland law permits our board of directors to adopt certain anti-takeover measures without stockholder approval, investors may be less likely to receive a “control premium” for their shares.

In 1999, the State of Maryland enacted legislation that enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, the legislation permits our board, without stockholder approval, to amend our charter to:

•	stagger our board of directors into three classes;

•	require a two-thirds stockholder vote for removal of directors;

•	provide that only the board can fix the size of the board;

•	provide that all vacancies on the board, however created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•	require that special stockholder meetings may only be called by holders of a majority of the voting shares entitled to be cast at the meeting.

Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Exchange Act, and has at least three independent directors. Our charter does not prohibit our board from opting into any of the above provisions permitted under Maryland law. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. For more information about Subtitle 8 provisions of Maryland law discussed here, see “Description of Capital Stock—Subtitle 8.”

We could be negatively impacted by changes in our relationship with Fannie Mae or Freddie Mac, changes in the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.

Fannie Mae and Freddie Mac have been a major source of financing for multifamily real estate in the United States and we have used loan programs sponsored by these agencies to finance most of our acquisitions of multifamily properties. There have been ongoing discussion by the government and other interested parties with regard to the long term structure and viability of Fannie Mae and Freddie Mac, which could result in adjustments to guidelines for their loan products. Should these agencies have their mandates changed or reduced, lose key personnel, be disbanded or reorganized by the government or otherwise discontinue providing liquidity for the multifamily sector, our ability to obtain financing through loan programs sponsored by the agencies could be negatively impacted. In addition, changes in our relationships with Fannie Mae and Freddie Mac, and the lenders that participate in these loan programs, with respect to our existing mortgage financing could impact our ability to obtain comparable financing for new acquisitions or refinancing for our existing multifamily real estate investments. Should our access to financing provided through Fannie Mae and Freddie Mac loan programs be reduced or impaired, it would significantly reduce our access to debt capital and/or increase borrowing costs and could significantly limit our ability to acquire properties on acceptable terms and reduce the values to be realized upon property sales.

Our ability to successfully conduct our offering is dependent, in part, on the ability of the dealer manager to hire and retain key employees and to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Orchard Securities, LLC, a Utah limited liability company, which we refer to as our dealer manager. The success of this offering and our ability to implement our business strategy is dependent upon the ability of the dealer manager to hire and retain key employees and to establish, operate and maintain a network of licensed securities broker-dealer, or selling group members.Some or all of the broker-dealers in this network have a choice of numerous competing real estate investment trusts offerings, many with similar investment objectives to recommend to their clients, which may make selling our shares to their clients more difficult. If our dealer manager is unable to hire qualified employees and build a sufficient network of selling group members, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Breaches of our data security could materially harm us, including our business, financial performance and reputation.

We collect and retain certain personal information provided by our residents and employees. Security measures we have implemented to protect the confidentiality of this information may not prevent unauthorized access to this information. Any breach of our data security measures and loss of this information may result in legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect us, including our business and financial performance.

Some of the prior programs of the indirect owner of our prior sponsor, CROP and its predecessor entities, have not met the anticipated performance levels.

CROP and its predecessor, Cottonwood Capital, LLC have sponsored a number of prior real estate programs. Some of these prior real estate programs have not achieved the leasing and operational thresholds projected by CROP or Cottonwood Capital, LLC. As a result, the returns to investors in some of these prior real estate programs may not have met the expected thresholds. See “Management—Prior Programs with Adverse Results.”

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. We may retain our status as an “emerging growth company” for a maximum of five years, or until the earliest of (i) the last day of the first fiscal year in which it has total annual gross revenue of $1.07 billion or more, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies (a) are permitted to provide audited financial statements for two fiscal years instead of three fiscal years required for other reporting companies, (b) are not required to provide certain disclosures relating to executive compensation generally required for larger public companies, (c) are not required to provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (d) are not required to comply with the audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012 (unless the SEC determines otherwise) and (e) do not have to hold shareholder advisory votes on executive compensation. Taking advantage of any of these reduced requirements may make our common stock less attractive.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we have elected to “opt out” of such extended transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We will lose our emerging growth company status as of December 31, 2023. Accordingly, we will become subject to certain disclosure and compliance requirements that apply to other public companies but did not previously apply to us due to our status as an emerging growth company. See “We are an ‘emerging growth company’ under the federal securities laws and are subject to reduced public company reporting requirements.” We expect that the loss of emerging growth company status and compliance with the additional requirements of not being an emerging growth company will increase our legal and financial compliance costs and cause management and other personnel to divert attention from operational and other business matters to devote substantial time to public company reporting requirements.

General Risks Related to Investments in Real Estate

We will not be diversified with respect to the class of assets that we own.

We will invest, through our operating partnership, solely in multifamily apartment communities and multifamily real estate-related assets. While we intend to invest in a significant number of properties across several geographical locations and markets, we will not invest in a diverse set of asset classes. Further, we have no plans to acquire any assets other than assets consisting of multifamily apartment communities and multifamily real estate-related assets. Therefore, each of our investments could be subject to the same or similar rental property related risks and a decline in real estate values in general or a change in economic conditions which affects real property investment and rental markets could have a substantial adverse effect on our financial performance.

If capitalization rates increase the value of our assets may decrease and we may not be able to sell our assets at anticipated prices.

The value of real estate is generally based on capitalization rates. Capitalization rates generally trend with interest rates. Consequently, if interest rates go up, so do capitalization rates. Currently interest rates and capitalization rates are increasing. If interest rates continue to rise in the future, it is likely that capitalization rates will also continue to rise and, as a result, the value of real estate will decrease. If capitalization rates continue to increase, our investments will likely realize lower sales prices than anticipated, resulting in reduced returns.

There are risks inherent in the acquisition and management of multifamily apartment communities.

There are risks associated with the operation of multifamily apartment communities, including, but not limited to, vacillations in the demand for residential space; risk of loss or damage to the improvements or property of tenants; environmental risks and other risks associated with ownership of real estate. Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments which would have an adverse effect on our results of operations, reduce the cash flow available for distributions and the return on your investment.

Rental levels at the multifamily apartment communities that we acquire can vary over time and we may not be able to maintain the occupancy rates we anticipate.

We will make our determination regarding the acquisition of multifamily apartment communities that we acquire based, among other things, on the property’s projected rent levels. However, there can be no assurance that a multifamily apartment community will continue to be occupied at the projected rents. It is anticipated that leases with the tenants at our multifamily apartment communities will generally be for terms of one year or less. If the tenants of the properties do not renew or extend their leases, if tenants default under their leases at the properties, if issues arise with respect to the permissibility of certain uses at the properties, if tenants of the properties terminate their leases, or if the terms of any renewal (including concessions to the tenants) are less favorable than existing lease terms, the operating results of the properties could be substantially affected. As a result, we may not be able to make distributions to the stockholders at the anticipated levels.

We rely on our employees as well as third parties to provide property management services to our properties, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.

We depend upon our employees as well as the performance of our third party property managers to effectively manage our properties and real estate-related assets. Rising vacancies across real estate properties have resulted in increased pressure on real estate investors and their property managers to maintain adequate occupancy levels. In order to do so, we may have to offer inducements, such as free rent and resident amenities, to compete for residents. In addition, our property managers may be unsuccessful in their ability to collect rent, resulting in increased collection loss and evict tenants for non-payment of rent, permitting us to lease their space. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should we or third parties fail to identify problems in the day-to-day management of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

It may be difficult for us to attract new tenants to our multifamily apartment communities.

There can be no assurance that we will be able to maintain the occupancy rates at our multifamily apartment communities. The tenants at any multifamily apartment communities may have the right to terminate their leases upon the occurrence of specified events. The majority of leases at the properties are for terms of one year or less.

Rent control and other changes in applicable laws, or noncompliance with applicable laws, could adversely affect our portfolio of residential properties.

Lower revenue growth or significant unanticipated expenditures may result from changes in rent control or rent stabilization laws or other residential landlord/tenant laws. Municipalities may implement, consider or be urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions that could limit our ability to raise rents based on market conditions. These initiatives and any other future enactments of rent control or rent stabilization laws or other laws regulating residential housing, as well as any lawsuits against us arising from such rent control or other laws, may reduce rental revenues or increase operating costs. Such laws and regulations may limit our ability to charge market rents, increase rents, evict tenants or recover increases in our operating costs and could make it more difficult for us to dispose of properties in certain circumstances. Expenses associated with investments in residential properties, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from such properties.

Our inability to sell a multifamily apartment community at the time and on the terms we want could limit our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell multifamily apartment communities for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a multifamily apartment community on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our multifamily apartment communities at a profit. Our inability to sell multifamily apartment communities at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of your investment.

We may have no or only limited recourse for any problems later identified for multifamily apartment communities we acquire, which could materially and adversely affect us, including our results of operations.

We anticipate sellers of multifamily apartment communities will sell such properties “as is,” “where is” and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of multifamily apartment communities with no or limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that multifamily apartment community, which could materially and adversely affect us.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent, or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Potential liability for environmental matters could adversely affect our financial condition.

Although we intend to subject our multifamily apartment communities to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

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responsibility and liability for the costs of investigation, removal, or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants;

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liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property;

•	responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials; and

•	environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

Costs associated with complying with the Americans with Disabilities Act and the Fair Housing Amendment Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act and the Fair Housing Amendment Act, as amended, or the Fair Housing Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons and may require owners of multifamily dwellings to make reasonable exceptions in their policies and operations to afford people with disabilities equal housing opportunities. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities”

that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. The Fair Housing Act requires multifamily dwellings first occupied after March 13, 1991 to comply with design and construction requirements related to access and use by disabled persons. Any funds used for Disabilities Act and Fair Housing Act compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which may increase our cost of obtaining financing. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

The properties will include certain amenities for the residents at the properties that could increase the potential liabilities at the properties.

In addition to the apartment buildings, the properties will be improved with various amenities, such as swimming pools, exercise rooms, playgrounds, laundry facilities, business centers and/or rentable club houses. Certain claims could arise in the event that a personal injury, death, or injury to property should occur in, on, or around any of these improvements. In addition, certain of the multifamily apartment communities may be located in areas where dangerous wildlife lives which could pose dangers to the residents at the applicable property. There can be no assurance that particular risks pertaining to these improvements that currently may be insured will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, we may lose all or part of the investment. We may be liable for any uninsured or underinsured personal injury, death or property damage claims. Liability in such cases may be unlimited but stockholders will not be personally liable.

Competition and any increased affordability of single-family residential homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

The multifamily industry is highly competitive, and we face competition from many sources, including from other multifamily apartment communities both in the immediate vicinity and the geographic markets where our properties are and will be located. If so, this would increase the number of apartment units available and may decrease occupancy and unit rental rates. Furthermore, multifamily apartment communities we acquire compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

Increased construction of similar multifamily apartment communities that compete with our properties in any particular location may materially and adversely affect us, including our results of operations and our cash available for distribution to our stockholders.

We may acquire multifamily apartment communities in locations that experience increases in construction of properties that compete with our properties. This increased competition and construction could make it more difficult for us to find residents to lease units in our multifamily apartment communities and/or force us to lower our rental rates in order to lease units in our properties, which could substantially reduce our revenues and could have a material adverse effect on us. In addition, overbuilding of multifamily apartment communities may occur.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When residents do not renew their leases or otherwise vacate their apartment unit, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment homes. In addition, we may require substantial funds to renovate a multifamily apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

Our multifamily apartment communities are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our multifamily apartment communities are subject to real and personal property taxes that may increase as tax rates change and as the multifamily apartment communities are assessed or reassessed by taxing authorities. As the owner of the multifamily apartment communities, we are ultimately responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

Increases in costs to own and maintain our properties may materially and adversely affect us, including our results of operations and cash flows.

We may experience increased costs associated with operating expenses, including capital improvements, routine property maintenance, real estate taxes and utility expenses. Any increases in our expenses to own and maintain our properties would consequently reduce our results of operations and cash flows.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

We have acquired and may in the future acquire unimproved real property or properties that are under development or construction. Investments in such properties are subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact our development projects, any of which could have a negative effect on our results of operations.

The construction and building industry, similar to many other industries, has recently experienced worldwide supply chain disruptions due to a multitude of factors that are beyond our control, including the COVID-19 pandemic, and such disruptions may continue to occur. Materials, parts and labor have also increased in cost over the recent past, sometimes significantly and over a short period of time. Our development projects as well as small-scale construction projects, such as building renovations and maintenance or and tenant improvements required under leases are a routine and necessary part of our business. We may incur costs for our development projects or routine maintenance at our properties that exceeds our original estimates due to increased costs for materials or labor or other costs that are unexpected. We also may be unable to complete our development projects on schedule due to supply chain disruptions or labor shortages.

Risks Related to Multifamily Real Estate-Related Assets

Our investments in multifamily real estate-related assets will be subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our taking ownership of the entity that owns the real estate. We will not know whether the values of the multifamily apartment communities ultimately indirectly securing our loans will remain at the levels existing on the dates of origination or acquisition of those loans. If the values of the underlying multifamily apartment communities drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Therefore, our multifamily real estate-related assets will be subject to the risks typically associated with real estate, which are described above under the heading “General Risks Related to Investments in Real Estate.”

Any mortgage loans we acquire or originate and the mortgage loans underlying any mortgage securities we may invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans generally are secured by commercial real estate properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, occupancy rates, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, fiscal policies and regulations (including environmental legislation), natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under any mortgage loan held by us, we will bear a risk of loss of principal and accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure on a property securing a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed investment. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under any mortgage loan we acquire or originate, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other factors, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine and bridge loans in which we may invest would involve greater risks of loss than loans secured by a first deed of trust or mortgage on property.

We may invest in mezzanine and bridge loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning (directly or indirectly) the real property or the entity that owns the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The B Notes in which we invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We have previously invested in a B note and may do so again in the future. A B Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. Since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, under the agreement between the A Note holders and the B Note holders, the A Note holders, whose economic interests may not align with the economic interests of the B Note holders, typically are empowered to take the lead on loan administration, on decisions whether to enforce or negotiate a work-out of a defaulted or stressed loan, and on pricing and market timing for the sale of foreclosed property. While the B Note holders can exercise some influence over those decisions through consent rights, the B Note holders typically lose their consent rights under certain circumstances, including if the liquidation value of the B Note, based on an appraisal, falls below an agreed threshold. We cannot predict the terms of each B Note investment. Further, B Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

We have invested in and may continue to invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.

We have invested in and may continue to invest in non-controlling equity positions and other real estate-related interests. Preferred equity investments are subordinate to any indebtedness obtained by the entity, but senior to the owners’ common equity. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider has the right to effectuate a change of control in certain circumstances with respect to the ownership of the property. Preferred equity investments typically earn a preferred return rather than interest payments and often have the right for such preferred return to accrue if there is insufficient cash flow to pay currently. The preferred return provided as a term of our preferred equity investments is not a measure of our investment performance and is not indicative of distributions that we may provide to investors. It should not be relied on to predict an investor’s returns and is subject to the development and performance of the project for which the preferred equity is being provided. Furthermore, the preferred return is only a contractual preference on allocations, and is subordinate to any construction debt and senior preferred equity and there is no guarantee that it will be achieved or paid.

We have invested in the preferred equity of other entities, the management of which may adversely affect our business.

We have invested in the preferred equity of other entities. However, we will not control the management, investment decisions, or operations of these companies. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Risks Associated with Debt Financing

We have obtained and are likely to continue to obtain mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We have obtained and plan to continue obtain long-term financing that is secured by our multifamily apartment communities. In some instances, we may acquire multifamily apartment communities by financing a portion of the price of the multifamily apartment communities and mortgaging or pledging some or all of the multifamily apartment communities purchased as security for that debt. We may also incur mortgage debt on multifamily apartment communities that we already own in order to obtain funds to acquire additional multifamily apartment communities, to fund property improvements and other capital expenditures, to make distributions, and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). We, however, can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms.

Incurring mortgage debt increases the risk of loss of a multifamily apartment community since defaults on indebtedness secured by a multifamily apartment community may result in lenders initiating foreclosure actions. In that case, we could lose the multifamily apartment community securing the loan that is in default, reducing the value of our stockholders’ investment. For tax purposes, a foreclosure of any of our multifamily apartment communities would be treated as a sale of the multifamily apartment community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our multifamily apartment communities as well as with respect to debt associated with our preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community. When we give a guaranty on behalf of an entity that owns one of our multifamily apartment communities or real estate-related assets, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single multifamily apartment community could affect many multifamily apartment communities.

Our multifamily apartment communities and multifamily real estate-related assets may be cross-collateralized.

As of June 30, 2023, we have $829.0 million of fixed rate debt and $264.0 million of variable rate debt, which includes $71.8 million of construction loans. $142.7 million, or 54% of our variable rate debt, is accompanied by interest rate cap hedging instruments. In addition, our Operating Partnership has issued unsecured promissory notes in several private placement offerings, in an aggregate amount of $42.4 million as of June 30, 2023. We may obtain additional lines of credit or other debt financing, or take additional advances on our existing lines of credit, which we may utilize to acquire multifamily apartment communities and multifamily real estate-related assets and fund our operations. Thus, our assets may be cross-collateralized. Information about the amount and terms of any new lines of credit are uncertain and will be negotiated by our officers. No assurance can be given that future cash flow will be sufficient to make the debt service payments on any loans and to cover all operating expenses.

If our revenues are insufficient to pay debt service and operating costs, we may be required to seek additional working capital. There can be no assurance that such additional funds will be available. The degree to which we are leveraged could have an adverse impact on us, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to expand and to respond to increased competition, (iii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and (iv) requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and future business opportunities.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance multifamily apartment communities, which could reduce the number of multifamily apartment communities we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of multifamily apartment communities. If we place mortgage debt on a multifamily apartment community, we run the risk of being unable to refinance part or all of the multifamily apartment community when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance our multifamily apartment communities, our income could be reduced. We may be unable to refinance or may only be able to partly refinance our multifamily apartment communities if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are stricter than when we originally financed the multifamily apartment communities. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more shares or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders or replace our advisor.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt or replace our advisor. Loan agreements we enter into may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or impose reserve requirements. In addition, our JP Morgan Credit Facility restricts our ability to remove our affiliated directors which may make it more difficult to replace our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our interest payments and could reduce the amount of distributions our stockholders receive.

As of June 30, 2023, we have $264.0 million of variable rate debt, which includes $71.8 million of construction loans. $142.7 million, or 54% of our variable rate debt, is accompanied by interest rate cap hedging instruments. We may incur additional indebtedness in the future. Interest we pay reduces our cash flows. Since we have incurred and may continue to incur variable rate debt, increases in interest rates raise our interest costs, which reduces our cash flows. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to sell one or more of our properties at times or on terms which may not permit realization of the maximum return on such investments. Increases in interest rates may cause our operations to suffer and the amount of distributions our stockholders receive and their overall return on investment may decline.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment.

Our charter limits our leverage to 300% of our net assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our stockholders’ investment.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

Certain of our debt obligations require interest-only payments for a number of years before we are required to make payments on the principal. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum, or “balloon,” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to our multifamily apartment communities and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our multifamily apartment communities may be adversely affected.

The proceeds of this offering will be used primarily for investments in multifamily apartment communities and multifamily real estate-related assets. In the event that we develop a need for additional capital in the future for the improvement of our multifamily apartment communities or for any other reason, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our assets or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

Our derivative financial instruments may not adequately offset interest rate volatility and require us to contribute more equity to our properties, which could reduce the number of multifamily apartment communities we can acquire, our cash flows from operations and the amount of cash distributions we can make.

We may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. Interest rates are currently increasing. In addition, interest rate caps and the replacement of our expiring interest rate caps may be more expensive as a result of increasing interest rates. Further, in the event interest rates increase for any of our financings, we may be required to rebalance such financings by contributing more equity to our properties in order to comply with debt-service coverage ratios required by such financings. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT gross income tests.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

We believe that we have operated and will continue to operate in a manner that will allow us to continue to qualify as a REIT for federal income tax purposes, commencing with the taxable year ended December 31, 2019. However, the U.S. federal income tax laws governing REITs are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. Accordingly, we cannot be certain that we will be successful in operating so we can remain qualified as a REIT. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to federal, state, local or other tax liabilities that reduce our cash flow and our ability to pay distributions to our stockholders.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income (and any net capital gain), we will be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income (and any net capital gain), we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to pay distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to pay distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and reduce the value of our stockholders’ investment.

If our Operating Partnership fails to maintain its status as a partnership for U.S. federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our Operating Partnership as a partnership for U.S. federal income tax purposes. However, if the Internal Revenue Service (“Internal Revenue Service” or “IRS”) were to successfully challenge the status of our Operating Partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our Operating Partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our Operating Partnership owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, the underlying entity would become subject to taxation as a corporation, thereby reducing distributions to our Operating Partnership and jeopardizing our ability to maintain REIT status.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (i) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (ii) we are a “pension-held REIT,” (iii) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (iv) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, we buy (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries and no more than 25% of the value of our total assets can be represented by “non-qualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the purpose of the instrument is to (i) hedge interest rate risk on liabilities incurred to carry or acquire real estate, (ii) hedge risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, or (iii) manage risk with respect to the termination of certain prior hedging transactions described in (i) and/or (ii) above and, in each case, such instrument is properly identified under applicable Department of the Treasury regulations (“Treasury Regulations”). Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 20% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we believe we have qualified and intend to continue to qualify to be taxed as a REIT, we may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

Dividends payable by REITs do not qualify for the reduced tax rates.

In general, the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for this reduced rate; provided under current law, individuals may be able to deduct 20% of income received as ordinary REIT dividends, thus reducing the maximum effective U.S. federal income tax rate on such dividend. In addition, Treasury Regulations impose a minimum holding period for the 20% deduction that was not set forth in the Internal Revenue Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. stockholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale. While this tax treatment does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders to the extent of our current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (i) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (ii) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from non-REIT corporations, such as our taxable REIT subsidiaries, or (iii) constitute a return of capital generally to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital distribution is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

We may be required to pay some taxes due to actions of a taxable REIT subsidiary which would reduce our cash available for distribution to you.

Any net taxable income earned directly by a taxable REIT subsidiary, or through entities that are disregarded for U.S. federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary may be limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by or payments made to a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to U.S. federal income tax on that income because not all states and localities follow the U.S. federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.

We may distribute our common stock in a taxable distribution, in which case you may sell shares of our common stock to pay tax on such distributions, and you may receive less in cash than the amount of the dividend that is taxable.

We may make taxable distributions that are payable in cash and common stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable distributions that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable distributions payable in cash and common stock. If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such distributions will be required to include the dividend as taxable income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, you may be required to pay income tax with respect to such distributions in excess of the cash distributions received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount recorded in earnings with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally (subject to certain exceptions for “qualified foreign pension funds,” entities all the interests of which are held by “qualified foreign pension funds,” and certain “qualified shareholders”) will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business unless FIRPTA provides an exemption. However, a capital gain dividend will not be treated as effectively connected income if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the non-U.S. stockholder does not own more than 10% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA (subject to specific FIRPTA exemptions for certain non-U.S. stockholders). Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 10% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) or any entity whose assets include such assets (each a “Benefit Plan”) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may have to be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. Benefit Plan fiduciaries should consult with counsel before making an investment in our shares.

If our assets are deemed to be plan assets, our advisor and we may be exposed to liabilities under Title I of ERISA and the Code.

In some circumstances where a Benefit Plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if CC Advisors III or we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

We do not intend to provide investment advice to any potential investor for a fee. However, we, CC Advisors III and our respective affiliates receive certain fees and other consideration disclosed herein in connection with an investment. If it were determined we provided a Benefit Plan investor with investment advice for a fee, it could give rise to a determination that we constitute an investment advice fiduciary under ERISA. Such a determination could give rise to claims that our fee arrangements constitute non-exempt prohibited transactions under ERISA or the Code and/or claims that we have breached a fiduciary duty to a Benefit Plan investor. Adverse determinations with respect to ERISA fiduciary status or non-exempt prohibited transactions could result in significant civil penalties and excise taxes.

See “Certain ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

ESTIMATED USE OF PROCEEDS

The table assumes that all $900,000,000 of shares are sold in the primary offering, with the shares available for sale sold in the following proportions: 55% from the sale of Class T shares, 10% from the sale of Class D shares and 35% from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. Because no sales commissions or dealer manager fees are paid on shares sold in the distribution reinvestment plan, it is not necessary to make any assumptions regarding the number of shares of each class sold in the distribution reinvestment plan. We are offering up to $900,000,000 of shares of our common stock in our primary offering and up to $100,000,000 of shares of our common stock in our distribution reinvestment plan, in any combination of our shares available. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan.

The actual amount of upfront selling commissions and dealer manager fees will vary from the estimated amounts shown because (1) the number of shares of Class T, Class D and Class I shares that we will sell is uncertain, (2) our shares are sold at a transaction price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per share are a percentage of the transaction price and (3) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the per share purchase price to the applicable stockholder, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate). The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. Generally, our policy will be to pay distributions from cash flow from operations. However, our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions.

	Maximum Offering of $1,000,000,000
Gross Offering Proceeds	$1,000,000,000	100.00%
Upfront Selling Commissions and Dealer Manager Fees(1)	$16,739,130	1.67%
Wholesaling Fee(2)	$16,340,326	1.63%
Additional Underwriting Compensation(3)	$4,500,000	0.45%
Other Organization and Offering Expenses(4)	$4,500,000	0.45%

Net Offering Proceeds(5)	$957,920,544	95.80%

(1)

For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; however, such amount may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. We will also pay on a monthly basis the following selling commissions over time as distribution fees to the dealer manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares only, an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares and (b) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. We do not pay distribution fees with respect to our outstanding Class I shares or Class A shares. The table excludes the distribution fee, which will be paid over time and will not be paid from offering proceeds. The total amount that will be paid over time for distribution fees depends on the average length of time for which the shares remain outstanding, the term over which such amount is measured and the performance of our investments. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees,” “Compensation—Distribution Fees.”
(2)	For Class T, Class D and Class I shares sold in the primary offering, we will pay up to 1.85% of the transaction price as a wholesaling fee.
(3)

We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, or the advisor may pay directly certain additional items of underwriting compensation described under “Plan of Distribution—Underwriting Compensation,” including costs for registered representatives of participating broker-dealers to attend educational conferences sponsored by us or our dealer manager, attendance fees for registered persons associated with our dealer manager to attend seminars conducted by participating broker-dealers, promotional items, platform fees of broker-dealers, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities. In addition, our advisor pays, without reimbursement by us, non-transaction based compensation of certain registered persons associated with our dealer manager, which amounts are excluded from the table. Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit of FINRA.

(4)

The other organization and offering expense number shown above represents our estimate of expenses to be incurred in connection with this offering other than selling commissions, dealer manager fees, wholesaling fees, distribution fees and other items of underwriting compensation. See “Compensation—Other Organization and Offering Expenses” for examples of the types of other organization and offering expenses we may incur.

(5)

If we fund additional underwriting compensation and other organization and offering expenses entirely out of cash flow from operations (which would not reduce the net offering proceeds), then as a percentage of the NAV of the shares sold (measured as of the date of sale), approximately 96.69% of the proceeds will be available to us. We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate).

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, wholesaling fees, distribution fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that the cumulative organization and offering expenses that we incur (including underwriting compensation) exceed 15% of our gross proceeds from the applicable offering.

INVESTMENT OBJECTIVES AND CRITERIA

General

Our investment objectives are to:

•	preserve, protect and return invested capital;

•	pay stable cash distributions to stockholders;

•	realize capital appreciation in the value of our investments over the long term; and

•	provide a real estate investment alternative with lower expected volatility relative to public real estate companies whose securities trade daily on a stock exchange.

We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-listed REITs may be subject to volatility related to the values of their underlying assets. In addition, the lower volatility of non-listed REITs relative to public real estate companies whose securities trade daily on a stock exchange may in part be the result of the appraisal-based method for determining our NAV. Appraisal-based pricing for our shares may create a smoothing effect on our NAV due to the reliance on lagged variables such as comparable valuations or capitalization rates in the appraisal process.

In general, our board of directors may revise our investment policies without the approval of our stockholders. However, we may not amend our charter, including any investment policies that are provided in our charter and described below under “Investment Objectives and Criteria—Charter-Imposed Investment Limitations” without the concurrence of holders of a majority of the outstanding shares entitled to vote.

Multifamily Focus

We will use the net proceeds of this offering to invest directly or indirectly in multifamily apartment communities and multifamily real estate-related assets, including potential development projects, located throughout the United States. We believe that current market dynamics and underlying fundamentals suggest the positive trends in United States multifamily housing will continue. In particular, a demonstrated reduction in housing supply in the U.S. since the financial crisis of 2007-2008 (the “Global Financial Crisis”), combined with positive demographic and secular trends favoring demand for multifamily housing units support long-term strength in the multifamily sector. We believe that other factors impacting the prime United States renter demographic such as delayed major life decisions, increased levels of student debt and tight credit standards in the single-family home mortgage market further enhance the value proposition for owning multifamily apartment communities.

Compelling Long-Term Investment. According to the National Council of Real Estate Investment Fiduciaries (NCREIF) research, since 1977 when NCREIF began tracking returns, the multifamily sector has performed well relative to other major core real estate sectors (see below). Only three of those years produced negative returns, while volatility of multifamily returns also remained lower relative to the average of other core sectors.

Source: National Council of Real Estate Investment Fiduciaries. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data. Past performance is no guarantee of future results. There is no guarantee that these trends in the multifamily sector will continue.

Sustained Growth in Prime Renter Population. According to United States Census Bureau data, individuals under the age of 35 have the highest rentership rate with 61% renting rather than owning their homes (see below).

Source: U.S. Census Bureau: Table 12a. Annual Estimates of the Housing Inventory by Age of Householder. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

Moreover, while this age group has a higher propensity to rent, United States Census Bureau data shows that the rentership rates for all age groups, other than those under age 25 who showed a higher propensity to move in with parents, increased from 2010 to 2022 (see below).

Source: U.S. Census Bureau: Table 12a. Annual Estimates of the Housing Inventory by Age of Householder. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

We also believe that favorable demographic trends under way will result in an increased demand for apartment housing. The echo-boom generation (commonly known as the “Millennial” generation; generally those born in the 1980s or 1990s) continues to enter the labor force, obtain their own housing for the first time and are members of the 20 to 34 years-old age group, the predominant renter age range (see below). Until 2024, it is expected that the individuals entering the prime renter demographic (ages 20 to 34) will outnumber those that are exiting the demographic, while the overall age of the prime renter demographic is projected to remain stable to growing for the next several decades.

Source: U.S. Census Bureau: Population Estimates (United States Residents Population ages 20 – 24, 25 – 29 and 30- 34); and 2017 National Population Projections (Table 1. Projected Population by Single Year of Age, Sex, Race, and Hispanic Origin for the United States: 2016 to 2060). Our sponsor created all graphs and calculations based on the referenced data.

From the early 1980s until the Great Recession in 2008, on average 11.4% of young adults aged 25 to 34 lived with their parents. By 2020, the number of young adults in that age group living with parents increased to 17.8%, with a post-Great Recession average of 15.4%. In our opinion, this population of young adults likely represents additional pent up demand for multifamily housing as these individuals begin to move out and create households.

Source: U.S. Census Bureau: Table AD-1. Young Adults, 18-34 Years Old, Living At Home: 1960 to Present. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

Convenience of Apartment Living and Costs of Homeownership. Many households choose to rent given maintenance costs and other burdens associated with homeownership. In addition, the ability to vary location and the lease terms associated with renting provides flexibility that appeals to many households, particularly those in younger groups who prioritize mobility. Most recently, the ratio of median new home sale prices to median household incomes in the U.S. rose to its highest level in the last 40+ years to 5.6x in 2021. Data from the Bureau of Labor Statistics and Federal Housing Finance Agency shows that since 1990, the house price index has risen 56% higher than that of the owner’s equivalent rent, suggesting that the cost of purchasing a home has outpaced increases in rent. Additionally, in December 2022, the Price-to-Rent Index rose to 1.56x, the highest level seen since December 2006. These trends place continued constraints on the ability of new households to purchase homes, and we believe it will support sustained demand for multifamily housing.

Source: U.S. Census Bureau: Median and Average Sale Price of Houses Sold; and Table H-6. Regions-by Median and Mean Income. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

Sources: Federal Housing Finance Agency: U.S. and Census Division (Seasonally Adjusted and Unadjusted) January 1991—Latest Month; and Bureau of Labor Statistics: Owner’s Equivalent Rent of Residences in U.S. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

Tightened Mortgage Credit Standards and Historically High Student Debt Levels. Heightened lender underwriting standards for home purchases and the increased burden of student debt should continue to drive demand for apartments, in our opinion. Since the end of the Great Recession, the average mortgage origination volume to sub-660 credit scores declined to 8.0% annually (down significantly from 24.0% at its peak in 2006). Furthermore, student debt levels have ballooned by more than 531% since 2003, while 90+ day delinquencies have risen considerably (prior to regulatory relief provided by various COVID-19 related programs in 2020), creating further pressure on young adults to remain as renters.

Source: Federal Reserve Bank of New York: Quarterly Report on Household Debt and Credit, Data Underlying Report. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

Source: Federal Reserve Bank of New York: Quarterly Report on Household Debt and Credit, Data Underlying Report. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

Delayed Major Life Decisions. The secular trend of delaying certain major life decisions should strengthen demand for multifamily housing, in our opinion. The decision to marry or have children traditionally has pushed families towards purchasing a home. The average age of these major life events, male first marriage, female first marriage and female first child, have increased since the Great Recession from 27.5, 25.6, and 25.0, respectively, in 2007 to 30.1, 28.2 and 27.3, respectively, in 2022 (female first child data as of most recently published year, 2021).

Sources: U.S. Census Bureau: Table MS-2. Estimated Median Age at First Marriage, by Sex: 1890 to the Present; Organization for Economic Co-operation and Development: SF2.3 Age of mothers at childbirth and age-specific fertility; and Centers for Disease Control and Prevention: Table 1-6. Mean Age of Mother by Live-birth Order, According to Race and Hispanic Origin of Mother: United States, 1968-2003. Information as of December 31, 2021. Our sponsor created all graphs and calculations based on the referenced data.

Post-recession Shortage of Residential Housing Supply. According to Census data, from 2009 to 2022, the United States housing market delivered 13.0 million net new housing units compared to 16.7 million net new households created. From 1968 through 2007, a period of 40 years, the U.S. had an average of 1.5 million housing units delivered per year. Since 2008, the average has reduced to 1.0 million per year through 2022. This sharp reduction in housing unit deliveries represents a potential cumulative shortfall in housing units in excess of 7.5 million in the U.S. This relative undersupply continues to affect the price of homes and rent levels as previously described.

Source: U.S. Census Bureau: Table 7a. Annual Estimates of the Housing Inventory; and Table 13a. Monthly Household Estimates. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

Source: U.S. Census Bureau. Our sponsor created all graphs and calculations based on the referenced data.

Robust Rental Growth Driven by Correlation to Job Market. Continued job growth across an increasingly diverse group of sectors and regions of the United States should contribute to notable growth in rental rates, in our opinion. Since 1995, non-agricultural employment has grown 0.97% per year, while effective rents have grown 3.1% per year (on average).

Sources: Bureau of Labor Statistics: Labor Force Statistics from the Current Population Survey, Average annual data; and Axiometrics: Annual National Trend Report. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

The table below implies that there is a strong correlation between rent growth and non-agricultural job growth.

Sources: Bureau of Labor Statistics: Labor Force Statistics from the Current Population Survey, Average annual data; and Axiometrics: Annual National Trend Report. Information as of December 31, 2022. Our sponsor created all graphs and calculations based on the referenced data.

Investment Portfolio

Expected Portfolio Structure. Our primary investment vehicle is CROP, our operating partnership. Our investments will be comprised primarily of stabilized multifamily apartment communities and land which will be developed into multifamily apartment communities. Our investment portfolio may also include mortgage and mezzanine loans to, or preferred equity investments in, entities that have been formed for the purpose of acquiring or developing multifamily apartment communities. We seek to acquire, develop and actively manage these investments, with the objective of providing a stable source of income for our stockholders and maximizing potential returns upon disposition of the assets through capital appreciation. Generally, proceeds from the sale, financing or disposition of investments will be reinvested in a manner consistent with our investment strategy, although such proceeds may be distributed to our stockholders in order to comply with REIT requirements.

Portfolio Allocation Targets. Generally, we intend to invest at least 65% of our assets in stabilized multifamily apartment communities and up to 35% in mortgage loans, preferred equity investments, mezzanine loans or equity investments in a property, development projects or land which will be developed into a multifamily apartment community (including, by way of example, an existing multifamily apartment community that may require redevelopment capital for strategic repositioning within its market). We will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Notwithstanding the foregoing, the actual portfolio allocation may from time to time be outside our target levels due to factors such as a large inflow of capital over a short period of time, our advisor’s or board of directors’ assessment of the relative attractiveness of opportunities, an increase or decrease in the relative value of an investment or limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Furthermore, from time to time, we will evaluate our allocations and our board of directors may make adjustments if it determines that a different portfolio composition is in our stockholders’ best interests.

Portfolio Location and Operations. We target properties located in major metropolitan areas in the United States that have, in the opinion of our advisor and our board of directors, attractive investment dynamics for multifamily apartment owners. We do not designate specific geographic allocations for our portfolio. Our advisor targets regions where it sees the best opportunities that support our investment objectives and attempts to acquire or develop multifamily apartment communities in diverse locations so that we are not overly concentrated in a single area (though we are not precluded from owning multiple properties in a particular area). Our property management and development and construction services are usually performed by our employees and we do not engage an third-party property managers to manage our multifamily apartment communities. However, in some cases, circumstances may necessitate the hiring of a local property manager to oversee the day-to-day operations at some properties.

Investment Philosophy and Selection Process. Our advisor operates pursuant to a philosophy that location, investment time horizon, asset-specific attributes and appropriate leverage are fundamental drivers of long-term value creation in real estate. These principles drive the material aspects of our advisor’s investment decision-making process.

Location. From a geographic perspective, we have the competitive advantage of flexibility, and we may invest where our advisor identifies unique opportunities, market dislocation or mispriced assets. Our advisor generally targets investment locations with enduring value and high barriers to entry (such as time-consuming regulatory hurdles for new construction), and where minimal competitive supply is planned or under construction and there exist opportunities to buy assets below replacement cost. Buying an asset below replacement cost offers a margin of safety for property owners, typically, ensuring that no new construction will be completed until values rise to justify new (competing) product. Our advisor also seeks to anticipate broader market capital flows and invest where economic growth is expected to drive resident demand, but new supply is not yet on the horizon. Additional investment location considerations by our advisor include:

•

Local Industry and Employment. Certain employment sectors, such as financial services, information technology and healthcare, are better positioned for higher employee earnings potential, enhancing price elasticity of rents.

•	Demographics. Locations with a higher concentration of the prime renter demographic with above average incomes will drive increased demand for renting apartments.

•

Infill Locations. Sites within markets or sub-markets undergoing redevelopment programs, land recycling initiatives or that generally exhibit high barrier to entry characteristics offer, in the opinion of our advisor, better investment prospects over the long run.

•

Accessibility to Key Attractions. Focus on local block-by-block details (the sub-market within a sub-market) during the investment selection process, including walkability scores, public transportation, crime rates, projected employment growth and access to popular dining, entertainment and retail venues, as well as sought after school districts.

Time Horizon. Our portfolio will generally consist of illiquid real estate investments. Though we expect the average holding period for our stabilized operating assets to be between five and ten years, an asset within our investment portfolio may experience short-term fluctuations in value. Nonetheless, our advisor believes purchasing and holding assets in enduring locations will ultimately create long-term value and capital appreciation. Our structure allows us to hold assets for periods of time sufficient to withstand short-term market volatility.

Asset-Specific Attributes. The management team of our advisor has extensive experience investing in and managing institutional multifamily apartment communities. Our advisor investigates each investment opportunity in the context of comparable communities to assess relative market position, functionality, suite of amenity offerings, unit-specific features and obsolescence. Site inspections are an important aspect of our advisor’s underwriting process. For example, under-managed or under-capitalized assets represent a unique investment opportunity to stabilize and/or refurbish the community to maximize operating performance and long-term value.

Appropriate Leverage. Downside risk of short-term fluctuations in market values or cash flow can be mitigated by using appropriately conservative leverage policies. Excess leverage during market corrections often results in property owners being forced to sell or liquidate assets at inopportune times. We anticipate that the aggregate loan-to-value ratio for us to finance the purchase of our stabilized multifamily apartment communities or refinance our currently-owned multifamily apartment communities will be between 45% and 65%; provided, however we may obtain financing that exceeds such loan-to-value ratio in our sole discretion.

Due Diligence Process. Once a potential investment has been identified, our advisor will engage in a rigorous due diligence process. Although due diligence procedures are customized for specific elements of each deal, our advisor will follow traditional due diligence processes (financial, physical, market, environmental, zoning, insurance, tax, legal, etc.) in considering investments for us. Our advisor may outsource certain due diligence items to specialized consultants or third-party service providers, as needed, to support the diligence effort. Our advisor’s diligence focuses on three customary areas:

Financial Due Diligence. A preliminary review of each investment opportunity will be conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial projection based on macro- and micro-economic analyses. Projection assumptions are developed from analysis of historical operating performance, communications with management, and analysis of research reports generated from real estate brokerage firms, investment banks, consultants and other pertinent resources. The advisor will also leverage a broad network of contacts in developing investment projections, such as strategic partners, local developers, appraisers, industry experts, third-party consultants, outside counsel, accountants and tax advisors. As necessary, third-party accounting consultants may be used to review relevant books and records, confirm cash flow information provided by a seller and conduct other similar types of analysis.

Physical Due Diligence. Our advisor will hire third-party consultants, as necessary, to prepare reports on environmental and engineering matters. Conclusions from such consultants’ reports may influence the financial projections for an investment or lead our advisor to terminate the pursuit of an investment. Our advisor and/or property manager will also spend time in the surrounding market and visit competitive properties to better understand market dynamics.

Legal and Tax Due Diligence. Our advisor will work closely with outside counsel to review diligence materials and negotiate applicable legal and property specific documents pertaining to any investment opportunity. The scope of legal and tax diligence will be broad and include (as appropriate) review of property title and survey, existing and/or new loan documents, leases, management agreements and purchase contracts. Additionally, our advisor will work with tax advisors to structure investments in an efficient manner.

Financing Strategy. We finance the purchase of our multifamily apartment communities obtained through purchase and sale agreements with proceeds of our offerings and loans obtained from third-party lenders. We anticipate the use of moderate leverage to enhance total cash flow to our stockholders. We target an aggregate loan-to-value ratio of 45% to 65% at the REIT level to finance our stabilized multifamily apartment communities or refinance our currently-owned multifamily apartment communities; provided, however, that we may obtain financing that exceeds such loan-to-value ratio in the sole discretion of our board of directors if our board deems it to be in our best interest to obtain such financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets, unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with our conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. We anticipate that all financing obtained to acquire stabilized multifamily apartment communities will be non-recourse to our operating partnership and us (however, it is possible that some of these loans will require us to enter into guaranties with respect to certain non-recourse carve-outs). We may obtain recourse debt in connection with certain development transactions.

We may obtain a line of credit or other financing that will be secured by one or more of our assets. We may use the proceeds from any line of credit or financing to bridge the acquisition of, or acquire, multifamily apartment communities and multifamily real estate-related assets if our board of directors determines that we require such funds to acquire the multifamily apartment communities or real estate-related assets.

As of June 30, 2023, we have $829.0 million of fixed rate debt and $264.0 million of variable rate debt, which includes $71.8 million of construction loans. $142.7 million, or 54% of our variable rate debt, is accompanied by interest rate cap hedging instruments. In addition, CROP has issued unsecured promissory notes in several private placement offerings, in an aggregate amount of $42.4 million as of June 30, 2023.

Asset and Property Management; Operations. Our advisor directly oversees the asset management of our investment portfolio. Our advisor’s responsibilities include strategic asset management initiatives such as capital enhancing projects and/or repositioning of an investment, identification of asset or portfolio-level risks or opportunities and the dedication of appropriate resources for potentially underperforming investments. Our advisor’s role as asset manager serves as a risk-management control function, helping diagnose problems or identify opportunities at an early stage and develop creative solutions to focus attention where it is needed most.

Our advisor works closely with our employees who perform property management services for our properties and oversee the day-to-day operations of our stabilized operating communities. We assist our advisor in developing and aggregating community-level projections, pricing strategies, marketing campaigns and expense management initiatives, and synthesizing data into management reports and analysis to streamline the management of our investment portfolio and financial reporting.

Exit Strategies and Disposition Process. Our advisor underwrites long-term hold periods for our investments (generally, five to 10 years for stabilized operating communities and equity investments in developments, and three to four years for preferred equity or mezzanine debt investments). Our advisor evaluates development opportunities that align with the overall strategic objectives of our business. We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate stable cash-on-cash returns and drive long-term cash flow and net asset value growth.

From time to time, at the discretion of our board of directors and advisor, we may elect to sell an investment before the end of its underwritten hold period if our advisor believes that will maximize value for us. Our advisor and property manager closely monitor market conditions and any decision to sell an investment (earlier or later than, or in-line with, underwritten expectations) will depend on a variety of factors. For example, the hold period may be influenced by events such as an anticipated change in the regulatory landscape in the jurisdiction in which the investment is located or an unfavorable expected shift in the investment’s sub-market that may limit future potential upside for the investment. Similarly, the current value or status of the investment’s business plan may influence an investment’s hold period. For example, the advisor may consider current market values relative to underwritten values as well as the opportunity cost of selling the investment immediately or holding the investment for a longer period of time relative to the status of any value creation plan that was established at acquisition.

Upon making the decision to sell an individual asset, portfolio of assets or the entire investment portfolio, our advisor generally believes that a broadly marketed sale through appropriate channels will maximize value for our stockholders. However, in the board of directors’ and advisor’s discretion, the advisor may pursue a one-off or private sale where it is believed that such execution will result in a more favorable outcome for us. In situations where we select a third-party brokerage firm to market an asset, our advisor will endeavor to select the best-in-class firm in order to maximize value for us.

We currently anticipate holding and managing our investments indefinitely. If we seek and obtain stockholder approval for liquidation, then we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties are located and the debt markets generally, as well as the U.S. federal income tax consequences to our stockholders.

Property Management Services

Through CROP and its subsidiaries, we employ personnel to perform property management, property development oversight and certain construction management services for our properties. In addition, we provide property management services through CROP and its subsidiaries to unaffiliated owners of multifamily properties.

CROP’s property management business derives its revenues from the following principal sources:

•	Property management fees;

•	Asset management fees;

•	Construction management;

•	Development oversight;

•	Various ancillary businesses; and

•	Certain operating cost reimbursements.

CROP’s construction management business also includes rehabilitation and renovation services for properties in CROP’s managed portfolio and construction-related services for catastrophic events typically covered by property and casualty insurance.

As of the date of this prospectus, CROP manages approximately 8,300 apartment units in 11 states, including 8,032 units owned by us and our affiliates.

Investments in Real-Estate Related Loans

We may invest in real-estate related loans including mortgage loans, preferred equity investments, B-Notes, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community. We may structure, underwrite and originate the debt products in which we invest. Our underwriting process will involve a comprehensive due diligence process as described above to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. We may sell some of the loans (or portions of the loans after separating them into tranches) that we originate to third parties for a profit. We expect to hold other loans (or portions of loans) for investment.

Described below are some of the types of loans we may originate or acquire:

Mortgage Loans. We may originate or acquire mortgage loans secured by multifamily apartment communities. We may also acquire seasoned mortgage loans in the secondary market secured by multifamily assets.

B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. Though B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note.

Mezzanine Loans. The mezzanine loans we may originate or acquire will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan, payable upon maturity, refinancing or sale of the property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Preferred Equity. We make investments that are subordinate to any mortgage or mezzanine loan, but senior to the common equity of the borrower. Preferred equity investments typically receive a preferred return from the issuer’s cash flow rather than interest payments and often have the right for such preferred return to accrue if there is insufficient cash flow for current payment. These investments are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effect a change of control with respect to the ownership of the property.

Underwriting Loans. We will not make or invest in mortgage loans unless we obtain an appraisal of the underlying property, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may not be insured or guaranteed by the Federal Housing Administration, the Department of Veterans Affairs or another third party.

In evaluating prospective acquisitions and originations of loans, our management and our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority thereof relative to our prospective investment;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. One of the real estate and debt finance professionals at our advisor or its subsidiary or their agent may inspect material properties during the loan approval process, if such an inspection is deemed necessary. Inspection of a property may be deemed necessary if that property is considered material to the transaction (such as a property representing a significant portion of the collateral underlying a pool of loans) or if there are unique circumstances related to such property such as recent capital improvements or possible functional obsolescence. We also may engage trusted third-party professionals to inspect properties on our behalf.

Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning or operating properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. Our investment may be in the form of equity or debt. In determining whether to recommend investment in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described above in “—Investment Philosophy and Selection Process” for the selection of our real property investments.

We have not established specific terms we will require in the joint venture agreements we may enter into, or the safeguards we will apply to, or require in, our potential joint ventures. The specific terms and conditions for each joint venture will be determined on a case-by-case basis after our advisor and board of directors consider all facts they believe are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and own, and the proportion of the size of our interest when compared to the interests owned by other parties. Any joint ventures with our affiliates will result in certain conflicts of interest.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. We may not:

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of our directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of the members of our conflicts committee) will be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” means any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in our wholly owned subsidiaries or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•

issue redeemable equity securities (as defined in the Investment Company Act), which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests; or

•

make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (i) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (ii) our board of directors offers each stockholder the election of receiving such in kind distributions and (iii) in kind distributions are made only to those stockholders who accept such offer.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions and also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock.”

Investment Company Act Considerations

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We acquire real estate and real estate-related securities directly. We may also hold assets indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries, each formed to hold a particular asset. A smaller portion of our assets are anticipated to be real estate debt.

We intend to conduct our operations so that we and (except as noted below) our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that our wholly owned and majority-owned subsidiaries generally will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) will not constitute “investment securities.” Accordingly, we believe that we and most of our wholly and majority-owned subsidiaries will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our operations and such subsidiaries’ operations such that neither we nor they will be required to register as an investment company under the Investment Company Act.

We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we may need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we or any of our wholly or majority-owned subsidiaries would ever fall within one of the definitions of “investment company,” we or the applicable subsidiary may rely on the exemption provided by

Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we were required to re-classify our assets, we might not be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned subsidiaries or controlled subsidiaries as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in non-controlling equity interests in real estate companies or in assets not related to real estate, however, we and our subsidiaries may invest in such securities to a certain extent.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to avoid registration under the Investment Company Act. To avoid registration, we might be unable to sell assets we would otherwise want to sell and might need to sell assets we would otherwise wish to retain. In addition, we might have to acquire additional assets that we might not otherwise have acquired or might have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provide more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENTS IN REAL PROPERTIES AND REAL ESTATE RELATED INVESTMENTS

Real Estate Investments

As of June 30, 2023, our portfolio consists of ownership interests or structured investment interests in 35 multifamily apartment communities with a total of 10,000 units, including 1,473 units in five multifamily apartment communities in which we have a structured investment interest and another 504 units in two multifamily apartment communities under construction. In addition, we have an ownership interest in five land sites we plan to develop. Generally, we own our investments in fee simple through single purpose limited liability companies that are direct wholly owned subsidiaries of our operating partnership. As of June 30, 2023, our multifamily properties were 93.0% occupied.

The following chart illustrates the geographic diversification of our operating real estate properties based on net operating income and weighted by our ownership interest in each asset using data as of June 30, 2023:

The following chart illustrates the diversification of the investments in our portfolio based on our NAV as of June 30, 2023 and equity investment:

The following tables provide summary information regarding these real estate investments as of June 30, 2023, including stabilized properties, development projects, real estate-related investments and structured investment properties.

Stabilized Properties ($ in thousands, except net effective rent)

Property Name	Market	Number of Units	Average Unit Size (Sq Ft)	Purchase Date	Purchase Price		Mortgage Debt Outstanding(1)	Net Effective Rent	Physical Occupancy Rate	Percentage Owned by CROP
Alpha Mill	Charlotte, NC	267	830	May 2021	$69,500		$39,044	$1,693	91.76%	73.71%
Cason Estates	Murfreesboro, TN	262	1,078	May 2021	51,400		37,462	1,486	90.84%	100.00%
Cottonwood Apartments	Salt Lake City, UT	264	834	May 2021	47,300		35,430	1,409	92.05%	100.00%
Cottonwood Bayview	St. Petersburg, FL	309	805	May 2021	95,900		71,417	2,517	92.23%	71.00%
Cottonwood Clermont	Clermont, FL	230	1,111	Sept 2022	85,000		35,188	2,080	93.48%	100.00%
Cottonwood Lighthouse Point	Pompano Beach, FL	243	996	June 2022	95,500		47,964	2,229	90.53%	86.77%
Cottonwood One Upland	Boston, MA	262	1,160	Mar 2020	103,600		29,700	2,842	97.33%	100.00%
Cottonwood Reserve	Charlotte, NC	352	1,021	May 2021	77,500		37,557	1,495	92.14%	91.14%
Cottonwood Ridgeview	Plano, TX	322	1,156	May 2021	72,930		65,300	1,859	96.89%	100.00%
Cottonwood West Palm	West Palm Beach, FL	245	1,122	May 2019	66,900		47,978	2,389	93.47%	100.00%
Cottonwood Westside	Atlanta, GA	197	860	May 2021	47,900		26,986	1,772	89.34%	100.00%
Enclave on Golden Triangle	Keller, TX	273	1,048	May 2021	51,600		48,400	1,724	94.51%	98.93%
Fox Point	Salt Lake City, UT	398	841	May 2021	79,400		46,000	1,465	93.72%	52.75%
Heights at Meridian	Durham, NC	339	997	May 2021	79,900		45,341	1,605	97.94%	100.00%
Melrose	Nashville, TN	220	951	May 2021	67,400		56,600	1,927	89.55%	100.00%
Melrose Phase II	Nashville, TN	139	675	May 2021	40,350		32,400	1,684	83.45%	79.82	%(2)
Parc Westborough	Boston, MA	249	1,008	May 2021	74,000		19,800	2,304	94.38%	100.00%
Park Avenue	Salt Lake City, UT	234	714	May 2021	67,520	(3)	43,453	1,919	92.74%	100.00%
Pavilions	Albuquerque, NM	240	1,162	May 2021	61,100		58,500	1,845	92.50%	96.35%
Raveneaux	Houston, TX	382	1,065	May 2021	57,500		47,400	1,396	93.72%	96.97%
Regatta	Houston, TX	490	862	May 2021	48,100		35,367	1,073	94.48%	100.00%
Retreat at Peachtree City	Peachtree City, GA	312	980	May 2021	72,500		58,412	1,719	93.91%	100.00%
Scott Mountain	Portland, OR	262	927	May 2021	70,700		48,373	1,678	88.17%	95.80%
Stonebriar of Frisco	Frisco, TX	306	963	May 2021	59,200		53,600	1,567	90.63%	84.19%
Sugarmont	Salt Lake City, UT	341	904	May 2021	139,619	(3)	91,200	2,280	90.88%	99.00	%(4)
Summer Park	Buford, GA	358	1,064	May 2021	75,500		52,398	1,561	93.85%	98.68%
The Marq Highland Park(5)	Tampa, FL	239	999	May 2021	65,700		46,802	2,133	96.23%	100.00%
Toscana at Valley Ridge	Lewisville, TX	288	738	May 2021	47,700		32,571	1,320	94.12%	58.60%

Total / Weighted-Average		8,023	963		$1,971,219		$1,290,643	$1,780	93.00%

(1)	Mortgage debt outstanding is shown as if CROP owned 100% of the property.
(2)	On August 2, 2023, we acquired the remaining 20.2% tenant-in-common interests for 175,077 CROP Units. We now own 100% of the property.
(3)	These purchase price amounts represent the acquisition date fair value plus subsequent capitalized costs on the projects placed in service.
(4)

The one percent interest not owned by us has limited rights, including the right to control on behalf of the joint venture the prosecution and resolution of all litigation, claims, or causes of action that the joint venture has or may have against certain third parties associated with the design and construction of Sugarmont, as well as the obligation to defend any cross claims resulting from these actions.

(5)	Data from commercial retail units are excluded from number of units and physical occupancy.

Development Properties ($ in thousands)

Property Name	Market	Units to be Built	Average Unit Size (Sq Ft)	Purchase Date	Completion Date	Total Project Investment	Construction Debt Outstanding(1)	Percentage Owned by CROP
Cottonwood Broadway	Salt Lake City, UT	254	817	May 2021	3Q2023	$76,146	$41,555	100.00
Cottonwood Highland(2)	Salt Lake City, UT	250	757	May 2021	3Q2023	55,530	30,235	36.93	%(2)

Total		504				$131,676	$71,790

(1)	Construction debt outstanding is shown as if CROP owned 100% of the development property.
(2)

Intended to qualify as a qualified opportunity zone investment. Excludes the commercial retail units in unit count. CROP’s percentage ownership is not proportionate to the total amount CROP invested in the project.

Structured Investments ($ in thousands)

Property Name	Market	Investment Type	Date of Initial Investment	Number of Units	Funding Commitment	Amount Funded to Date
Lector85	Ybor City, FL	Preferred Equity	August 2019	254	$9,900	$9,900
Astoria West (formerly Vernon)	Queens, NY	Preferred Equity	July 2020	534	15,000	15,000
801 Riverfront(1)	West Sacramento, CA	Preferred Equity	November 2020	285	15,092	15,092
417 Callowhill	Philadelphia, PA	Preferred Equity	November 2022	220	33,413	16,652
2215 Hollywood	Hollywood, FL	Mezzanine Loan	April 2023	180	10,045	2,000

Total				1,473	$83,450	$58,644

(1)

On September 8, 2023, we assumed operational control of the development as the effective manager of the property owner and as the developer of the project pursuant to our rights under the organizational and loan documents.

Land Held for Development ($ in thousands)

Property Name / Joint Venture	Market	Acreage	Purchase Date	Total Investment Amount	Percentage Owned by CROP
Block C Joint Venture(1)	Salt Lake City, UT	3.63 acres	May 2021	$58,427	82.16%
3300 Cottonwood	Salt Lake City, UT	1.76 acres	October 2021	7,521	100.00%
Galleria	Salt Lake City, UT	26.07 acres	September 2022	29,283	100.00%

Total				$95,231

(1)	The Block C joint venture includes land held for development for The Westerly, Millcreek North and The Archer multifamily development projects.

Investment Activity Subsequent to June 30, 2023

Monrovia Junior Mezzanine Loan

On July 17, 2023, we entered into an agreement to provide a junior mezzanine loan for an amount of up to $20.2 million (the “Monrovia Loan”) and funded $5.1 million of our commitment. The borrower intends to use the proceeds from the Monrovia Loan, a senior mezzanine loan, additional financing and common equity for the development of Jefferson Monrovia Station, a 296-unit multifamily project located in Monrovia, CA, a north-eastern suburb of Los Angeles (the “Project”).

The Monrovia Loan bears interest at an initial rate of 16.5% and is expected to be drawn upon in stages as needed throughout the construction of the Project. The maturity date is July 18, 2027 with two one-year extension options. The agreement has provisions for interest rate changes upon loan extension, receipt of temporary certificate of occupancy, and/or the achievement of a specified debt yield.

Prior to maturity, the borrower is required to make monthly interest only payments with principal due at maturity. Prepayment of the Monrovia Loan is permitted in whole but not in part subject to a make-whole premium.

Financings

Mortgage Notes and Revolving Credit Facility

The following table is a summary of the mortgage notes and revolving credit facility secured by our properties as of June 30, 2023 and December 31, 2022 ($ in thousands):

				Principal Balance Outstanding
Indebtedness	Weighted-Average Interest Rate		Weighted-Average Remaining Term(1)	June 30, 2023	December 31, 2022
Fixed rate loans
Fixed rate mortgages	4.40%		5.2 Years	$829,004	$528,308

Total fixed rate loans				829,004	528,308
Variable rate loans(2)
Floating rate mortgages	5.47	%(3)	7.5 Years	142,744	426,130
Variable rate revolving credit facility(4)	6.79%		1.7 Years	49,500	54,000

Total variable rate loans				192,244	480,130

Total secured loans				1,021,248	1,008,438

(1)	For loans where we have the ability to exercise extension options at our own discretion, the maximum maturity date has been assumed.
(2)

The interest rate of our variable rate loans is primarily based on one-month LIBOR or one-month SOFR. For our variable rate loans based on LIBOR as of June 30, 2023, the fallback base rate from July 1, 2023 onward is 30-Day Average SOFR.

(3)	Includes the impact of interest rate caps in effect on June 30, 2023.
(4)

We may obtain advances secured against Cottonwood One Upland and Parc Westborough up to $125.0 million on our variable rate revolving credit facility, as long as certain loan-to-value ratios and other requirements are maintained. At June 30, 2023, the amount on our variable rate revolving credit facility was capped at $115.9 million primarily due to the current interest rate environment.

Construction Loans

Information on our construction loans are as follows ($ in thousands):

Development	Interest Rate	Final Expiration Date	Loan Amount	Amount Drawn at June 30, 2023	Amount Drawn at December 31, 2022
Park Avenue	(1)	(1)	(1)	$—	$37,000
Cottonwood Broadway	One-Month USD BSBY (2) + 2.9%	May 15, 2025	44,625	41,555	39,728
Cottonwood Highland	One-Month USD SOFR + 2.55%	May 1, 2029	44,250	30,235	18,599

			$88,875	$71,790	$95,327

(1)	The Park Avenue construction loan was refinanced in March 2023 with a $43.5 million fixed rate mortgage which matures in 2028 and is included in mortgage notes above.
(2)	BSBY refers to the Bloomberg Short-Term Bank Yield Index.

Unsecured Promissory Notes, Net

CROP issued notes to foreign investors outside of the United States. These notes are unsecured and subordinate to all of CROP’s debt. Each note has extension options during which the interest rate will increase 0.25% each year.

Information on our unsecured promissory notes are as follows ($ in thousands):

	Offering Size	Interest Rate	Maturity Date	Maximum Extension Date	June 30, 2023	December 31, 2022
2017 6% Notes(1)	$35,000	6.25%	December 31, 2023	December 31, 2024	$20,558	$20,718
2019 6% Notes	25,000	6.00%	December 31, 2023	December 31, 2025	21,875	22,235

	$60,000				$42,433	$42,953

(1)

We exercised the option to extend the maturity date on our 2017 6% Notes for one additional year to December 31, 2023, which increased the interest rate from 6.00% to 6.25% for the period from January 1, 2023 to December 31, 2023.

Financing Activity Subsequent to June 30, 2023

The Westerly

On July 12, 2023 we entered into a construction loan agreement with Regions Bank for a 198-unit multifamily project in Millcreek, UT; construction commenced the following day and is expected to be completed in 2026.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs and oversight of service providers at all times. The board of directors has retained our advisor, CC Advisors III, to manage our business, subject to the board of director’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board of directors have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below under “Conflicts of Interest.”

Our charter provides that a majority of the directors must be independent directors. We currently have three independent directors on our five member board of directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, our sponsor or its affiliates and has not been so for the previous two years and meets other independence requirements set forth in our charter.

Each director serves until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast 50% of all of the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although the number of board members may increase or decrease, a decrease may not have the effect of shortening the term of any incumbent director. Additionally, our charter requires that we have a minimum of three directors. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of a least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the directors then in office, even if such majority is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. Our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. We have formed a compensation committee of our board of directors that has the authority to administer our equity incentive compensation for our executive officers, directors and employees, set the compensation of all officers that we employee and may set the compensation of any other officers we select, although we have no present intention to do so for officers we do not employ.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Director Independence

Our charter provides that a majority of the directors must be independent directors. We currently have three independent directors of our five-member board of directors. A majority of the directors on any committees established by the board must also be independent. Our board of directors has three standing committees including the audit committee, the conflicts committee and the compensation committee.

Under our charter, an independent director is a person who is not associated and has not been associated within the last two years, directly or indirectly, with our sponsor or our advisor or any of their affiliates. A director is deemed to be associated with us or our advisor if he or she owns an interest in, is employed by, is an officer or director of, or has any material business or professional relationship with us, our advisor or any of their affiliates, performs services (other than as a director) for us, is a director for more than three REITs organized by the sponsor or advised by the advisor, or has any material business or professional relationship with our sponsor, advisor or any of their affiliates. A business or professional relationship will be deemed material if the gross income derived by the director from us, our advisor or any of their affiliates exceeds 5% of (i) the director’s annual gross revenue derived from all sources during either of the last two years or (ii) the director’s net worth on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, advisor or any of their affiliates or the company.

In addition, although our shares are not listed for trading on any national securities exchange, a majority of our directors, and all of the members of our audit committee, conflicts committee and compensation committee are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has affirmatively determined that Messrs. Gardner, Lunt and White each satisfies the New York Stock Exchange standards.

Board Committees

Our board of directors has established three standing committees, consisting solely of independent directors: the audit committee, the conflicts committee and the compensation committee.

Audit Committee

Among other things, the audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal auditors and our independent registered public accounting firm.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent registered public accounting firm. The members of the audit committee are Messrs. Gardner, Lunt and White. Mr. Lunt is the audit committee financial expert.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. See “Conflicts of Interest—Certain Conflict Resolution Measures.” Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors. The members of the conflicts committee are Messrs. Gardner, Lunt and White.

Compensation Committee

The primary purpose of the compensation committee is to oversee our compensation practices for our directors and executive officers to the extent we compensate such individuals directly. The committee reviews the compensation and benefits paid by us to our directors and the compensation paid to our executive officers we employ directly, including any employment, severance and termination agreements or arrangements and produces the report to be included in our annual proxy statement. Subject to the limitations in our charter, the compensation committee may also create stock-award plans and has met annually to approve LTIP awards under the Operating Partnership to our executive officers. We are externally managed by our advisor pursuant to the advisory agreement.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code. The members of the compensation committee are Messrs. Gardner, Lunt and White.

Advisory Board Members

Our board of directors has established advisory board members to provide advice and recommendations to our board with respect to matters as our board may from time to time request concerning our operations (the “Advisory Board Members”). Gregg Christensen, Glenn Rand and Susan Hallenberg have been appointed to serve as Advisory Board Members. The Advisory Board Members may attend board meetings at the invitation of our board, but will not be permitted to vote on any matter presented to our board or to bind us on any matter in their role as Advisory Board Members. Advisory Board Members will not be compensated for their service on the committee.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Position(s)	Age*
Daniel Shaeffer	Chief Executive Officer and Director	52
Chad Christensen	Executive Chairman of the Board of Directors and Director	50
Gregg Christensen	Chief Legal Officer and Secretary; Advisory Board Member	54
Glenn Rand	Chief Operating Officer; Advisory Board Member	62
Susan Hallenberg	Chief Accounting Officer and Treasurer; Advisory Board Member	55
Enzio Cassinis	President	46
Adam Larson	Chief Financial Officer	41
Stan Hanks	Executive Vice President	55
Eric Marlin	Executive Vice President, Capital Markets	49
Paul Fredenberg	Chief Investment Officer	47
Jonathan Gardner	Independent Director	46
John Lunt	Independent Director	50
Philip White	Independent Director	49

*	As of June 30, 2023

Daniel Shaeffer has served as our Chief Executive Officer since May 2021 and as an affiliated director since July 2016. As of May 2021, Mr. Shaeffer is also Chief Executive Officer of CCA. Mr. Shaeffer served as the Chief Executive Officer and a director of CRII and its predecessor entities from 2004 through the closing of the CRII Merger. Mr. Shaeffer also served as our Chairman of the Board of directors from October 2018 through May 2021 and was formerly our Chief Executive Officer from December 2016 through September 2018. He was a director of CMRI and CMRII prior to the completion of the CMRI Merger and the CMRII Merger. He was a director and Chief Executive Officer of CMOF prior to the completion of the CMOF Merger. Mr. Shaeffer’s primary responsibilities include overseeing acquisitions, capital markets and strategic planning for us and our affiliates.

Before co-founding Cottonwood Capital, LLC, a predecessor to CRII, in 2004, Mr. Shaeffer worked as a senior equities analyst with Wasatch Advisors of Salt Lake City. Prior to joining Wasatch Advisors, Mr. Shaeffer was a Vice President of Investment Banking at Morgan Stanley. Mr. Shaeffer began his career with Ernst & Young working in the firm’s audit department. Mr. Shaeffer has been involved in real estate development, management, acquisition, disposition and financing since 2004.

Mr. Shaeffer holds an International Master of Business Administration from the University of Chicago Graduate School of Business and a Bachelor of Science in Accounting from Brigham Young University.

Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Shaeffer, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on our board of directors.

Chad Christensen has served as the Executive Chairman of our board of directors since May 2021 and as an affiliated director since July 2016. As of May 2021, Mr. Christensen is also Executive Chairman of CCA. Mr. Christensen served as President and a director of CRII and its predecessor entities from 2004 through the closing of the CRII Merger. Mr. Christensen was formerly our President and Chairman of the Board from December 2016 through September 2018. He was a director of CMRI and CMRII prior to the completion of the CMRI Merger and the CMRII Merger. He served as President, Chairman of the Board, and a director of CMOF prior to the completion of the CMOF Merger. Mr. Christensen oversees financial and general operations for us and our affiliates. He is also actively involved in acquisitions, marketing and capital raising activities for us and our affiliates.

Before co-founding Cottonwood Capital, LLC, a predecessor to CRII, in 2004, Mr. Christensen worked with the Stan Johnson Company, a national commercial Real Estate Brokerage firm in Tulsa, Oklahoma. Early in his career, Mr. Christensen founded Paramo Investment Company, a small investment management company. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing since 2004.

Mr. Christensen holds a Master of Business Administration from The Wharton School at the University of Pennsylvania with an emphasis in Finance and Real Estate and a Bachelor of Arts in English from the University of Utah. Mr. Christensen also holds an active real estate license. Chad Christensen and Gregg Christensen are brothers.

Our board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Christensen, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on our board of directors.

Gregg Christensen has served as our Chief Legal Officer and Secretary since December 2016 and as an Advisory Board Member since May 2021. Since May 2021, Mr. Christensen is also Chief Legal Officer and Secretary of CCA. Mr. Christensen served as the Chief Legal Officer and Secretary (formerly Executive Vice President, Secretary and General Counsel) and a director of CRII and its predecessor entities from 2007 through the closing of the CRII Merger. Mr. Christensen was a director on our board of directors from December 2016 to June 2018. Mr. Christensen held similar officer positions with CMRI, CMRII and CMOF prior to the completion of the CMRI Merger, the CMRII Merger and the CMOF Merger, respectively. In addition, he was a director of CMRI, CMRII and CMOF prior to the completion of the CMRI Merger, the CMRII Merger and the CMOF Merger, respectively. Mr. Christensen oversees and coordinates all legal aspects of us and our affiliates, and is also actively involved in operations, acquisitions and due diligence activities for us and our affiliates.

Prior to joining the Cottonwood organization, Mr. Christensen was a principal, managing director and general counsel of Cherokee & Walker, an investment company focused on real estate investments and private equity investments in real estate related companies. Previously, Mr. Christensen practiced law with Nelson & Senior in Salt Lake City. His areas of practice included real estate and corporate law. He is a member of the Utah State Bar, as well as the Bar of the United States District Court for the District of Utah. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing since 1996.

Mr. Christensen holds an Honors Bachelor of Arts in English from the University of Utah and a Juris Doctorate from the University of Utah, S.J. Quinney College of Law. Gregg Christensen and Chad Christensen are brothers.

Glenn Rand has served as our Chief Operating Officer and as an Advisory Board Member since May 2021. Mr. Rand also has served as the Chief Operating Officer of CROP (and in other roles with CROP) since September 2013. In addition, he serves as Chief Operating Officer of CCA as of May 2021. Mr. Rand brings over 30 years of property management experience to us. He directs operations and provides strategic guidance with respect to acquisitions and asset management. Prior to joining CROP, he worked at Archstone, where he was responsible for the oversight of more than 30,000 apartment units. During his time at Archstone, Mr. Rand was President and Founder of Archstone Management Services, a third-party management company with over 50 assets under management, which was eventually sold to Gables Residential. As Chairman of Archstone’s Pricing Committee, he was influential in the creation and national acceptance of LRO (revenue management) within Archstone, and eventually the apartment industry. He served on the Virginia Tech Management Board for many years and is consistently requested as a speaker at industry events.

Susan Hallenberg has served as our Chief Accounting Officer and Treasurer since October 2018 and as an Advisory Board Member since May 2021. As of May 2021, she is also Chief Accounting Officer and Treasurer at CCA. Ms. Hallenberg served as the Chief Financial Officer and Treasurer of CRII and its predecessor entity from May 2005 until the closing of the CRII Merger. Ms. Hallenberg served as our principal accounting officer and principal financial officer in her role as Chief Financial Officer from December 2016 through September 2018. Ms. Hallenberg also served as Chief Accounting Officer and Treasurer of CMRI and CMRII prior to the closing of the CMRI Merger and the CMRII Merger. She was also Chief Financial Officer and Treasurer of CMOF prior to the closing of the CMOF Merger.

Prior to joining the Cottonwood organization, Ms. Hallenberg served as Acquisitions Officer for Phillips Edison & Company, a real estate investment company. She also served as Vice President for Lend Lease Real Estate Investments, where her responsibilities included financial management of a large mixed-use real estate development project and the underwriting, financing and reporting on multifamily housing development opportunities in the Western United States using tax credit, tax-exempt bond, and conventional financing. She also worked for Aldrich Eastman & Waltch for two years as an Assistant Portfolio Controller. Ms. Hallenberg started her career at Ernst & Young where she worked in the firm’s audit department for four years.

Ms. Hallenberg holds a Bachelor of Arts in Economics/Accounting from The College of the Holy Cross.

Enzio Cassinis has served as our President since May 2021. Mr. Cassinis served as our Chief Executive Officer and President from October 2018 through May 2021. In addition, Mr. Cassinis served as the Chief Executive Officer of CCA from October 2018 through May 2021 and currently serves as CCA’s President since May 2021. Mr. Cassinis also served as the Chief Executive Officer and President of CMRI and CMRII from October 2018 through the closing of the CMRI Merger and the CMRII Merger.

From June 2013 through September 2018, Mr. Cassinis served in various roles at the Cottonwood organization, including as Senior Vice President of Corporate Strategy, where he was responsible for financial planning and analysis, balance sheet management and capital and venture formation activity. Prior to joining the Cottonwood organization in June 2013, Mr. Cassinis was Vice President of Investment Management at Archstone, one of the largest apartment operators and developers in the U.S. and Europe. There, he negotiated transactions in both foreign and domestic markets with transaction volume exceeding several billion dollars in total capitalization. Prior to Archstone, Mr. Cassinis worked as an attorney with Krendl, Krendl, Sachnoff & Way, PC (now Kutak Rock LLP) from February 2003 to May 2006, focusing his practice on corporate law and merger and acquisition transactions.

Mr. Cassinis earned a Master of Business Administration and Juris Doctorate (Order of St. Ives) from the University of Denver, and a Bachelor of Science in Business Administration from the University of Colorado at Boulder and is a CFA® charterholder.

Adam Larson has served as our Chief Financial Officer since October 2018. Mr. Larson also has served as the Chief Financial Officer of CCA since October 2018 and of CMRI and CMRII from October 2018 through the closing of the CMRI Merger and the CMRII Merger.

Through September 2018, Mr. Larson was the Senior Vice President of Asset Management of Cottonwood Residential, Inc. In this role he provided strategic guidance with respect to asset management, financial planning and analysis, and property operations. Prior to joining Cottonwood Residential, Inc. in June 2013, Mr. Larson worked in the Investment Banking Division at Goldman Sachs advising clients on mergers and acquisitions and other capital raising activities in the Real Estate, Consumer/Retail and Healthcare sectors. Mr. Larson previously worked at Barclays Capital, Bonneville Real Estate Capital and Hitachi Consulting.

Mr. Larson holds a Master of Business Administration from the University of Chicago Booth School of Business, and a Bachelor of Science in Business Management from Brigham Young University.

Stan Hanks has served as our Chief Development Officer since December 2021. Prior to that he was one of our Executive Vice Presidents. Mr. Hanks also has served as Executive Vice President of CROP since September 2012 and of CCA since May 2021. Mr. Hanks has over 20 years of multi-family experience. He is responsible for development project oversight and strategic initiatives. Prior to joining CROP, Mr. Hanks was a Senior Vice President and Principal at RealSource, a boutique multi-family real estate firm in Salt Lake City where he was involved with acquisitions, financing, asset management and capital raising. Prior to RealSource, Mr. Hanks was Vice President of Finance/Corporate Controller for TenFold Corporation, a software company in Utah that completed its IPO in 1999. Prior to TenFold, Mr. Hanks spent four years as an auditor at Coopers & Lybrand. Mr. Hanks earned a Bachelor of Accounting degree from the University of Utah in 1992.

Eric Marlin has served as our Executive Vice President of Capital Markets since May 2021. Mr. Marlin also has served as Executive Vice President of Capital Markets of CROP since February 2007 and of CCA since May 2021. His responsibilities include interfacing with broker-dealers and all retail-focused capital raising activities for Cottonwood affiliates. Previously, Mr. Marlin was Vice President of the Western Region for CORE Realty Holdings, LLC, a sponsor of tenant-in-common transactions. Prior to joining CORE, Mr. Marlin worked for Courtlandt Financial Group, a firm that specializes in Code Section 1031 exchanges. Prior to joining Courtlandt Financial Group, Mr. Marlin worked as a financial consultant with Merrill Lynch Private Client Group in Beverly Hills, California, where he focused primarily on financial planning and estate planning. Mr. Marlin attended the University of California at Santa Barbara. He is a licensed securities representative with Series 7 and Series 66 licenses. Mr. Marlin also acted as a wholesaler internal to CRII in connection with the offerings.

Paul Fredenberg has served as our Chief Investment Officer since October 2018. Mr. Fredenberg has also served as the Chief Investment Officer of CCA since October 2018 and of CMRI and CMRII from October 2018 through the completion of the CMRI Merger and the CMRII Merger.

Through September 2018, Mr. Fredenberg served as the Senior Vice President of Acquisitions of Cottonwood Residential, Inc. a position he had held since September 2005. As Senior Vice President of Acquisitions, he focused exclusively on sourcing and evaluating new multifamily investment opportunities for Cottonwood Residential, Inc. Prior to joining the Cottonwood organization in 2005, Mr. Fredenberg worked in the Investment Banking division of Wachovia Securities advising clients on mergers and acquisitions activities across multiple industries. He has also held investment banking and management consulting positions at Piper Jaffray and the Arbor Strategy Group.

Mr. Fredenberg holds a Master of Business Administration from the Wharton School at the University of Pennsylvania, a Master of Arts in Latin American Studies from the University of Pennsylvania, and a Bachelor of Arts in Economics from the University of Michigan, Ann Arbor.

Jonathan Gardner is one of our independent directors, a position he has held since May 2021. Mr. Gardner is a principal and founding partner at Gardner Batt, LLC, a Salt Lake City-based real estate development and investment firm. Mr. Gardner has developed or invested in over $2.0 billion of real estate in the last seven years, and he and his partners manage nearly two million square feet of office, multi-family, retail and warehouse space. Prior to starting Gardner Batt in 2014, Mr. Gardner spent four years with a family run real estate development office and, prior to that, four years as an investment banker handling corporate leveraged finance at CIBC World Markets’ Private Finance Group. Mr. Gardner graduated magna cum laude from the University of Utah’s David Eccles School of Business with an emphasis in Finance.

Our board of directors selected Mr. Gardner as an independent director for reasons including his significant experience in the real estate industry and prior knowledge of the portfolio of CRII as a non-affiliate director. Mr. Gardner’s broad real estate experience provides him with key skills in responding to our business’s financial, strategic and operational challenges and opportunities, and overseeing management. Our board of directors believes that the depth and breadth of Mr. Gardner’s exposure to complex real estate, financial and strategic issues during his career make him a valuable asset to our board of directors.

John Lunt is one of our independent directors, a position he has held since June 2018. In January 2003, Mr. Lunt founded Lunt Capital Management, Inc., a registered investment advisor, and since January 2003, he has served as its President. The firm builds and manages investment strategies used by financial advisors around the United States and provides research and advice for investments across asset classes, including U.S. equities, international equities, fixed income, real estate, commodities and currencies. Mr. Lunt co-created the methodology for four index strategies calculated by S&P Dow Jones Indices. He is a charter member of the ETF Strategists Roundtable for key influencers associated with ETF management, and writes regularly about financial markets for ETFTrends.com. From 2001 to June 2014, he served on the board of the Utah Retirement Systems, a $19 billion pension fund, and from 2004 to 2007, he served as board President. From February 2013 to February 2022, Mr. Lunt served on the investment advisory committee for the $20 billion Utah Educational Savings Plan (My529) and from August 2017 to February 2022, he served as Chairman of the committee. Since September 2014, he has served as a member of the Board of Trustees for the $2 billion Utah School & Institutional Trust Funds Office. Since June of 2022, he has served as a trustee for the Utah Educational Assistance Authority and currently serves as the chair of the Audit Committee. He has been a featured speaker at investment conferences around the United States and has written extensively about financial markets.

Mr. Lunt graduated Magna Cum Laude with University Honors from Brigham Young University with a Bachelor of Arts in Economics, and he later received a Master of Business Administration in Finance and International Business from New York University. Mr. Lunt completed the Program for Advanced Trustee Studies at Harvard Law School and finished a number of courses at the New York Institute of Finance on trading and portfolio management.

Our board of directors selected Mr. Lunt as an independent director for reasons including his executive leadership experience, his professional and educational background, his network of relationships with finance and investment professionals and his extensive background and experience in public markets and in real estate and finance transactions and investments. In addition, his experience as founder and President of Lunt Capital Management and his service as a director of various pension funds provide him an understanding of the issues facing companies that make investments in real estate and oversee those investments.

Philip White is one of our independent directors, a position he has held since May 2021. Mr. White has been a partner at Inflection Financial LLC since 2020. His firm oversees more than $250 million for individuals and company retirement plans. Previously, Mr. White was a partner at Retirement Plan Fiduciaries LLC since 2015 and President at Ducere Capital, a wealth management practice he founded in 2006. Mr. White also previously directed executive compensation and company stock and retirement plans for Rackspace Hosting. Early in his career, Mr. White served his country as a civil engineer officer in the United States Air Force. Mr. White earned his Master of Business Administration degree with Honors from The Wharton School at The University of Pennsylvania and is also a Distinguished Graduate of The United States Air Force Academy. Mr. White is a CFA® charterholder and is also a CERTIFIED FINANCIAL PLANNER™ practitioner.

Our board of directors selected Mr. White as an independent director for reasons including his experience in the real estate industry, executive compensation experience, his professional and educational background and prior knowledge of the portfolio of CRII as a non-affiliate director of CRII. With his background in executive compensation issues, Mr. White is particularly well-positioned to guide our board of directors on compensation issues and the employment of various individuals, including our Chief Accounting Officer and Chief Legal Officer. Our board of directors believes that these key attributes make him a valuable asset to our board of directors.

Compensation of Directors

Annually, we will pay a cash retainer of $50,000 to each independent director for their service as a director, as well as an equity grant of time-based LTIP Units in the Operating Partnership with a value of approximately $85,000 at the time of grant. The equity will have a one-year vesting schedule. The independent board members serving as chairperson of each of the audit, compensation and conflicts committees will receive an additional annual cash retainer of $15,000, $10,000 and $10,000, respectively.

We also reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our officers and directors to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, our advisor and its affiliates for losses they may incur by reason of their service in that capacity or in their service as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust or other entity, if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement agrees to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. We may incur significant costs to purchase this insurance on behalf of our officers and directors.

Our Advisor

Our advisor, CC Advisors III, is a Delaware limited liability company. Our advisor has contractual responsibilities to us and our stockholders. The sole member and manager of CC Advisors III is CCA, our sponsor.

The officers of CCA are as follows:

Name*	Position(s)	Age**
Daniel Shaeffer	Chief Executive Officer and Director	52
Chad Christensen	Executive Chairman of the Board of Directors and Director	50
Gregg Christensen	Chief Legal Officer and Secretary; Advisory Board Member	54
Glenn Rand	Chief Operating Officer; Advisory Board Member	62
Enzio Cassinis	President	46
Adam Larson	Chief Financial Officer	41
Susan Hallenberg	Chief Accounting Officer and Treasurer; Advisory Board Member	55
Stan Hanks	Executive Vice President	55
Eric Marlin	Executive Vice President, Capital Markets	49
Paul Fredenberg	Chief Investment Officer	47

*	The address of each executive officer and director listed is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.
**	As of June 30, 2023.

The backgrounds of the officers of CCA are described in the “Management – Executive Officers and Directors” section of this prospectus.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor (subject to the supervision and authority of our board of directors and officers) manages our business and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain real estate-related debt investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services to the extent our advisor deems appropriate in light of our employment of certain personnel;

•

maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies to the extent our advisor deems appropriate in light of our employment of certain personnel;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent to the extent our advisor deems appropriate in light of our employment of certain personnel; and

•	performing any other services reasonably requested by us.

See “Compensation—Compensation of Our Advisor and Its Affiliates” for a detailed discussion of the fees payable to our advisor under the advisory agreement.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. In the event that the advisory agreement is not renewed or terminates (other than because of fraud, gross negligence or willful misconduct by our advisor), the payment of any contingent acquisition fees and contingent financing fees provided for in the advisory agreement in effect immediately prior to the CRII Merger will be immediately due and payable by us to our advisor in an amount equal to approximately $17.6 million (if the termination occurs prior to May 7, 2024), reduced by $2.2 million each year thereafter. For more information regarding the terms of the advisory agreement and compensation paid to our advisor thereunder, see “Compensation—Compensation of Our Advisor and Its Affiliates” and “Selected Information Regarding Our Operations-Management Compensation.”

Our Sponsor

Since our formation, our sponsor has been an entity in which Daniel Shaeffer, Chad Christensen and Gregg Christensen had a controlling interest. Initially, Cottonwood Residential was our sponsor. In September 2018, Cottonwood Residential commenced a plan to liquidate and restructure its subsidiaries. As part of the CRI Restructuring, CRII was admitted as a general partner of CROP and thereby became our sponsor and Cottonwood Residential was ultimately liquidated. Messrs. Shaeffer and C. and G. Christensen had a controlling interest in both Cottonwood Residential and CRII. In May 2021, CCA became our sponsor when CRII undertook a series of transactions in connection with the CRII Merger that resulted in CROP and CRII divesting their complete interest in CCA to an entity beneficially and majority owned and controlled by Messrs. Shaeffer, C. Christensen and G. Christensen. As a result of these transactions, Messrs. Shaeffer, C. Christensen and G. Christensen currently beneficially own approximately 73.5% of CCA. CCA wholly owns our advisor, CC Advisors III.

Cottonwood Residential and later CRII did their investing through CROP, the operating partnership of first Cottonwood Residential and then CRII, prior to the CRII Merger. As a result of the CRII Merger, CROP is our operating partnership; however, in order to evaluate the experience of our sponsor we have included information about prior real estate programs sponsored by Cottonwood Residential, CRII and CROP as these entities were controlled by the key management team that now control CCA, our sponsor following the CRII Merger, Daniel Shaeffer, Chad Christensen and Gregg Christensen.

Experience of Our Sponsor

The information presented in this section represents the historical experience of real estate programs, which we refer to as “prior real estate programs,” sponsored by entities controlled by Daniel Shaeffer, Chad Christensen and Gregg Christensen, the members of our executive management team who collectively own a majority interest in and control our sponsor. This includes programs previously sponsored or advised, directly or indirectly, by CRII, Cottonwood Residential, CROP, Cottonwood Capital, LLC and their affiliates. Investors in our shares should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any of the entities to which the following information relates. Unless specifically noted otherwise, all information in this section is as of December 31, 2020, the last complete fiscal year prior to our acquisition of CROP in the CRII Merger.

Cottonwood Residential

Cottonwood Residential conducted a private placement offering exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act for shares of non-voting common stock from December 2012 through January 2017 (the “CRI Offering”). Pursuant to the CRI Offering, Cottonwood Residential raised approximately $149.0 million from approximately 1,950 investors through the sale of shares of its non-voting common stock at net asset value, plus upfront selling commissions and dealer manager fees. Proceeds from the offering were used for general corporate purposes including investment in multifamily operating and development assets.

As part of the CRI Restructuring, on July 30, 2018, the board of directors of Cottonwood Residential approved (i) Cottonwood Residential’s entry into a purchase and sale agreement with a third party for the sale of certain assets held by CROP (the “CRI Purchase and Sale Agreement”), which proceeds would be used to repay existing debt and other obligations that were issued to Cottonwood Residential’s and CROP’s investors, FrontRange Capital Partners and Equity Resource Investments, and (ii) a plan of liquidation and dissolution of Cottonwood Residential pursuant to which, among other things, Cottonwood Residential would sell five assets to third parties in the open market (the “CRI Plan of Liquidation”). On August 20, 2018, the holders of Cottonwood Residential’s voting common stock approved the Purchase and Sale Agreement and the CRI Plan of Liquidation. On February 27, 2019, Cottonwood Residential completed the disposition of the last property contemplated for sale in the CRI Plan of Liquidation. On December 31, 2019, Cottonwood Residential filed articles of dissolution with the Maryland State Department of Assessments and Taxation pursuant to the CRI Plan of Liquidation, which articles became effective December 31, 2019. Cottonwood Residential paid liquidating distributions to its stockholders in March 2019 and October 2019, in an aggregate amount of $18.80 per share, or approximately $186.0 million.

The following table shows per share information about the performance of an investment in Cottonwood Residential, both with and without investor-paid load, for the “First,” “Last” and “Representative” investor in Cottonwood Residential. Investors in Cottonwood Residential paid 10% of the purchase price for their shares in upfront selling commissions and dealer manager fees. As used in the table below, “First” investors are those investors who acquired Cottonwood Residential non-voting common stock on December 14, 2012, the first day Cottonwood Residential admitted investors in the CRI Offering; “Last” investors are those investors who acquired Cottonwood Residential non-voting common stock on January 20, 2017, the last day of the CRI Offering; and “Representative” investors are those investors who acquired Cottonwood Residential non-voting common stock on the “average start date” of July 6, 2015. The average start date is a representative start date that reflects the average period of time of an investment in Cottonwood Residential based on the timing of purchases of Cottonwood Residential common stock.

With investor-paid load
Investor	Investment Amount(1)	Cumulative Distributions(2)	Liquidating Distribution	Average Annual Return	Cumulative Total Return	Internal Rate of Return
First	$13.00	$4.98	$18.80	12.1%	182.9%	11.8%
Last	$19.03	$1.48	$18.80	2.4%	106.6%	3.8%
Representative	$15.44	$2.85	$18.80	9.4%	140.2%	11.7%

Without investor-paid load
Investor	Investment Amount(1)	Cumulative Distributions(2)	Liquidating Distribution	Average Annual Return	Cumulative Total Return	Internal Rate of Return
First	$11.70	$4.98	$18.80	15.1%	203.2%	14.1%
Last	$17.13	$1.48	$18.80	6.7%	118.4%	10.3%
Representative	$13.90	$2.85	$18.80	13.0%	155.8%	15.7%

(1)	Investors in Cottonwood Residential paid sales charge of 10% of the purchase price of their investment as upfront selling commissions and dealer manager fees.
(2)	No distributions were reinvested in shares of Cottonwood Residential common stock.

CRII

CRII was formed to act as the general partner of CROP as part of the CRI Restructuring. CRII raised approximately $4.2 million in gross proceeds from of non-voting common stock from April 2019 through October 2019 (the “CRII Offering”) to seven investors. CRII used the net proceeds from the CRII Offering to capitalize CRII as the general partner of CROP, for general corporate purposes and to invest in multifamily real estate projects. On May 7, 2021, CRII merged with and into our wholly owned subsidiary in a stock-for-stock transaction in which we issued shares of our Class A common stock to holders of CRII common stock and CRII ceased to exist.

The following table shows per share information about the performance of an investment in CRII, both with and without investor-paid load, for the “First,” “Last” and “Representative” investor in CRII. As used in the table below, “First” investors are those investors who acquired CRII common stock on March 4, 2019, the first day CRII admitted investors in the CRII Offering; “Last” investors are those investors who acquired CRII common stock on October 2, 2019, the last day of the CRII Offering; and “Representative” investors are those investors who acquired CRII common stock on the “average start date” or May 15, 2019. The average start date is a representative start date that reflects the average period of time of an investment in CRII based on the timing of purchases of CRII common stock.

Investor	Investment Amount(1)	Cumulative Distributions(2)	Value of Merger Consideration(3)	Average Annual Return	Cumulative Total Return	Internal Rate of Return
First	$19.01	$2.77	$21.83	13.5%	129.4%	13.1%
Last	$19.64	$2.26	$21.83	14.2%	122.6%	14.1%
Representative	$19.01	$2.60	$21.83	14.4%	128.5%	14.1%

(1)

The sales charges in connection with the CRII Offering, which includes upfront selling commissions, dealer manager fees and issuer organization and offering expenses were paid by CRII as a company-level expense and reduced the NAV of CRII.

(2)	No distributions were reinvested in shares of CRII common stock.
(3)

Estimated value of merger consideration was determined based on the estimated value of the 2.015 shares of our common stock received as stock consideration in the CRII Merger using our NAV per share of common stock as of May 7, 2021, the date of the CRII Merger.

Prior Real Estate Programs

CROP became the manager of 11 limited liability companies which were formed to accept the contribution of tenant in common interests in multifamily apartment communities formerly owned by tenant in common owners or which were converted from Delaware statutory trusts. These limited liability companies accepted the contribution of undivided interests in real estate in exchange for limited liability company interests. Approximately 76 investors participated in these limited liability companies. All of the limited liability companies acquired multifamily apartment communities, of which eight were located in the southeastern United States, two were located in the southwestern United States and one was located in the northwestern United States. All of the properties were previously owned. As of December 31, 2020, seven of the properties had been sold.

CROP also sponsored the formation of three tenant in common structures. The first of these programs was formed in 2015 to acquire a property located in Buford, Georgia with one investor who contributed approximately $9,000,000 to acquire a 20% interest in the property. During 2018, CROP acquired this investor’s interest in the property to own 98.7% of the property. The second program was formed in 2017 to acquire a property located in St. Petersburg, Florida with two investors who contributed approximately $23,000,000 to acquire a 79.5% equity interest in the property. The property had previously been 100% owned by CROP. The third program was formed in May 2021 to acquire a property located in Nashville, Tennessee with two investors who contributed approximately $4,700,000 to acquire a combined 20% interest in the property.

Cottonwood Multifamily REIT I. CCPMII sponsored CMRI. CMRI conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from May 2016 through April 2017 (the “CMRI Offering”), raising the full offering amount from approximately 1,300 investors. It acquired interests in three multifamily apartment communities, one located in Florida, one located in North Carolina and one located in Georgia. The total purchase price for the portion of the properties acquired by CMRI was approximately $126,796,500. The properties were acquired using permanent financing in the amount of approximately $89,900,000 (of which $80,910,000 was allocable to CMRI’s interest in the properties). CMRI reached the minimum offering amount on September 2, 2016 and made daily distributions equivalent to 5.75% of original purchase price on an annualized basis. Distributions to CMRI stockholders were paid each month beginning October 2016. On July 15, 2021, CMRI merged with and into our wholly owned subsidiary in a stock-for-stock transaction in which we issued shares of our Class A common stock to CMRI stockholders and CMRI ceased to exist.

The following table shows per share information about the performance of an investment in CMRI, both with and without investor-paid load, for the “First,” “Last” and “Representative” investor in CMRI. As used in the table below, “First” investors are those investors who acquired CMRI common stock on September 2, 2016, the first day CMRI admitted investors in the CMRI Offering; “Last” investors are those investors who acquired CMRI common stock on April 26, 2017, the last day of the CMRI Offering; and “Representative” investors are those investors who acquired CMRI common stock on the “average start date” or December 19, 2016. The average start date is a representative start date that reflects the average period of time of an investment in CMRI based on the timing of purchases of CMRI common stock.

Investor	Investment Amount(1)	Cumulative Distributions(2)	Value of Merger Consideration(3)	Average Annual Return	Cumulative Total Return	Internal Rate of Return
First	$10.00	$2.80	$13.85	13.7%	166.5%	12.3%
Last	$10.00	$2.43	$13.85	14.9%	162.8%	13.4%
Representative	$10.00	$2.63	$13.85	14.2%	164.8%	12.8%

(1)

The sales charges in connection with the CMRI Offering, which includes upfront selling commissions, dealer manager fees and issuer organization and offering expenses were paid by CCPMII, CMRI’s property manager and former asset manager, without reimbursement by CMRI and did not reduce the gross proceeds to CMRI in the CMRI Offering.

(2)	No distributions were reinvested in shares of CMRI common stock.

(3)

Estimated value of merger consideration was determined based on the estimated value of the 1.175 shares of our common stock received as stock consideration in the CMRI Merger using our NAV per share of common stock as of June 30, 2021.

Cottonwood Multifamily REIT II, Inc. CCPMII also sponsored CMRII. CMRII also conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from July 2017 through August 2018 (the “CMRII Offering”), raising the full offering amount from approximately 1,100 investors. It acquired interests in two multifamily apartment communities, one located in Massachusetts, and one located in North Carolina. The total purchase price for the portion of the properties acquired by CMRII was approximately $100,177,000. The properties were acquired using permanent financing in the amount of approximately $71,760,000 (of which approximately $54,834,000 was allocable to CMRII’s interest in the properties). CMRII reached its minimum offering amount on September 27, 2017 and made daily distributions equivalent to 5.25% of original price on an annualized basis. Distributions to CMRII stockholders were paid each month beginning October 2017. On July 15, 2021, CMRII merged with and into our wholly owned subsidiary in a stock-for-stock transaction in which we issued shares of our Class A common stock to CMRII stockholders and CMRII ceased to exist.

The following table shows per share information about the performance of an investment in CMRII, with and without investor-paid load, for a “First,” “Last” and “Representative” investor in CMRII. As used in the table, “First” investors are those investors who acquired CMRII common stock on September 27, 2017, the first day CMRII admitted investors in the CMRII Offering; “Last” investors are those investors who acquired CMRII common stock on September 12, 2018, the last day of the CMRII Offering; and “Representative” investors are those investors who acquired CMRII on the “average start date” or March 1, 2018. The average start date is a representative start date that reflects the average period of time of an investment in CMRII based on the timing of purchases of CMRII common stock.

Investor	Investment Amount(1)	Cumulative Distributions(2)	Value of Merger Consideration(3)	Average Annual Return	Cumulative Total Return	Internal Rate of Return
First	$10.00	$1.99	$12.64	12.2%	146.3%	11.4%
Last	$10.00	$1.49	$12.64	14.5%	141.3%	13.8%
Representative	$10.00	$1.77	$12.64	13.1%	144.1%	12.3%

(1)

The sales charges in connection with the CMRII Offering, which includes upfront selling commissions, dealer manager fees and issuer organization and offering expenses were paid by CCPMII, CMRII’s property manager and former asset manager, without reimbursement by CMRII and did not reduce the gross proceeds to CMRII in the CMRII Offering.

(2)	No distributions were reinvested in shares of CMRII common stock.
(3)

Estimated value of merger consideration was determined based on the estimated value of the 1.072 shares of our common stock received as stock consideration in the CMRII Merger using our NAV per share of common stock as of June 30, 2021.

Cottonwood Multifamily Opportunity Fund, Inc. CCPM II also sponsored Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”), which we acquired in a stock-for-stock business combination on September 27, 2022. CMOF conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from November 2017 through August 2019 (the “CMOF Offering”), raising the full offering amount from 1,133 investors. Through two separate joint ventures with an affiliate, CMOF made investments in two multifamily development projects in Salt Lake City, Utah. CMOF was required to commit up to a total of $15.8 million and $23.2 in capital for the development of each of the respective projects. It also invested $5.2 million in a joint venture with an affiliate to purchase land to be held for development in Salt Lake City, Utah. On September 26, 2022, CMOF merged with and into our wholly owned subsidiary in a stock-for-stock transaction in which we issued shares of our Class A common stock to CMOF stockholders and CMOF ceased to exist.

The following table shows per share information about the performance of an investment in CMOF, with and without investor-paid load, for a “First,” “Last” and “Representative” investor in CMOF. As used in the table, “First” investors are those investors who acquired CMOF common stock on March 8, 2018, the first day CMOF admitted investors in the CMOF Offering; “Last” investors are those investors who acquired CMOF common stock on August 19, 2019, the last day of the CMOF Offering; and “Representative” investors are those investors who acquired CMOF on the “average start date” or January 3, 2019. The average start date is a representative start date that reflects the average period of time of an investment in CMOF based on the timing of purchases of CMOF common stock.

Investor	Investment Amount(1)	Cumulative Distributions	Value of Merger Consideration(2)	Average Annual Return	Cumulative Total Return	Internal Rate of Return
First	$10.00	$0.00	$17.95	17.5%	179.5%	13.7%
Last	$10.00	$0.00	$17.95	25.6%	179.5%	20.7%
Representative	$10.00	$0.00	$17.95	21.3%	179.5%	17.0%

(1)

The sales charges in connection with the CMOF offering, which include upfront selling commissions, dealer manager fees and issuer organization and offering expenses were paid by CCPM II, CMOF’s property manager and former asset manager, without reimbursement by CMOF and did not reduce the gross proceeds to CMOF in the CMOF Offering.

(2)

Estimated value of merger consideration was determined based on the estimated value of the 0.8669 shares of our common stock received as stock consideration in the CMOF merger using its NAV per share of common stock as of August 31, 2022.

Cottonwood on Highland. The Operating Partnership has also sponsored the formation of a qualified opportunity fund under the Tax Cuts and Jobs Act of 2017, Cottonwood on Highland. Cottonwood on Highland was formed in 2019 to be a member of a joint venture that will acquire and develop a multifamily apartment community in Millcreek, Utah. The fund raised proceeds from external investors from June 28, 2019 through December 26, 2019, raising $23,587,903 from 42 investors, including $3,974,720 from affiliated investors. The Operating Partnership has also contributed $6,400,000 to the fund. The joint venture purchased the land for the development for $5,040,000.

High Traverse Holdings. In addition, High Traverse Holdings, LLC, which is beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin sponsored Cottonwood at Millcreek, also a qualified opportunity fund. Cottonwood at Millcreek was formed to be a member of a joint venture that will acquire and develop a multifamily apartment community in Millcreek, Utah, referred to as “The Richmond.” The fund raised proceeds from external investors from December 20, 2019 through December 29, 2021, raising $23,306,915 from 67 investors, including $4,030,500 from affiliated investors. The joint venture purchased the land for the development for $7,300,000.

The following table sets forth information regarding these 11 limited liability companies, three tenant in common transactions, CMRI, CMRII, CMOF and the qualified opportunity funds.

Name of Program	Type of Program	Launch Year	Program Status
Pavilions	Limited Liability Company	2011	Operating
Lily Flagg	Limited Liability Company	2011	Closed/Sold
Waterford Creek	Limited Liability Company	2012	Closed/Sold
Appling Lakes	Limited Liability Company	2012	Closed/Sold
Midtown Crossing	Limited Liability Company	2013	Closed/Sold
Brook Highland Place	Limited Liability Company	2013	Closed/Sold
Toscana	Limited Liability Company	2015	Closed(1)
Scott Mountain	Limited Liability Company	2015	Operating
Cottonwood Reserve (formerly Courtney Oaks)	Limited Liability Company	2015	Operating
Sanctuary	Limited Liability Company	2015	Closed/Sold
Summer Park	Tenant in Common	2015	Closed
Arbors at Fairview	Limited Liability Company	2016	Closed/Sold
Cottonwood Multifamily REIT I, Inc.	REIT	2016	Closed(2)
Cottonwood Multifamily REIT II, Inc.	REIT	2017	Closed(3)
Cottonwood Bayview	Tenant in Common	2017	Operating
Cottonwood Multifamily Opportunity Fund, Inc.	REIT	2017	Closed(4)
Cottonwood on Highland QOF, LLC	Qualified Opportunity Fund	2019	Operating
Melrose Phase II	Tenant in Common	2021	Operating
Alpha Mill	Tenant in Common	2021	Operating
Cottonwood Lighthouse Point	Tenant in Common	2022	Operating

(1)	In 2017 this program converted from a limited liability company to a tenant in common program.
(2)	On July 15, 2021, Cottonwood Multifamily REIT I, Inc. merged with and into us.
(3)	On July 15, 2021, Cottonwood Multifamily REIT II, Inc. merged with and into us.
(4)	On September 27, 2022, Cottonwood Multifamily Opportunity Fund, Inc. merged with and into us.

Neither Cottonwood Residential, CRII, CCA nor CROP, nor their affiliates have sponsored any prior public programs that disclosed a liquidity event date.

Cottonwood Capital, LLC, which became a subsidiary of CROP in 2011, was formed in 2005 for the purpose of offering tenant in common interests in multifamily residential apartment communities. Cottonwood Capital, LLC or its affiliates sponsored 17 tenants in common programs. These prior tenants in common programs raised more than $157 million from over 419 investors. Purchasers who participated in more than one prior tenant in common program were counted as an investor for each such program. The tenant in common programs purchased 17 properties for an aggregate purchase price of more than $412 million, of which four were located in the southeastern United States, nine were located in the southwestern United States, one was located in the northwestern United States and three were located in the western United States. All of the properties were previously owned. All of the properties were multifamily residential properties. Of these 17 programs, 16 have been sold as of the date of this prospectus. The following table sets forth information regarding the 17 tenants in common programs.

Name of Program	Type of Program	Launch Year	Program Status
Northwest Corners	Tenant in Common	2005	Closed/Sold
Scott Mountain	Tenant in Common	2005	Closed
Tramore Village	Tenant in Common	2005	Closed/Sold
Camelot	Tenant in Common	2006	Closed/Sold
Valencia Park	Tenant in Common	2006	Closed/Sold
Fox Point	Tenant in Common	2006	Operating
Greenbrier	Tenant in Common	2006	Closed/Sold
Water Song	Tenant in Common	2007	Closed/Sold
Cottonwood Apartments	Tenant in Common	2007	Closed
West Town	Tenant in Common	2007	Closed/Sold
Gables Apartments	Tenant in Common	2007	Closed/Sold
Arbors at Windsor Lake	Tenant in Common	2008	Closed/Sold
Regatta	Tenant in Common	2008	Closed
Oak Ridge	Tenant in Common	2008	Closed/Sold
Copperfield	Tenant in Common	2008	Closed/Sold
Blue Swan	Tenant in Common	2008	Closed/Sold
Arbor Crossing	Tenant in Common	2009	Closed/Sold

Limitations on Return Information for CRII, CMRI, CMRII and CMOF

The returns for CRII, CMRI, CMRII and CMOF have been prepared based on the NAV per share of our common stock as of the completion of the respective merger, the most significant component of which consists of estimated fair values of real property assets and, as with any real property valuation protocol, the estimated fair values of real properties are based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Further, a CRII, CMRI, CMRII or CMOF stockholder that became a stockholder of us may not realize our NAV per share of our common stock in the event he or she attempts to sell his or her shares of our common stock or upon our liquidation. See “Net Asset Value Calculation and Valuation Guidelines – Limitations on the Calculation of NAV” for additional information.

Prior Programs with Adverse Results

The following is a summary of the prior real estate programs of Cottonwood Capital, LLC and its affiliates as of December 31, 2020 that have experienced adverse results.

Copperfield, a multifamily apartment community located in San Antonio, Texas, was acquired in September, 2008 and sold by the tenant in common owners in September, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity invest of -0.98%.

Tramore Village, a multifamily apartment community located in Austell, Georgia, was acquired in December, 2005 and sold by the tenant in common owners in June, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -0.29%.

Valencia Park, a multifamily apartment community located in Norcross, Georgia, was acquired in March, 2006 and sold by the tenant in common owners in March, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -12.95%.

In addition, the prior real estate programs listed above were established from 2005 to 2009. In 2008, the United States economy experienced a significant recession. Real estate values in the United States were severely impacted. As a result of the recession, all of the prior real estate programs, at one or more times, failed to meet the projected distribution initially made by Cottonwood Capital, LLC and its affiliates with respect to such investment. All prior programs for which anticipated liquidation dates were set forth in the original offering document, and for which such dates have passed, were liquidated on or before the anticipated liquidation date.

Investment in Us by Our Sponsor

Prior to the commencement of our initial public offering, CROP invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. Immediately prior to the CRII Merger, CROP transferred these shares to CCA in exchange for $200,000. CCA may not sell any of these shares during the period CC Advisors III serves as our advisor. CCA will not vote any shares it acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates.

COMPENSATION

Compensation of Our Advisor and Its Affiliates

We pay our advisor, the Special Limited Partner, the dealer manager and their affiliates the fees and expense reimbursements described below in connection with this offering and performing services for us, subject to the review and approval of our conflicts committee. The estimated amount that we may pay with respect to such fees and expenses is also set forth below, assuming receipt of the maximum gross proceeds from the primary offering and distribution reinvestment plan.

The upfront selling commissions and dealer manager fees listed below are effectively paid by purchasers of shares in the primary offering at the time of purchase and, therefore, have no effect on the NAV of any class. The purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees. The distribution fee listed below is allocated on a class-specific basis and may differ for each class, even when the NAV per share of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is our advisor or an affiliate of our advisor) or development, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our advisor and its affiliates.

In addition, we or our Operating Partnership intend to issue equity incentive compensation in the form of our Class I common stock or LTIP Units in our Operating Partnership to our employees and employees of our advisor, including our executive officers, to attract, retain and reward such individuals for services they perform on our behalf. Any compensation paid to employees of our advisor will not reduce the management fee or performance participation allocation. See “—Compensation of Executive Officers,” “—Equity Incentive Compensation,” and “Selected Information Regarding Our Operations—Equity Incentive Compensation Awards to Employees of our Advisor” for additional information about these awards.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees(1)(2)—Orchard Securities	Our dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Our dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers and

The actual amount will depend on the number of shares sold, the class of shares sold and the transaction price of each share sold in the primary offering.

Aggregate upfront selling commissions will equal approximately $14.35 million and aggregate dealer manager fees will equal approximately $2.39 million, in each case if we sell the maximum amount in the primary offering and assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 55% of our offering proceeds are

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

certain wholesalers, all of whom are internal to our advisor and its affiliates.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class D shares, Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

from the sale of Class T shares, that the transaction price of our Class T shares remains constant at $10.00, and that there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Wholesaling Fee—Orchard Securities

Our dealer manager is entitled to receive a wholesaling fee in the amount of up to 1.85% of the transaction price of each share sold in the primary offering. Our dealer manager anticipates that a portion of the wholesaling fee will be retained by, or reallowed (paid) to certain wholesalers, all of whom are internal to our advisor and its affiliates.

No wholesaling fees are paid with respect to any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of shares sold and the transaction price of each share sold in the primary offering.

The wholesaling fee will equal approximately $16.34 million if we sell the maximum amount in our primary offering, assuming the transaction price of our shares remain constant at $10.00, and that there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Distribution Fees(2)—Orchard Securities

Subject to FINRA limitations on underwriting compensation, we pay our dealer manager selling commissions over time as distribution fees:

•  with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•  with respect to our outstanding Class D shares, equal to 0.25% per

Actual amounts depend upon the per share NAVs of our Class T shares and Class D shares, the number of Class T shares and Class D shares purchased, when such shares are purchased and if such shares are outstanding.

For Class T shares, the distribution fees will equal approximately $4.06 million per annum and for Class D shares, the distribution fees will equal approximately $0.23 million per annum, in each case, assuming that we sell the maximum amount in our primary offering, 55% of our offering proceeds are from the sale of Class T shares and 10% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares and Class D shares remains constant at $10.00, that none of our stockholders participate in our distribution reinvestment plan, and that there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees are paid monthly in arrears. Our dealer manager reallows (pays) or advances all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the total amount of distribution fees advanced has not been recouped or the dealer manager is serving as the broker of record with respect to such shares.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different,

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distributions” for more information. In calculating our distribution fee, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.

We will cease paying the distribution fee with respect to any Class T share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.5% with respect to our Class T shares and 8.0% with respect to our Class D shares (or a lower limit with respect to each class of shares as set forth in the applicable agreement between our dealer manager and a participating broker-dealer, which includes the dealer manager agreement in the instance where the dealer manager is acting as a participating broker-dealer, at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.50% with respect to our Class T shares and a limit of 8.0% with respect to our Class D shares, this fee would be paid with respect to a Class T share over approximately 5.88 years from the date of purchase and with respect to a Class D share over approximately 32 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share would total approximately $0.50 and with respect to a Class D share would total approximately $0.80.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class D share sold in that

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
primary offering, each Class T or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Additional Underwriting Compensation—Orchard Securities	We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, certain additional items of underwriting compensation described under “Plan of Distribution—Underwriting Compensation,” including reimbursement for registered representatives of participating broker-dealers to attend educational conferences sponsored by us or our dealer manager, attendance fees for registered persons associated with our dealer manager to attend seminars conducted by participating broker-dealers, promotional items, reimbursements for customary travel, lodging, meals and reasonable	We estimate the additional underwriting compensation expenses paid by us to be approximately $4.5 million if we sell the maximum amount in our primary offering.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities.

In addition, our advisor pays our dealer manager, without reimbursement by us, non-transaction based compensation of certain registered persons associated with our dealer manager. Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit of FINRA.

Other Organization and Offering Expenses—CCI Advisor

We also pay directly, or reimburse our advisor if it pays on our behalf, any other organization and offering expenses (meaning organization and offering expenses other than underwriting compensation) as and when incurred. These expenses may include legal, accounting, printing, mailing, subscription processing and filing fees and expenses, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, and similar diligence expenses of investment advisers.

After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that the cumulative organization and offering expenses that we incur (including underwriting compensation) exceed 15% of our gross proceeds from the applicable offering.

We estimate these other organization and offering expenses to be approximately $4.5 million if we sell the maximum offering amount.

Investment Activities

Acquisition Expense Reimbursement(3)—Our advisor	We do not intend to pay our advisor any acquisition, financing (except interest payments to the lender in cases where the lender is our advisor or an affiliate	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
of our advisor) or other similar fees in connection with making investments. We will, however, reimburse our advisor for out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, financing and development of investments, whether or not such investments are acquired, and make payments to third parties or possibly certain of our advisor’s affiliates in connection with providing services to us.
Operational Activities

Management Fee and Expense Reimbursement(4)—CCI Advisor

The Operating Partnership pays our advisor a monthly management fee equal to 0.0625% of GAV (gross asset value of the Operating Partnership, calculated pursuant to our valuation guidelines and reflective of the ownership interest held by the Operating Partnership in such gross assets), subject to a cap of 0.125% of NAV, as adjusted (adjusted NAV includes any preferred units that are convertible into common units, including the Series A Convertible Preferred Units) of the Operating Partnership. In calculating the management fee, we use GAV and NAV, as defined above, before giving effect to monthly accruals for the management fee and the performance participation allocation fee, distribution fees, or distributions payable on our outstanding shares or Operating Partnership units. To the extent we own assets other than through the Operating Partnership, we will pay a corresponding fee to our advisor.

The management fee may be paid, at our advisor’s election, in cash, Class I shares or Class I units of our Operating Partnership. If our advisor elects to receive any portion of its management fee in our Class I shares or Class I units of our Operating Partnership, we may be obligated to repurchase such Class I

Actual amounts depend upon our aggregate NAV, the changes in NAV and actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

shares or Class I units from our advisor at a later date. Such repurchases will be outside our share repurchase program and thus will not be subject to the repurchase limits of our share repurchase program or any Early Repurchase Deduction.

Any Class I shares paid as a management fee (or received upon conversion of Class I units paid as a management fee) will have registration rights. In addition to the organization and offering expense and acquisition expense reimbursements described above, and subject to the limitations on total operating expenses, we will reimburse our advisor for all costs and expenses incurred by it or its affiliates on our behalf, provided that our advisor is responsible for the expenses related to any and all of its personnel who provide investment advisory services pursuant to the advisory agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of our advisor or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel; provided that we are responsible for the personnel costs of our employees even if they are also directors or officers of our advisor or any of its affiliates except as provided for in the reimbursement and cost sharing agreement.

Performance Participation Allocation—The Special Limited Partner	So long as the advisory agreement has not been terminated, the Special Limited Partner holds a performance participation interest in our Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount, with a Catch-Up (each term as defined	Actual amounts of the performance participation depend upon our Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

herein). Such allocation is made annually and accrues monthly.

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

•  First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•  Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i) all distributions accrued or paid (without duplication) on the Participating Partnership units (all units in our Operating Partnership with the exception of preferred units) outstanding at the end of such period since the beginning of the then-current calendar year plus

(ii) the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Participating Partnership units, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

(i) include any appreciation or depreciation in the NAV of Participating Partnership units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Participating Partnership units outstanding at the beginning of the then-current calendar year and all Participating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Participating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Participating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable distribution fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Participating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.

Except as described in Loss Carryforward Amount below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Participating Partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation.

The Special Limited Partner will also be allocated a performance participation with respect to all Participating Partnership units that are repurchased at the end of any month (in connection with repurchases or repurchases of our shares in our share repurchase program or otherwise) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be payable in cash or Class I units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to redeem such Operating Partnership units from the Special Limited Partner at a later date pursuant to the exchange right as contemplated by the Partnership Agreement.

The Operating Partnership will exchange any such Operating Partnership units for cash or shares of our Class I common stock with an equivalent aggregate NAV in our sole and absolute discretion with the cash

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

amount to be determined 60 business days after the receipt of the redemption request. Any such redemption requests will not be subject to the requirement that such Operating Partnership units be held for at least one year.

See “Summary of Our Operating Partnership Agreement—General Partner and Limited Partner—Performance Participation Interest.”

(1)

Upfront selling commissions and dealer manager fees for sales of Class T and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

(2)

We will cease paying distribution fees at the date following the completion of this primary offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(3)

We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, transaction support services, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid by our advisor and then reimbursed by us. Our charter limits our ability to make an investment if the total of all acquisition fees and acquisition expenses and financing fees relating to the investment exceeds 6% of the contract purchase price or 6% of the funds advanced. This limit may only be exceeded if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

(4)

Our advisory agreement in place through May 6, 2021, provided that after our common stockholders had received a specified return on their investment, our advisor would receive a contingent acquisition fee and a contingent financing fee. Our current advisory agreement removes the obligation to pay a contingent acquisition fee and contingent financing fee except if the advisory agreement is terminated other than for cause (or non-renewal or termination by our advisor) prior to May 6, 2031. If such a termination were to occur, the contingent acquisition fees and contingent financing fees will be due and payable in an amount equal to approximately $17.6 million (if the termination occurs prior to May 7, 2024) reduced by $2.2 million each year thereafter.

Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our conflicts committee has made a finding that, based on such unusual and non-recurring factors as it deems sufficient, a higher level of expenses is justified and such finding is recorded in the minutes of the meeting of the conflicts committee. For purposes of these limits:

•

“Total Operating Expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

•	“Average Invested Assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves.

•

“Net Income” means, for any period, total revenues applicable to such period less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

Performance Participation Allocation Example

The following example illustrates how we would calculate our Special Limited Partner’s performance participation allocation at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the units outstanding at the end of the year. Actual results may differ materially from the following example.

A.	Beginning NAV	$500,000,000
B.	Loss Carryforward Amount	—
C.	Net proceeds from new issuances	—
D.	Distributions paid (in twelve equal monthly installments)	$20,000,000
E.	Change in NAV required to meet 5% annualized internal rate of return(1)	$4,500,000
F.	Hurdle Amount(1) (D plus E)	$24,500,000
G.	Actual change in NAV	$25,000,000
H.	Annual Total Return prior to performance participation allocation (D plus G)	$45,000,000
I.	Excess Proceeds (H minus the sum of B and F)	$20,500,000
J.	Performance participation allocation is equal to 12.5% of annual Total Return (H) because the annual Total Return exceeds the Hurdle Rate (F) plus loss carryforward account balance (B) with enough Excess Proceeds (I) to achieve the partial Catch-Up	$5,625,000

(1)

Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is that amount that results in a 5% annualized internal rate of return on the NAV of the units outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any issuances of such units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. We believe our fee structure described herein, including the requirement that a minimum internal rate of return be achieved before our advisor is entitled to any performance participation interest, aligns the interests of our stockholders with our advisor in a manner that is typically offered to institutional investors.

Executive Officer Compensation

Overview

This section discusses the components of the compensation we provide to our “named executive officers” who are listed in the “Summary Compensation Table” below. In 2022, our named executive officers were Daniel Shaeffer, our Chief Executive Officer, Chad Christensen, our Executive Chairman and Gregg Christensen, our Chief Legal Officer and Secretary.

Prior to May 7, 2021, the effective time of the CRII Merger, we had no employees, and all of our executive officers were employed by our advisor and its affiliates. As such, all of our executive officers were compensated by these entities, in part, for their services to us and our subsidiaries, and except for grants of LTIP Units (units in the Operating Partnership subject to time-based vesting) and Special LTIP Units (units in the Operating Partnership subject to performance-based vesting, and for purposes of our executive compensation discussion, referred to as required by context, collectively as the “LTIP Units”) under our partnership agreement, we did not provide compensation to our executive officers prior to May 7, 2021.

Following the CRII Merger, we employ certain of our executive officers, including one of our named executive officers, Mr. G. Christensen. Mr. Shaeffer and Mr. C. Christensen, along with certain other of our executive officers, are employed by our advisor and its affiliates. Except for grants of LTIP Units that we make to all of our executive officers, Mr. Shaeffer and Mr. C. Christensen, and those executive officers employed by our advisor and its affiliates are compensated by our advisor and its affiliates (and not us), in part, for their service to us and our subsidiaries. See “Compensation of our Advisor and Its Affiliates” for a discussion of the fees paid to our advisor and its affiliates. All of our named executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor and/or its affiliates.

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act and an “emerging growth company” as defined under the JOBS Act. As such, we are permitted to take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies.

Executive Compensation Process

Our compensation committee, which is composed of all of our independent directors, discharges our board of directors’ responsibilities relating to the compensation that we pay to our named executive officers. This includes equity incentive compensation grants we make to all of our named executive officers as well as additional compensation we pay to executive officers employed by us. Prior to the CRII Merger, except for LTIP Unit grants, our named executive officers did not receive any compensation from us.

In making compensation decisions for 2022, the compensation committee evaluated the performance of our chief executive officer and, together with our chief executive officer, assessed the individual performance of the other named executive officers. In addition, the compensation committee reviewed market-based compensation data provided by Ferguson Partners Consulting L.P., a nationally recognized compensation consulting firm specializing in the real estate industry (“FPC”). While the compensation committee considers these recommendations, along with data provided by its other advisors, it retains full discretion to set all compensation to our named executive officers that we pay directly.

Engagement of Compensation Consultant

The compensation committee is authorized to retain the services of one or more executive compensation consultants, in its discretion, to assist with the establishment and review of our compensation programs and related policies. The compensation committee has sole authority to hire, terminate and set the terms of any future engagement of FPC or any other compensation consultant.

For compensation advice in 2022, the compensation committee engaged FPC to provide market-based compensation data to assist the committee in the implementation of a comprehensive executive compensation program for those executive officers that we employ and an equity incentive compensation program for all of our executive officers that complements the compensation provided to our executive officers by our advisor and its affiliates. In connection with these efforts, FPC prepared for the compensation committee reports that included compensation analyses for each executive position, including those executive positions that are held by employees of our advisor and its affiliates, an analysis of a recommended peer group for us and a description of the methodology used to provide the compensation analyses. FPC researched competitive market practices, reviewed the proxy statements of its recommended peer group and checked its own proprietary information data bases. The compensation committee reviewed the information provided to us and approved the 2022 executive compensation program which included equity incentive compensation for all of our executive officers and full compensation for those executive officers that we employ.

Components of Executive Compensation

The key elements of our executive compensation program for our executive officer employees include annual cash compensation, short-term incentive plan compensation as well as equity incentive compensation in the form of LTIP Units. Each element is discussed in detail below.

Base Salary

Compensation for each executive officer we employ was established by our compensation committee. We believe that our executive officers’ base salary levels are commensurate with their positions and are expected to provide a steady source of income sufficient to permit these officers to focus their time and attention on their work duties and responsibilities. Base salaries of our named executive officers employed by us periodically will be reviewed by the compensation committee. For 2023, the compensation committee did not elect to change the annual base salary from year end 2022 levels for Mr. G. Christensen ($400,000). Mr. Shaeffer and Mr. C. Christensen do not receive an annual base salary from us and are compensated by our advisor and its affiliates.

Short-Term Incentive Plan

The short-term incentive plan is intended to compensate our executive officers for achieving annual company and strategic performance goals. The compensation committee believes that the opportunity to earn an annual cash bonus encourages our executive officers to achieve company and strategic performance goals, which fosters a performance-driven company culture that aligns the executives’ interests with the stockholders’ interests.

The short-term incentive plan allows our executive officers to earn a cash bonus based on various pre-defined and pre-weighted company and strategic performance goals established by the compensation committee (at least 50% of which are objective, calculable company performance measurements). Strategic performance goals are assessed subjectively.

The annual cash incentive bonus is the product of the named executive officer’s target bonus (which is a percentage of his base salary) and a formula number that is based on the achievement of predetermined targets. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than, but not greater than the target bonus. For 2022, the compensation committee set Mr. G. Christensen’s target bonus at 90% of his base salary.

The annual cash incentive bonus formula number for 2022 consisted of the following components: (i) 25% capital formation, (ii) 25% capital deployment efficiency, (iii) 25% portfolio characteristics and objectives, (iv) 15% same store net operating income (NOI) growth relative to the same store NOI growth of a pre-selected peer group, and (v) 10% total shareholder return (IRR). With respect to the specific formula components for 2022, the named executive officers received 74.3% of their target bonus based on the achievement of the predetermined targets. Based on our actual performance in 2022, the compensation committee approved an annual cash incentive bonus for Mr. G. Christensen in an amount of $267,372. Mr. Shaeffer and Mr. C. Christensen do not receive a cash incentive bonus from us and are compensated by our advisor and its affiliates.

Equity Incentive Compensation

Our compensation committee acknowledges that the real estate industry is highly competitive and that experienced professionals have significant career mobility. Our compensation committee determined that through the annual grant of LTIP Units under our partnership agreement, with vesting based on continued employment or the achievement of performance goals, each over multi-year periods, we will attract, motivate and retain highly skilled executive officers who are committed to our core values of prudent risk-taking and integrity. Each year our compensation committee determines, in its sole discretion, the aggregate amount, type and terms of any equity grants to our named executive officers. For 2022, the compensation committee determined that annual equity awards should consist of approximately 35% in LTIP Units (subject to multi-year vesting) and 65% in Special LTIP Units (with a multi-year performance measuring period) for all named executive officers.

LTIP Units are a separate series of limited partnership units of the Operating Partnership, which are convertible into Common Units upon achieving certain vesting and performance requirements. Awards of LTIP Units are subject to the conditions and restrictions determined by our compensation committee, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If the conditions and/or restrictions included in an LTIP Unit award agreement are not attained, holders will forfeit the LTIP Units granted under such agreement. Unless otherwise provided, the LTIP Unit awards (whether vested or unvested) will entitle the holder to receive current distributions from the Operating Partnership, and the Special LTIP Units (whether vested or unvested) will entitle the holder to receive 10% of the current distributions from the Operating Partnership during the applicable performance period. When the LTIP Units have vested and sufficient income has been allocated to the holder of the vested LTIP Units, the LTIP Units will automatically convert to Common Units on a one-for-one basis.

The compensation committee has deemed LTIP Unit awards to be an effective means to ensure alignment of the executives’ interests with those of the stockholders. LTIP Units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP Units to produce a tax deduction for us based on current U.S. federal income tax law. As profits interests, the LTIP Units initially will not have full parity, on a per unit basis, with the Common Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can, over time, achieve full parity with the Common Units and therefore, accrete to an economic value for the holder equivalent to the Common Units. If such parity is achieved, the LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into Common Units which in turn may be exchanged, upon the occurrence of certain events, by the holder for a cash amount based on the value of a share of our common stock or for shares of our common stock, on a one-for-one basis, at our election. However, there are circumstances under which the LTIP Units will not achieve parity with the Common Units, and until such parity is reached, the value that a holder could realize for a given number of LTIP Units will be less than the value of an equal number of shares of our common stock and may be zero. The compensation committee believes that this characteristic of the LTIP Units, that they achieve real value only if our share value appreciates, links executive compensation to our performance.

In January 2022, the compensation committee approved equity awards for fiscal year 2022 in dollar values, with the number of units granted calculated by dividing the dollar value of the approved awards by the most recently determined NAV of Common Units. In determining the size of the long-term equity incentives awarded to the named executive officers for 2022 service, the compensation committee considered, among other things, the role and responsibilities of the individual, competitive factors and individual performance history. These awards were intended to enable our executive officers to establish a meaningful equity stake in us that would vest over a period of years based on continued service.

Our compensation committee currently expects to continue to grant LTIP Units awards to our named executive officers annually on the same terms and conditions; however, the committee’s decision whether to approve any such awards in the future will depend on our performance, market trends and practices and other considerations.

Time-Based LTIP Units

The following table sets forth the number and value of the time-based LTIP Units granted to our named executive officers in January 2022 for 2022 compensation. The time-based LTIP Units were issued on January 7, 2022 based on the grant date fair value determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”). The time-based LTIP Units vest annually in equal installments over a four-year period with the first 25% vesting on January 1, 2023, subject to continued service. Time based LTIP Units (whether vested or unvested) receive the same distribution per unit as the Common Units.

Executive Officer	Date of Grant	Number of Time- Based LTIP Units	Value of Time-Based LTIP Units
Daniel Shaeffer	January 7, 2022	23,589	$407,710
Chad Christensen	January 7, 2022	23,589	$407,710
Gregg Christensen	January 7, 2022	7,959	$137,563

In January 2023, the compensation committee approved the grant of an aggregate of 46,691 LTIP Units to the named executive officers for 2023 compensation. The grants were made on January 6, 2023. These LTIP Unit awards vest annually in equal installments over a four-year period beginning on January 1, 2024, subject to continued service. The 2023 grants of LTIP Units will be reflected in the “Summary Compensation Table” and “2023 Grants of Plan-Based Awards” table.

Special LTIP Units

The following table sets forth the number and value of the Special LTIP Units (performance-based LTIP Units) granted to our named executive officers in January 2022. The Special LTIP Units were issued on January 7, 2022 based on the grant date fair value determined in accordance with ASC Topic 718. The actual amount of each award will be determined at the conclusion of the three-year performance period on December 31, 2024, and will depend on our internal rate of return (as defined in the award agreements).

Executive Officer	Date of Grant	Number of Special LTIP Units	Value of Special LTIP Units
Daniel Shaeffer	January 7, 2022	43,809	$757,190
Chad Christensen	January 7, 2022	43,809	$757,190
Gregg Christensen	January 7, 2022	14,780	$255,456

Pursuant to the terms of the applicable award agreements, our named executive officers may earn up to 100% of the number of Special LTIP Units granted, plus deemed dividends on earned units, based on our internal rate of return during the performance period in accordance with the following schedule, with linear interpolation for performance between levels:

Internal Rate of Return	Percentage Earned
Less than 6%	—%
6%	50%
10% or greater	100%

None of the Special LTIP Units will be earned if our internal rate of return for the performance period is less than 6%, and the maximum number of Special LTIP Units will only be earned if our internal rate of return for the performance period is 10% or greater. The earned Special LTIP Units will become fully vested on the first anniversary of the last day of the performance period, subject to continued employment with us, or our advisor or its affiliates. During the performance period, Special LTIP Units (whether vested or unvested) will entitle the holder to receive 10% of the current distribution per unit paid to holders of the Common Units (based on the total number of Special LTIP Units granted). At the end of the performance period, if the internal rate of return equals or exceeds the performance threshold (6%), the holder will be entitled to receive an additional grant of LTIP Units equivalent to 90% of distributions that would have been paid on the earned Special LTIP Units during the performance period.

In January 2023, the compensation committee approved the grant of an aggregate target of 133,403 Special LTIP Units to the named executive officers for 2023 compensation. The 2023 grants of Special LTIP Units will be reflected in the “Summary Compensation Table” and “2023 Grants of Plan-Based Awards” table.

Executive Officer Compensation Tables

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. Prior to the effective time of the CRII Merger on May 7, 2021, we had no employees, and all of our executive officers were employed by our advisor and its affiliates. As such, all of our executive officers were compensated by these entities, in part, for their services to us and our subsidiaries and except for grants of equity incentive compensation that we made to certain of our executive officers commencing for the fiscal year 2020, we did not compensate our executive officers prior to May 7, 2021. Therefore, the table below reflects executive compensation that we paid for the year ended December 31, 2022 and the partial year commencing May 7, 2021. With respect to equity incentive awards, the dollar amounts indicated in the table under “Stock Awards” are the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		Total ($)
Daniel Shaeffer	2022		(2)	1,141,153		(2)	1,141,153
Chief Executive Officer	2021		(2)	—		(2)	—
Chad Christensen	2022		(2)	1,141,153		(2)	1,141,153
Executive Chairman	2021		(2)	—		(2)	—
Gregg Christensen	2022	400,000		385,000	227,372		1,012,372
Chief Legal Officer and Secretary	2021	375,000		—	315,000		690,000

(1)

For 2022, represents the total grant date fair value of LTIP Units and Special LTIP Units granted on January 7, 2022, determined in accordance with ASC Topic 718. Refer to Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K/A filed October 13, 2023 and incorporated herein by reference for a discussion of our accounting of LTIP Units and the assumptions used.

The grant date fair values for the following named executive officers relating to 2022 LTIP Unit awards granted on January 7, 2022, are as follows: Daniel Shaeffer—$407,710; Chad Christensen—$407,710; Gregg Christensen—$137,563. The LTIP Unit awards granted in 2022 vest over four years from the date of grant in equal installments on a quarterly basis, subject to continued service.

The grant date fair values for the named executive officers relating to 2022 Special LTIP Unit awards granted on January 7, 2022, are as follows: Daniel Shaeffer—$757,190; Chad Christensen—$757,190; Gregg Christensen—$255,456.

(2)

Mr. Shaeffer and Mr. C. Christensen are each an officer and employee of our advisor and its affiliates, and are compensated by these entities, in part, for their respective service to us or our subsidiaries. We do not directly compensate Mr. Shaeffer or Mr. C. Christensen other than through LTIP Unit awards. See “Compensation” and “Selected Information Regarding our Operations – Fees and Expenses Payable to Our Advisor and Its Affiliates” for a discussion of the fees paid to our advisor and its affiliates.

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth information with respect to outstanding equity awards granted by our compensation committee and held by the named executive officers as of December 31, 2022. In addition to equity awards granted by us, our named executive officers hold equity awards related to their employment by CRII prior to the CRII Merger which are not reflected in the table below. No option awards were outstanding for the named executive officers as of December 31, 2022. The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the grant date fair values determined in accordance with ASC Topic 718 or the compensation expense recognized in our consolidated financial statements. In addition, the number of unearned Special LTIP Units in the equity incentive plan awards are the target amounts that may be earned under the 2022 Special LTIP Unit awards. All of our named executive officers received their first grant of equity awards from us in 2022 and none of the awards have vested or been earned as of December 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)
Daniel Shaeffer	23,589	$471,650	43,809	$875,939
Chad Christensen	23,589	$471,650	43,809	$875,939
Gregg Christensen	7,959	$159,136	14,780	$295,519

(1)

Represents time-based LTIP Unit awards for which a portion of the awards remain unvested as of December 31, 2022. These awards were granted on January 7, 2022 with a grant date fair value of $16.9316 and vest annually in equal installments over a four-year period with the first 25% vesting on January 1, 2023, subject to continued service.

(2)	Based on the NAV of our common stock as of November 30, 2022 of $19.9945, which was our most recently determined NAV as of December 31, 2022.
(3)

Represents Special LTIP Unit awards (at target amounts) for which a portion of the awards remain unearned and unvested as of December 31, 2022, assuming the Special LTIP Unit awards are earned at the conclusion of the applicable measurement period. These awards were granted on January 7, 2022 with a grant date fair value of $16.9316 and vest on the first anniversary of the last day of the three-year performance period, subject to continued employment.

(4)

Value is based on the NAV of our common stock as of November 30, 2022 of $19.9945, which was our most recently determined NAV as of December 31, 2022. The number and value set forth in the table above assumes that the named executive officers earn the target amounts of Special LTIP Units. Refer to footnote 3 above.

Termination and Change in Control Arrangements

Accelerated Vesting of Time-Based LTIP Units. Pursuant to award agreements with our named executive officers, upon a “change in control” (as defined in the award agreements) or in the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by us without “cause” (as defined in the award agreements), or by reason of death or disability, all outstanding time-based LTIP Units will become fully vested.

Accelerated Vesting of Special LTIP Units. Pursuant to the terms of award agreements with our named executive officers, upon a “change in control” (as defined in the award agreements) or in the event of a termination of the executive officer’s employment by the executive officer for “good reason” (as defined in the award agreements), by us without “cause” (as defined in the award agreements), or by reason of death or disability (each a “Qualified Termination”), after the grant date, but prior to the end of the performance period, the target number of award LTIP Units will be deemed earned. Upon a Qualified Termination after the end of the performance period, but prior to the vesting of the earned Special LTIP Units, all unvested earned Special LTIP Units will become fully vested.

Equity Compensation Plan Information

On March 22, 2022, our board of directors adopted the 2022 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan provides for the granting of stock-based awards of our Class I shares of common stock, including restricted stock (consisting of restricted stock bonuses or restricted stock purchase rights), restricted stock unit awards and other stock-based awards to our employees, our directors, employees of our advisor or its affiliates, other advisors and consultants of ours and of our advisor selected by the plan administrator for participation in the Equity Incentive Plan. We may make awards outside of the Equity Incentive Plan when individuals are ineligible to participate in the Equity Incentive Plan. Although the Equity Incentive Plan permits us to grant awards to our executive officers and directors, we do not intend to issue awards to our executive officers or directors pursuant to the Equity Incentive Plan. Instead, our executive officers and directors will receive equity grants of LTIP Units in the Operating Partnership. Information regarding LTIP Units is included above under “Components of Executive Compensation – Equity Incentive Compensation.”

Our compensation committee administers the Equity Incentive Plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and determine all the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. Unless determined by the plan administrator, no award granted under the Equity Incentive Plan will be transferable except through the laws of descent and distribution.

An aggregate maximum of 300,000 shares of our common stock may be issued upon grant, vesting or exercise of awards under the Equity Incentive Plan. If any shares subject to an award are forfeited, repurchased (for an amount not greater than the participant’s purchase price) or cancelled, or expire or terminate, in whole or in part, without the delivery of shares, then the shares covered by such forfeited, repurchased, cancelled, expired or terminated award will again be available for awards under the Equity Incentive Plan. Shares will not be treated as issued pursuant to the Equity Incentive Plan (a) with respect to any portion of an award that is settled in cash or (b) to the extent such shares are withheld or reacquired by us in satisfaction of tax withholding obligations. In the event of certain changes to our capital structure, such as, for example, a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, combination of shares, or exchange of shares, our board of directors will make appropriate and proportionate adjustments to the number and kind of shares subject to the Equity Incentive Plan and any outstanding awards, and to the purchase price under any outstanding awards.

Under the Equity Incentive Plan, the plan administrator will determine the treatment of awards in the event of a change in our control. Unless earlier terminated by our board of directors, the Equity Incentive Plan will automatically expire on the later of March 22, 2032, or ten years from the most recent approval by our board of directors of an increase in the maximum aggregate number of shares of common stock issuable under the plan. Our board of directors may terminate the Equity Incentive Plan at any time. The expiration or other termination of the Equity Incentive Plan will have no adverse impact on any award that is outstanding at the time the Equity Incentive Plan expires or is terminated without the consent of the holder of the outstanding award. Our board of directors may amend the Equity Incentive Plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to the Equity Incentive Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Equity Incentive Plan. The same is true for any amendment to remove the prohibition on repricing. No amendment will be made that could jeopardize the status of the company as a REIT under the Code.

Other Related Party Transactions

For more information regarding additional related party transactions during the years ended December 31, 2022 and 2021, see “The Conflicts Committee – Certain Transactions with Related Persons” in our Definitive Proxy as filed on August 18, 2023, which is incorporated herein by reference.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CC Advisors III, our advisor, and its affiliates, some of whom serve as our executive officers and our two affiliated directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Cottonwood Real Estate Programs

General

All of our executive officers and our two affiliated directors, and other key real estate professionals of our advisor (i) are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in CCA, our advisor, or their affiliates; and (ii) are also executive officers, the affiliated directors and/or key professionals of other, single asset real estate programs sponsored by our sponsor or its affiliates. Specifically, in 2019 CROP sponsored the formation of a Cottonwood on Highland, a qualified opportunity fund to raise money from third party investors and be a member of a joint venture with CROP that acquired and will develop multifamily apartment communities in Millcreek, Utah. In addition, High Traverse Holdings, LLC, which is beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin sponsored Cottonwood at Millcreek, also a qualified opportunity fund. Cottonwood at Millcreek was formed to be a member of a joint venture that will acquire and develop a multifamily apartment community in Millcreek, Utah, referred to as “The Richmond” and raised money from third party investors. Our officers and directors serve as officers and directors of these funds. These individuals have legal and other obligations with respect to our advisor and other Cottonwood-sponsored programs that are similar to their obligations to us. Thus, there may be conflicts of interest with respect to the officers’ and director’s obligations and duties to these entities and their obligations and duties to us and our affiliates. In the future, these individuals and other affiliates of our advisor may organize other Cottonwood-sponsored programs, serve as the investment advisor and/ or asset manager to other Cottonwood-advised programs and investors and acquire for their own account real estate investments that may be suitable for us.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investments. Many investment opportunities that are suitable for us may also be suitable for other programs sponsored by such persons and affiliates of such persons. It is the intent of our advisor and us that our advisor and its affiliates will allocate potential investments between us and other entities that are sponsored by our advisor and its affiliates in a manner designed to meet each entity’s investment objectives by considering the investment portfolios of each entity, the cash available for investment by each entity and diversification objectives.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire or develop properties in the same geographic areas where other Cottonwood real estate programs or affiliated entities own multifamily apartment communities. In such a case, a conflict could arise in the leasing of apartment units in the event that we and another Cottonwood real estate program or affiliated entity were to compete for the same residents in securing tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cottonwood real estate program or affiliated entity were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we seek to employ developers, contractors, property managers or other third parties. Our advisor and its affiliates, including the advisors of other Cottonwood real estate programs and affiliated entities, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Cottonwood real estate programs and affiliated entities also will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Cottonwood real estate programs and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on our advisor and our board of directors, and the team of real estate professionals that our advisor and its affiliates has assembled for the operation of our business. Current and future Cottonwood-sponsored programs managed and controlled by Cottonwood affiliates will also be advised by many of the same real estate and management professionals. In addition, they engage in other business activities on behalf of themselves and others. As a result, these real estate and management professionals will likely face conflicts of interest in allocating their time among us and Cottonwood -sponsored programs and other business activities in which they are involved. Our executive officers and our key real estate and management professionals are not obligated to devote a fixed amount of their time to us.

We believe that our executive officers and the other key real estate professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands.

Receipt of Fees and Compensation by our Advisor and their Affiliates

We have engaged CC Advisors III as our advisor, an affiliate of CCA. CC Advisors III receives compensation for services as our advisor. This compensation arrangement could affect our judgment with respect to:

•	the continuation, renewal or enforcement of the advisory agreement between us, our subsidiaries and CC Advisors III;

•	equity offerings by us, including using our securities to acquire portfolios or other companies, which would likely entitle our advisor to additional advisory fees;

•	whether we engage affiliates of our advisor for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us;

•

whether we pursue a liquidity event such as a listing of our shares of common stock on a national securities exchange, a sale of the company or a liquidation of our assets, which (i) may make it more likely for us to internalize our external advisor, (ii) could positively or negatively affect the sales efforts for other Cottonwood-sponsored programs, depending on the price at which our shares trade or the consideration received by our stockholders, and/or (iii) would affect the advisory fees received by our advisor; and

•

recommendations to our board of directors with respect to developing, overseeing, implementing, coordinating and determining our NAV and our NAV procedures, the provision of forward-looking property-level information to the Independent Valuation Firm or the decision to adjust the value of certain of our assets or liabilities in connection with the determination of our NAV, especially given that the advisory fees we pay our advisor, the Special Limited Partner’s performance participation interest and the fees we pay our dealer manager are based on our NAV.

Valuation Conflicts

Our advisor is paid a management fee for its services based on our NAV, which is calculated by our advisor, based on valuations provided by a third party appraisal firm. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership will be based in part upon the Operating Partnership’s net assets (which is a component of our NAV). The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. If our NAV is calculated in a way that is not reflective of our actual NAV, then the transaction price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the transaction price or more than the redemption price.

We pay our advisor a management fee regardless of the performance of our portfolio. Our advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay our advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The existence of the Special Limited Partner’s performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share, may create an incentive for our advisor to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.

Because the management fee and performance participation are based on our NAV, our advisor may also be motivated to delay or curtail redemptions to maintain a higher NAV, which could increase amounts payable to our advisor and the Special Limited Partner. Our advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a possible reduction in our NAV that could result from a distribution of the proceeds.

Our Board of Directors’ Loyalties to Cottonwood-Sponsored Programs

The loyalties of our directors serving on the board of directors of existing or future Cottonwood-sponsored programs, may influence the judgment of our board of directors when considering issues for us that also may affect other existing or future Cottonwood-sponsored and advised programs, such as the following:

•

We could enter into transactions with other Cottonwood-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to increased fees and other compensation from either or both parties to the transaction. Decisions of our board or the conflicts committee regarding the terms of those transactions may be influenced by our board’s or the conflicts committee’s loyalties to such other Cottonwood-sponsored programs.

•	A decision of our board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other Cottonwood-sponsored programs.

•	A decision of our board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Cottonwood-sponsored programs.

•

A decision of our board regarding whether we pursue a liquidity event such as a listing of our shares of common stock on a national securities exchange, a sale of the company or a liquidation of our assets, which could positively or negatively affect the sales efforts for other Cottonwood-sponsored programs.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers, our two affiliated directors and the key real estate professionals at our advisor are also officers, directors, managers or key professionals for CC Advisors III, our advisor, and other Cottonwood-sponsored real estate programs.

As a result, their loyalties to each of these programs, their stockholders, members and limited partners may from time to time conflict with the fiduciary duties that they owe us.

Certain Conflict Resolution Measures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest between us and our advisor, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of real property;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor;

•	whether and when we seek to merge with another entity or enter into a business combination with another entity; and

•	whether and when we seek to sell the company or substantially all of its assets.

A majority of our board of directors and a majority of the conflicts committee will approve certain significant proposed multifamily apartment community investments and multifamily real estate-related assets as described above.

Other Charter Provisions Relating to Conflicts of Interests

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for their other clients.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, 6% of the funds advanced. This limit may only be exceeded if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease assets in which our advisor, our sponsor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the members of the conflicts committee) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable; (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller; (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property; and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors, or the approval of a majority of a committee of the board, provided that the members of the committee approving the transaction would also constitute a majority of the board. In the cases where a majority of our conflicts committee require and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain an appraisal of fair market value by independent experts selected by our conflicts committee. We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value. We may in the future enter into transactions, including acquisitions, with other programs sponsored by our advisor and its affiliates if an attractive opportunity presents itself and our conflicts committee approves the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our sponsor, advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint venturers.

Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, a director, the sponsors or any affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, advisor or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to the sponsor, our advisor or to our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. On June 18, 2018, at the first joint meeting of the board of directors and the conflicts committee, our board of directors and the conflicts committee reviewed and ratified our charter and bylaws by the vote of a majority of their respective members, as required by our charter.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Overview

Our board of directors, including a majority of our independent directors, has adopted these valuation guidelines, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted policies and procedures, which adjust the values of certain of our assets and liabilities from historical cost to fair value, as described below. As a result, our NAV may differ from the amount reported as stockholders’ equity on the face of our financial statements prepared in accordance with GAAP. The fair values of our assets and certain liabilities are determined using widely accepted methodologies and, as appropriate, the GAAP principles within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures and are used by our advisor in calculating our NAV and NAV per share. However, our valuation guidelines and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from total equity or stockholders’ equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Advisor

With the approval of our board of directors, including a majority of our independent directors, we have engaged the Independent Valuation Advisor with respect to providing monthly real property asset appraisals, debt-related asset valuations, property management business valuations, reviewing annual third-party real property asset appraisals, helping us administer the valuation and review process described under “Real Property Assets” below for the real property assets in our portfolio, and assisting in the development and review of the related valuation guidelines contained herein. Altus Group is a multidisciplinary provider of independent, commercial real estate appraisal, consulting, technology, and advisory services with multiple offices around the world, including in the United States, Canada, Europe and Asia Pacific. Altus Group is not affiliated with us or our advisor. The compensation we pay to the Independent Valuation Advisor is not based on the estimated values of our assets or liabilities. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Advisor at any time. We will promptly disclose any changes to the identity or role of the Independent Valuation Advisor in this prospectus and in reports we publicly file with the SEC.

Altus Group discharges its responsibilities with respect to real property asset appraisals in accordance with our real property asset valuation guidelines described below and with the oversight of our board of directors. Our board of directors is not involved in the day-to-day valuation of the real property assets within our portfolio, but periodically receives and reviews such information about the valuations of the real property assets as it deems necessary to exercise its oversight responsibility. While the Independent Valuation Advisor is responsible for providing appraisals of our real property assets and reviews of appraisals of our real property assets performed by Third-Party Appraisal Firms, the Independent Valuation Advisor is not responsible for nor does it prepare our monthly NAV.

The Independent Valuation Advisor performs other roles under our valuation guidelines as described herein and may be engaged to provide additional services, including providing an independent appraisal of any of our other assets or liabilities (contingent or otherwise). The Independent Valuation Advisor may, from time to time, perform other commercial real estate and financial advisory services for our advisor and its related parties, or for transactions related to the properties that are the subject of appraisals being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report or the independence of the Independent Valuation Advisor.

Valuation of Consolidated Assets and Liabilities

Our NAV will reflect our pro rata ownership share of the fair values of certain consolidated assets and liabilities, as described below.

Real Property Assets

The overarching principle of the real property asset appraisal process is to produce real property asset appraisals that represent credible estimates of fair value. The estimate of fair value developed in the appraisals of our real property assets may not always reflect the value of, or may materially differ from, the value at which we would agree to buy or sell such assets. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real property assets to any prospective or existing investor.

Each real property asset is appraised by a third-party appraiser (“Third-Party Appraisal Firm”) at least once per calendar year and reviewed by our advisor and the Independent Valuation Advisor. We seek to schedule the appraisals by the Third-Party Appraisal Firms evenly throughout the calendar year, such that an approximately equal portion of the real property assets in our portfolio are appraised by a Third-Party Appraisal Firm each month, although we may have more or fewer appraisals in an individual month. In its review, the Independent Valuation Advisor, will provide an opinion as to the reasonableness of each appraisal report from the Third-Party Appraisal Firms. In the event both our advisor and the Independent Valuation Advisor believe any appraisal completed by a Third-Party Appraisal Firm is materially incorrect, the appraisal can be rejected. In this event, the value indication from the prior month’s appraisal will be carried forward. Exercising this option requires both (i) written confirmation from the Independent Valuation Advisor documenting their consent to the course of action and (ii) engagement of a new Third Party Appraisal Firm to appraise the property within the two months following the rejected appraisal. The value provided by the newly engaged Third Party Appraisal Firm cannot be rejected. In no event will a calendar year pass without having each real property asset appraised by a Third-Party Appraisal Firm unless such asset is being bought or sold in such calendar year. Additionally, the real property assets not appraised by the Third-Party Appraisal Firm in a given calendar month will be appraised for such calendar month by our Independent Valuation Advisor, and such appraisals are reviewed by our advisor.

Newly acquired real properties are initially valued at cost during the month of acquisition, which is expected to represent fair value at that time. Each newly acquired real property will be subject to the regular monthly appraisal process described above starting the month following the month of acquisition. Furthermore, each newly acquired real property will first be appraised by a Third-Party Appraisal Firm in the calendar year following the year of acquisition.

All appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation and the Code of Ethics & Standards of Professional Practice of the Appraised Institute. Each appraisal must be reviewed, approved, and signed by an individual with the professional MAI designation conferred by the Appraisal Institute. Real property appraisals are reported on a free-and-clear basis (for example, no mortgage), irrespective of any property-level financing that may be in place. Such property-level debt or other financing ultimately are factored in and do impact our NAV in a manner described in more detail below.

We rely on the income approach as the primary methodology used by the Third Party Appraisal Firms and the Independent Valuation Advisor (together, the “Independent Appraisal Firms”) in valuing the real property assets within our portfolio, whereby value is derived by determining the present value of a real property asset’s future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable property rental rates and operating expense data, the appropriate capitalization and discount rates, and projections of future income and expenses based on market derived data and trends. Other methodologies that may also be used to value properties include sales comparisons and cost approaches. Because the methodologies utilized in valuing our real property assets involve significant professional judgment in the application of both observable and unobservable inputs, the estimated fair values of our real property assets may differ from their actual realizable values or future appraised values. Our real property valuations may not reflect the liquidation value or net realizable value of our real property assets because the valuations performed by the Independent Appraisal Firms involve subjective judgments about competitive market behavior and do not reflect transaction costs that would be incurred if we were to dispose of our real property assets today. Transaction costs related to an acquisition or disposition will generally be factored into our NAV no later than the closing date for such transaction, and in some circumstances such as when an asset is anticipated to be acquired or disposed, we may factor into our NAV calculation a portion of the potential transaction price and related closing costs given the likelihood that the transaction will close.

The Independent Appraisal Firms request and collect all reasonably available information that they deem relevant in valuing the real property assets in our portfolio from a variety of sources including, but not limited to information from management and other industry and market data. The Independent Appraisal Firms rely in part on property-level information provided by our advisor, including: (i) historical and budgeted operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures.

In conducting their investigation and analyses, our Independent Appraisal Firms take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the real property assets that are provided by us or our advisor. Although our Independent Appraisal Firms may review the information supplied or otherwise made available by us or our advisor for reasonableness, they assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and do not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Appraisal Firms, our Independent Appraisal Firms assume that such forecasts and other information and data were reasonably prepared in good faith reflecting the best currently available estimates and judgments of our management, board of directors and Advisor, and rely upon us to advise our Independent Appraisal Firms promptly if any material information previously provided becomes inaccurate or is required to be updated during the valuation period.

In performing their analyses, our Independent Appraisal Firms make numerous other assumptions with respect to the behavior of market participants, industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Appraisal Firms may assume that we have clear and marketable title to each real property asset valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Appraisal Firms’ analysis, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the appraisal, and any material change in such circumstances and conditions may affect our Independent Appraisal Firms’ analysis and conclusions. Our Independent Appraisal Firms’ appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

Our Independent Appraisal Firms’ valuation reports are addressed solely to us and not to the public, may not be relied upon by any other person to establish an estimated value of our common stock, and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing their appraisal reports, our Independent Appraisal Firms do not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

Upon becoming aware of the occurrence of a material event impacting a real property asset, our advisor will promptly notify the Independent Valuation Advisor. The Independent Valuation Advisor determines the appropriate adjustment, if any, to be made to its estimated fair value of the real property asset during a given month and then updates its appraisal on the asset. For example, changes to underlying property fundamentals and overall market conditions, which may include: (i) a material change in collections (e.g. impacts from the COVID-19 pandemic); (ii) a material change in vacancy levels; (iii) an unanticipated structural or environmental event at a real property asset; or (iv) material capital markets events, any of which may cause the value of a real property asset to change materially.

Each development real property asset will be valued monthly by the Independent Valuation Advisor at estimated fair value. Land cost and other factors such as the status of land entitlements, permitting processes, jurisdictional approvals, estimated overall development completion, and estimated development profit are considered in determining estimates of fair value. Upon the earlier of three months following the month of stabilization or twelve months after substantial completion, we will obtain an appraisal from a Third-Party Appraisal Firm, and thereafter the valuation process will follow the regular valuation process described above.

Real Estate-Related Assets and Other Assets

Publicly traded debt and publicly traded equity securities related to real estate (collectively “Real Estate-Related Assets”) that are not restricted as to salability or transferability are fair valued monthly based on publicly available information. Generally, to the extent the information is available, such Real Estate-Related Assets are valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of these Real Estate-Related Assets that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the asset.

Other assets include, but may not be limited to, derivatives, credit rated government securities, cash and cash equivalents and accounts receivable. Estimates of the fair values of other assets are determined using widely accepted methodologies and, where available, on the basis of publicly available pricing quotations and information. Subject to the board of directors’ approval, pricing sources may include third parties or our advisor or its affiliates.

Other assets also include individual investments in mortgages, mortgage participations and mezzanine loans, preferred equity or other hybrid-like investments and securities that are included in our determination of NAV at estimated fair value using widely accepted valuation methodologies.

Pursuant to our valuation guidelines, our board of directors, including a majority of our independent directors, approves the pricing sources of our Real Estate-Related Assets and other assets. In general, these sources are third parties other than our advisor. However, we may utilize our advisor as a pricing source if the asset is not considered material to the company or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our advisor and any subsequent material adjustments made by our advisor. The Independent Valuation Advisor generally does not act as the third-party pricing source for these assets, although it may, under certain circumstances, be engaged to do so.

Our property management business, which we define as the income derived directly from our property management and development agreement contracts, will be valued by our Independent Valuation Advisor. The value of any additional income outside of such contracts will be valued by our advisor.

The value of promotional interests held by us will be determined by our advisor based on a hypothetical liquidation of the assets and the liabilities of the investment. With the exception of the development project promotional interests, for which our Independent Valuation Advisor provides the value for the development real property asset, our advisor will not obtain value information on the assets of the project from an Independent Appraisal Firm. Although the Independent Valuation Advisor may provide the information utilized to calculate the value of certain of our promotional interests, the Independent Valuation Advisor is not responsible for determining the value of the promotional interests.

Liabilities

Except as noted below, we include an estimate of the fair values of our liabilities as part of our NAV calculation. These liabilities include, but may not be limited to, property-level mortgages and corporate-level credit facilities, fees and reimbursements payable to our advisor and its affiliates, accounts payable and accrued expenses, our preferred equity and other liabilities. Pursuant to our valuation guidelines, our board of directors, including a majority of our independent directors, approves the pricing sources of our liabilities which may include third parties or our advisor or its affiliates.

The estimated fair value of our property-level mortgages and corporate-level credit facilities are determined by our advisor using widely accepted valuation methodologies based on information provided by various qualified third-party debt valuation experts and market data sources. In determining the fair value of such debt our advisor relies primarily on a third-party expert to provide the fair value calculations for our property-level mortgages and corporate-level credit facilities.

Under applicable GAAP, we record liabilities for distribution fees (i) that we currently owe the dealer manager under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to our dealer manager in future periods. However, we do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date. The Independent Valuation Advisor is not responsible for appraising or reviewing these liabilities.

Estimated NAV of Unconsolidated Investments

Unconsolidated real property assets held through joint ventures or partnerships are valued according to the valuation guidelines set by such joint ventures or partnerships. At least once per calendar year, each unconsolidated real property asset will be appraised by a Third-Party Appraisal Firm. If the valuation guidelines of the applicable joint ventures or partnerships do not accommodate a monthly determination of the fair value of real property assets, our advisor will determine the estimated fair value of the unconsolidated real property assets for those interim periods. Our advisor will also determine on a monthly basis the fair value of any other applicable assets and liabilities of the joint venture using similar practices that we utilize for our consolidated portfolio.

Once the associated estimated fair values of assets and liabilities are determined, the value of our interest in any joint venture or partnership is then determined by using a hypothetical liquidation calculation based on our ownership percentage of the joint venture or partnership’s estimated NAV. If deemed an appropriate alternative to fair valuing applicable assets and liabilities individually, unconsolidated assets and liabilities held in a joint venture or partnership that acquires multiple real property assets over time may be valued as a single investment.

The Independent Valuation Advisor is not responsible for providing monthly appraisals of unconsolidated real property assets, reviewing third-party appraisals of unconsolidated real property assets, or valuing our unconsolidated investments per these valuation guidelines; however, they may be engaged to do so.

Probability-Weighted Adjustments

In certain circumstances, such as in an acquisition or disposition process, we may be aware of a contingency or contingencies that could impact the value of our assets, liabilities, income or expenses for purposes of our

NAV calculation. For example, we may be party to an agreement to sell a property at a value different from the property value being used in our current NAV calculation. The same agreement may require the buyer to assume a related mortgage loan with a fair value that is different from the value of the loan being used in our current NAV calculation. The transaction may also involve costs for brokers, transfer taxes, and other items upon a successful closing. Our advisor may take such contingencies into account when determining the values of certain components of our NAV (such as the carrying value of our liabilities or expense accruals) for purposes of our NAV calculation. These adjustments may be made either in whole or in part over a period of time, and our advisor may take into account (a) the estimated probability of the contingencies occurring and (b) the estimated impact to NAV if the contingencies were to occur when determining the timing and magnitude of any adjustments to NAV.

NAV and NAV Per Share Calculation

Our NAV per share is calculated as of the last calendar day of each month for each of our outstanding classes of stock, and is available generally within 15 calendar days after the end of the applicable month. Our NAV per share is calculated by our advisor. Our board of directors, including a majority of our independent directors, may replace any party involved in our valuation guidelines with another party, including our advisor, if it is deemed appropriate to do so.

Each month, before taking into consideration accrued dividends or class-specific distribution fee accruals, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class or unit based on each class’ or units’ relative percentage of the previous aggregate NAV. Changes in the aggregate NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property asset portfolio, increases or decreases in Real Estate-Related Assets and other assets and liabilities, and monthly accruals for income and expenses (including accruals for performance based fees, if any, advisory fees, and distribution fees) and distributions to investors.

Our most significant source of income is property-level net operating income. We accrue revenues and expenses on a monthly basis based on actual leases and operating expenses in that month. For the first month following a real property asset acquisition, we will calculate and accrue net operating income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For NAV calculation purposes, organization and offering costs incurred as part of our corporate-level expenses related to our offerings reduce NAV as incurred.

Following the calculation and allocation of changes in the aggregate NAV as described above, NAV for each class is adjusted for class-specific expenses such as accrued dividends and ongoing distribution fees that are currently payable, to determine the monthly NAV. Class specific expenses will be allocated on a class-specific basis and borne by all holders of such class. The allocation of different class-specific expenses may result in certain share classes having a different NAV per share than other classes. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to Class T shares and Class D shares relative to our other share classes. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of our Class T shares and Class D shares as they are the classes with class-specific expenses. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. Because the purchase price of shares in the primary offering is equal to the transaction price, which is generally equals the prior month’s NAV per share, plus the upfront selling commissions and dealer manager fees, which are effectively paid by purchasers of shares at the time of purchase, the upfront selling commissions and dealer manager fees will have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class on such day.

NAV of our Operating Partnership and OP Units

Our valuation guidelines include the following methodology to determine the monthly NAV of our Operating Partnership and the OP Units. Our Operating Partnership has certain classes or series of OP Units that are each economically equivalent to a corresponding class of shares. Accordingly, on the last day of each month, for such classes or series of OP Units, the NAV per OP Unit equals the NAV per share of the corresponding class. To the extent our Operating Partnership has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of our Operating Partnership on the last day of each month equals the sum of the NAVs of each fully-diluted outstanding OP Unit on such day. In calculating the fully-diluted outstanding OP Units we include all outstanding vested LTIP Units, unvested time-based LTIP Units and those performance-based LTIP Units that would be earned based on the internal rate of return as of such day.

Oversight by our Board of Directors

All parties engaged by us in connection with our valuation guidelines, including the Independent Valuation Advisor, debt valuation experts and our advisor, are subject to the oversight of our board of directors. As part of this process, our advisor reviews the estimates of the fair values of our real property assets, Real Estate-Related Assets, and other assets and liabilities within our portfolio for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions. Although the Third-Party Appraisal Firms, the Independent Valuation Advisor, or other pricing sources may consider any comments received from us or our advisor or other valuation sources for their individual valuations, the final estimated fair values of our real property assets are determined by the Third-Party Appraisal Firms and the Independent Valuation Advisor, and the final estimates of fair values of our Real Estate-Related Assets, our other assets, and our liabilities are determined by the applicable pricing source as described above. With respect to the valuation of our real property assets, the Independent Valuation Advisor provides our board of directors with periodic valuation reports and is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation guidelines

At least once each calendar year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation guidelines, including, with respect to the real property assets and real estate-related debt in our portfolio, with input from the Independent Valuation Advisor, where applicable. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it: (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination; or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

We will publicly announce material changes to our valuation guidelines.

Limitations on the Calculation of NAV

The most significant component of our NAV consists of the estimated fair values of real property assets and, as with any real property valuation protocol, the estimated fair values of real properties are based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions could result in a different estimate of the value of our real property assets. Although the methodologies contained in the valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Relationship between NAV and Our Transaction Price

Generally, our transaction price will equal our most recently disclosed monthly NAV. The transaction price will be the basis for the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our most recently disclosed monthly NAV per share, the most recently disclosed monthly NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or redemption occurs.

In addition, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and redemption price may not equal our NAV per share as of any time.

Our Current and Historical NAV Calculations

Our total NAV in the following table includes the NAV of our outstanding classes of common stock as of September 30, 2023 as well as the partnership interests of the Operating Partnership held by parties other than us. The following table sets forth the components of our NAV as of September 30, 2023 and August 31, 2023:

	As of
Components of NAV*	September 30, 2023	August 31, 2023
Investments in Multifamily Operating Properties	$2,229,713,174	$2,266,595,204
Investments in Multifamily Development Properties	161,145,684	125,235,568
Investments in Real-estate Related Structured Investments	92,687,624	86,323,709
Investments in Land Held for Development	42,978,977	90,621,233
Operating Company and Other Net Current Assets (Liabilities)	5,442,188	(761,063)
Cash and Cash Equivalents	17,430,233	30,516,052
Secured Real Estate Financing	(1,266,769,059)	(1,260,940,269)
Subordinated Unsecured Notes	(42,333,000)	(42,433,000)
Preferred Equity	(205,340,645)	(200,788,021)
Accrued Performance Participation Allocation	—	—

Net Asset Value	$1,034,955,176	$1,094,369,413

Fully-diluted Shares/Units Outstanding	65,422,888	65,837,017

*	Presented as adjusted for our economic ownership percentage in each asset.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of September 30, 2023 and August 31, 2023:

	Class
	T	D	I	A	OP(1)	Total
As of September 30, 2023
Monthly NAV	$72,382,463	$3,236,163	$67,053,143	$380,890,426	$511,392,981	$1,034,955,176
Fully-diluted Outstanding Shares/Units	4,575,531	204,568	4,238,648	24,077,325	32,326,816	65,422,888

NAV per Fully-diluted Share/Unit	$15.8195	$15.8195	$15.8195	$15.8195	$15.8195

As of August 31, 2023
Monthly NAV	$76,345,768	$3,481,219	$72,835,048	$404,302,848	$537,404,530	$1,094,369,413
Fully-diluted Outstanding Shares/Units	4,592,944	209,430	4,381,740	24,322,768	32,330,135	65,837,017

NAV per Fully-diluted Share/Unit	$16.6224	$16.6224	$16.6224	$16.6224	$16.6224

(1)

Includes the partnership interests of our Operating Partnership held by High Traverse Holdings, an entity beneficially owned by Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin and other Operating Partnership interests, including LTIP Units as described above, held by parties other than us.

Set forth below are the weighted averages of the key assumptions that were used by the Independent Appraisal Firms in the discounted cash flow methodology used in the September 30, 2023, valuations of our real property assets, based on property types.

	Discount Rate	Exit Capitalization Rate
Operating Assets	6.48%	5.26%
Development Assets	6.34%	5.10%

*

Presented as adjusted for our economic ownership percentage in each asset, weighted by gross value. The weighted averages were calculated by our advisor based on the information provided by the Independent Appraisal Firms.

A change in these assumptions would impact the calculation by the Independent Appraisal Firms of the value of our operating and development assets. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our operating and development asset values:

Sensitivities	Change	Operating Asset Values	Development Asset Values
Discount Rate	0.25% decrease	2.4%	2.1%
	0.25% increase	(2.3)%	(2.0)%

Exit Capitalization Rate	0.25% decrease	3.6%	3.5%
	0.25% increase	(3.2)%	(3.1)%

*	Presented as adjusted for our economic ownership percentage in each asset.

The following table shows our NAV per share at the end of each quarter during 2022 and 2023 for each class of common stock currently outstanding:

Date	Class T	Class D	Class I	Class A
March 31, 2022	$19.6324	$19.6324	$19.6324	$19.6324
June 30, 2022	$20.7202	$20.7202	$20.7202	$20.7202
September 30, 2022	$20.7056	$20.7056	$20.7056	$20.7056
December 31, 2022	$19.5788	$19.5788	$19.5788	$19.5788
March 31, 2023	$18.4600	$18.4600	$18.4600	$18.4600
June 30, 2023	$17.4638	$17.4638	$17.4638	$17.4638

November 1, 2023 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted (and distribution reinvestment plan issuances) as of November 1, 2023 (and repurchases as of October 31, 2023) is as follows:

Transaction Price (per share)
Class T	$15.8195
Class D	$15.8195
Class I	$15.8195

The transaction price for each of our share classes is equal to such class’s NAV per share as of September 30, 2023. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 20, 2023, the amount of our common stock and the Operating Partnership’s Common Units and LTIP Units beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) our directors, (iii) our executive officers and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of all Shares(3)	Percent of all Shares and Common Units(4)
Daniel Shaeffer	4,445,900	(5)	13.44%	6.77%
Chad Christensen	4,494,195	(5)	13.59%	6.85%
Gregg Christensen	3,976,334	(5)	12.02%	6.06%
Jonathan Gardner	16,410	(6)	*	*
John Lunt	12,934	(6)	*	*
Philip White	27,009	(7)	*	*
All directors and executive officers as a group (13 persons)	6,486,090		19.61%	9.88%

*	Indicates less than 1% of the outstanding common stock.
(1)	The address of each named beneficial owner is 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.
(2)

Ownership consists of shares of our common stock, CROP Common Units and CROP LTIP Units. Subject to certain restrictions, Common Units may be exchanged for cash, or at our option, an equal number of shares of our common stock on the specified exchange date which is the first business day of the month that is at least 60 business days after the receipt by CROP of an exchange notice (the “Specified Exchange Date”). Upon achieving parity with the Common Units and becoming “exchangeable” in accordance with the terms of CROP’s partnership agreement, LTIP Units may be exchanged for cash, or at our option, an equal number of shares of our common stock, subject to certain restrictions, on the Specified Exchange Date.

(3)

Based on 65,653,819 shares of our common stock outstanding as of October 20, 2023. In computing the percentage ownership of a person or group, we have assumed that the Common Units and LTIP Units held by that person or persons in the group have been redeemed for shares of our common stock and that those shares are outstanding, but that no Common Units or LTIP Units held by other persons are redeemed for shares of our common stock, notwithstanding that not all of the LTIP Units have vested to date.

(4)

Based on 65,653,819 shares of common stock and Common Units outstanding as of October 20, 2023 on a fully-diluted basis, comprised of 33,067,603 shares of common stock and 32,586,216 shares of common stock issuable upon exchange or conversion of outstanding Common Units and LTIP Units, respectively.

(5)

Includes 236,676, 284,971, and 163,421 Common Units held by each of Messrs. Shaeffer, C. Christensen, and G. Christensen, respectively, and 707,719, 707,719, and 311,408 LTIP Units held by each of Messrs. Shaeffer, C. Christensen, and G. Christensen, respectively. Not all of the LTIP Units have vested. Includes 3,481,505 Common Units held by HT Holdings, an entity owned and controlled by Messrs. Shaeffer, C. Christensen, G. Christensen and Mr. Eric Marlin. Also includes 20,000 shares of common stock held by CCA, which is beneficially owned by Messrs. Shaeffer, C. Christensen, G. Christensen and Marlin (through entities they own and control or directly). In addition, Messrs. Shaeffer, C. Christensen and G. Christensen comprise the board of managers of CCA and, as such, may be deemed to have had beneficial ownership of the shares held by CCA.

(6)	Includes 16,410 and 12,934 LTIP Units held by Messrs. Gardner and Lunt, respectively. Not all of the LTIP Units have vested.
(7)	Includes 10,600 shares of our common stock and 16,410 LTIP Units held by Mr. White. Not all of the LTIP Units have vested.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Selected Financial Information

The following table presents selected historical consolidated financial information for the five years ended December 31, 2022 and quarterly period ended June 30, 2023. The selected historical consolidated financial information presented below has been derived from our consolidated financial statements. Because the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, you should read it in conjunction with our historical financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2022 and the quarterly period ended June 30, 2023, which are included in our Annual Report on Form 10-K/A for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the six months ended June 30, 2023, respectively, and incorporated herein by reference.

In addition, on May 7, 2021, we completed the CRII Merger which will significantly impact our financial statements and results of operations going forward due to the significance of the merger to our operations. Accordingly, the financial information provided below is not indicative of those expected in future periods.

The amounts in the table are in thousands except per share data.

		As of December 31,
	June 30, 2023	2022	2021	2020	2019	2018(1)
Balance Sheet data
Total real estate assets, net(2)	$1,787,263	$1,830,814	$1,612,251	$199,347	$70,927	$—
Total assets	1,926,136	1,955,637	1,686,890	204,805	119,376	3,724
Mortgage notes and revolving credit facility, net	1,010,942	1,000,137	642,107	70,320	34,990	—
Construction loans, net	71,790	95,327	116,656	—	—	—
Preferred stock, net	178,699	121,390	245,268	29,825	809	—
Unsecured promissory notes, net	42,433	42,953	43,543	—	—	—
Total liabilities	1,372,502	1,345,738	1,146,221	102,722	37,080	158
Total stockholders’ equity	269,095	304,932	202,920	102,083	82,296	3,566
Total noncontrolling interests	284,539	304,967	337,749	—	—	—

	For the Six Months Ended June 30, 2023	2022	2021	2020	2019	2018(1)
Operating Data
Total revenues	76,502	138,302	83,181	11,325	$2,842	$—
Equity in earnings (losses) of unconsolidated real estate entities	3,630	12,393	(533)	2,113	273	—
Net loss	(30,865)	(34,030)	(106,905)	(8,551)	(3,296)	(100)
Net loss attributable to common stockholders	(16,237)	(15,649)	(43,916)	(8,551)	(3,296)	(100)
Net loss per common share—basic and diluted	(0.46)	(0.53)	(2.49)	(0.79)	(0.70)	(3.13)
Other Data
Net cash provided by (used in) operating activities	(23,515)	3,768	5,424	(2,816)	(459)	(4)
Net cash provided by (used in) investing activities	(8,720)	(161,120)	(44,297)	(83,284)	(38,130)	—
Net cash provided by financing activities	40,835	207,486	79,630	42,991	82,925	3,210

	For the Six Months Ended June 30, 2023	2022	2021	2020	2019	2018(1)
Distributions declared to common stockholders	12,344	20,776	9,505	5,398	2,370	—
Distributions declared per common share(3)	0.35	0.71	0.54	0.50	0.50	—
Weighted average common shares outstanding	35,300,655	29,274,236	17,603,981	10,781,487	4,711,343	32,053
Distributions declared to limited partners (unitholders)	11,608	22,348	11,010	0	0	0
Weighted average limited partner units outstanding	32,012,794	31,431,482	20,472,139	0	0	0
Reconciliation of FFO and Core FFO(4)
Adjustments to arrive at FFO:
Net loss attributable to common stockholders	(16,237)	(15,649)	(43,916)	(8,551)	(3,296)	—
Real estate-related depreciation & amortization	27,411	51,265	61,254	6,966	2,738	—
Depreciation and amortization from unconsolidated real estate entities	4,214	7,768	11,973	—	—	—
Gain on sale of real estate assets	(1,031)	—	(10,912)	—	—	—
Gain on sale of investments in unconsolidated real estate entities	—	(8,129)
Loss allocated to noncontrolling interests – limited partners	(14,711)	(17,594)	(58,923)	—	—	—
Amount attributable to above from noncontrolling interests – partially owned entities	(472)	(888)	(5,858)	—	—	—

FFO attributable to common stockholders and unitholders	(826)	16,773	(46,382)	(1,585)	(558)	—

Adjustments to arrive at Core FFO(5)
Amortization of intangible assets	1,579	3,330	2,143	—	—	—
Accretion discount on preferred stock	3,137	5,406	2,350	468	4	—
Share-based compensation(6)	1,728	3,774	1,570	147	—	—
Promote from incentive allocation agreement (tax effected)	(91)	(23,334)	—	—	—	—
Loss on debt extinguishment	1,135	481	—	—	—	—
Legal costs and settlements	1,047	(7)	839	—	—	—
(Gains) losses on derivatives	(196)	(4,048)	—	—	—	—
Other adjustments (7)	1,307	322	2,400	2,539	247	—
Amount attributable to above from unconsolidated real estate entities	807	(1,428)	75	—	—	—
Amount attributable to above from noncontrolling interests – partially owned entities	(14)	138	1,133	—	—	—

Core FFO attributable to common stockholders and unit holders	9,613	1,407	(35,872)	1,569	(307)	—

FFO per common share and unit	(0.01)	0.28	(1.22)	(0.15)	(0.12)	—
Core FFO per common share and unit	0.14	0.02	(0.94)	0.15	(0.07)	—
Weighted average common shares and units outstanding	67,313,449	60,705,718	38,076,120	10,781,487	4,711,343	—

(1)

On December 18, 2018, we satisfied the minimum offering requirement in our public offering and the proceeds from the offering were released to us from escrow. We did not commence real estate operations until the acquisition of our first property on May 30, 2019.

(2)	Includes investments in unconsolidated real estate entities and investments in real estate-related loans.
(3)	Distributions declared per common share assumes each share was issued and outstanding each day for the periods presented.
(4)

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity REIT. We compute FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. FFO represents net income, excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), gains and losses from change in control, impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and provides a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Investors should exercise caution when using non-GAAP performance measures, such as FFO, to make investment decisions. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

Our management also uses Core FFO as a measure of our operating performance. Core FFO is further adjusted from FFO for the items described in the table above in the determination of GAAP net income. Our calculation of Core FFO may differ from the methodology used for calculating Core FFO by other REITs and, accordingly, our Core FFO may not be comparable. We believe these measures are useful to investors because they facilitate an understanding of our operating performance after adjusting for non-cash expenses and other items not indicative of ongoing operating performance.

(5)

We included the performance participation allocation in Core FFO beginning June 30, 2023. Core FFO for the years ended December 31, 2022 and 2021 have been adjusted to include $20,320 and $51,761 of performance participation allocation expense, respectively. No performance participation allocation expense was recorded in 2023 or prior to 2021.

(6)	Beginning September 30, 2022, we adjusted Core FFO for share-based compensation and litigation costs. Prior year Core FFO has been adjusted by these items for comparability.
(7)

Other adjustments include acquisition fees and expenses, accretion of below market leases, amortization of debt issuance costs, insurance losses, and other miscellaneous non-cash or non-recurring items. Acquisition fees and expenses associated with the CRII Merger, the CMRI Merger, and the CMRII Merger during each of the years ended December 31, 2021 and December 31, 2020 are included here.

Distribution Information

During our offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after our offering stage, we will not be able to make distributions solely from our cash flow from operating activities. Further, because we may receive income from our investments at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our existence and from time to time during our operational stage, we will declare distributions in anticipation of cash flows that we expect to receive during a later period and we will make these distributions in advance of our actual receipt of these funds.

The following table shows distributions paid and cash flow (used in) provided by operating activities during the six months ended June 30, 2023 and the year ended December 31, 2022 (in thousands):

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Distributions paid in cash—common stockholders	$12,396	$20,032
Distributions paid in cash to noncontrolling interests—limited partners	11,555	22,198
Distributions of DRP (reinvested)	1,406	2,219

Total distributions(1)	$25,357	$44,449

Source of distributions(2)
Paid from cash flows provided by operations	$—	$18,574
Paid from additional borrowings	23,951	14,022
Paid from offering proceeds	—	9,634
Offering proceeds from issuance of common stock pursuant to the DRP	1,406	2,219

Total sources	$25,357	$44,449

Net cash (used in) provided by operating activities(2)	$(23,515)	$3,768

(1)	Distributions are paid on a monthly basis. In general, distributions for all record dates of a given month are paid on or about the fifth business day of the following month.
(2)

The allocation of total sources are calculated on a quarterly basis. Generally, for purposes of determining the source of our distributions paid, we assume first that we use positive cash flow from operating activities from the relevant or prior quarter to fund distribution payments. As such, amounts reflected above as distributions paid from cash flows provided by operations may be from prior quarters which had positive cash flow from operations. Due to the restatement of our financials and corrections to our cash flow from operations as discussed in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K/A incorporated by reference herein, we have restated the information regarding the source of funding for distributions provided as of December 31, 2022 to reflect the correction for the change to our cash flow from operations.

For the six months ended June 30, 2023, distributions declared to common stockholders and limited partners were $12.3 million and $11.6 million, respectively. For the six months ended June 30, 2023, we paid aggregate distributions to common stockholders and limited partners of $12.4 million and $11.6 million. For the six months ended June 30, 2023, our net loss was $30.9 million. Cash flows used in operating activities for the six months ended June 30, 2023 was $23.5 million.

For the year ended December 31, 2022, distributions declared to common stockholders and limited partners were $20.8 million and $22.3 million, respectively. For the year ended December 31, 2022, we paid cash distributions to common stockholders of $20.0 million and limited partners of $22.2 million. For the year ended December 31, 2022, our net loss was $34.0 million. Cash flows provided by operating activities were $3.8 million for the year ended December 31, 2022.

To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for the acquisition of real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operating activities, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

We expect our board of directors to authorize and declare distributions to our common stockholders based on monthly record dates and to pay these distributions on a monthly basis. We have not established a minimum distribution level for our common stockholders, and our charter does not require that we make distributions to our common stockholders. We may also issue stock dividends. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time.

Declaration of Distributions to be Paid Subsequent to June 30, 2023

Our board of directors has declared distribution which were or are to be paid subsequent to June 30, 2023 as follows:

Declaration Date	Record Date	Amount(1)	Paid/Payable
June 15, 2023	June 30, 2023	$0.06083333	July 2023
July 17, 2023	July 31, 2023	$0.06083333	August 2023
August 15, 2023	August 31, 2023	$0.06083333	September 2023
September 18, 2023	September 30, 2023	$0.06083333	October 2023
October 16, 2023	October 31, 2023	$0.06083333	November 2023

(1)	Amount declared equates to $0.73 annually and is reduced for any class-specific expenses allocable to the class.

Fees and Expenses Payable to Our Advisor and Its Affiliates

The table below provides information regarding fees and expenses, including the performance participation interest, paid by us, directly or indirectly, to our advisor and its affiliates in connection with this offering and our operations. The table includes amounts incurred for the six months ended June 30, 2023 and the year ended December 31, 2022 (amounts in thousands). Refer to the “Compensation” section of the prospectus for more information regarding these fees and expenses.

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Form of Compensation
Offering Stage
Selling commissions, dealer manager fees and wholesaling fee(1)	$728	$5,620
Organization and offering expenses	—	—
Operational Stage
Asset management fees	9,366	17,786
Reimbursable operating expenses	—	—
Reimbursable employee costs(2)	(115)	(263)
Affiliate coworking fees(3)	255	661
Performance participation allocation(4)	—	20,320

	$10,234	$44,124

(1)

These amounts were paid to Orchard Securities as the dealer manager for this offering. Orchard Securities has reallowed all or a portion of these amounts to participating broker-dealers and certain wholesalers, all of whom are internal to our advisor and its affiliates.

(2)

Reflects reimbursable costs received by us pursuant to the Reimbursement and Cost Sharing Agreement between Cottonwood Capital Management, LLC (“CCM”), a wholly owned subsidiary of CROP, and CCA pursuant to which CCM will make available to CCA on an as-needed basis certain employees of CCM to the extent the employees are not otherwise occupied in providing services for us or our subsidiaries and CCA reimburses CCM for CCA’s allocable share of all direct and indirect costs related to the employees, including wages, salaries and other employee benefits and allocable overhead expenses.
(3)

We, through our subsidiaries, have engaged APT Cowork, LLC (“APT”), an entity owned directly and indirectly by certain of our officers and affiliated directors, to provide co-working space design and services at certain of our multifamily apartment communities. Amounts shown reflect fees paid to APT pursuant to thirteen Coworking Space Design Agreements and thirteen Service Agreements. In addition, we have entered into a Reimbursement and Cost Sharing Agreement pursuant to which we will make certain employees available to APT and in exchange APT will reimburse us its allocable share of all direct and indirect costs related to the employees utilized by APT. No amounts were reimbursed under the cost sharing agreement during the six months ended June 30, 2023 or the year ended December 31, 2022. See “The Conflicts Committee—Certain Transactions with Related Persons” in our Definitive Proxy as filed on August 18, 2023, which is incorporated herein by reference for additional information regarding our agreements with APT.

(4)

The “Special Limited Partner,” an affiliate of our advisor, is entitled to receive a 12.5% promotional interest, subject to a 5% hurdle and certain limitations, under the terms of the amended and restated limited partnership agreement of our Operating Partnership as amended to date. The performance participation allocation is an annual payment to be made following the end of each year and accrues on a monthly basis. On March 2, 2023, the accrued $20.3 million performance participation allocation was paid by us in cash to the Special Limited Partner.

Equity Incentive Compensation Awards to Employees of our Advisor

In January 2022 and 2023, our compensation committee approved grants of LTIP Units to our executive officers and certain of our employees as equity compensation. The January 2022 grants included $1,660,553 time-based awards and $2,890,749 in targeted performance-based awards to employees of our advisor or its affiliates. The January 2023 grants included $1,556,557 time-based awards and $2,890,745 targeted performance-based awards to employees of our advisor or its affiliates. Each time-based award will vest approximately one-quarter of the awarded amount on January 1 in each of the four years following the grant date. The actual amount of each performance-based LTIP award will be determined at the conclusion of a three-year performance period and will depend on the internal rate of return as defined in the award agreement. The earned LTIP Units will become full vested on the first anniversary of the last day of the performance period, subject to continued employment with our advisor or its affiliates.

In April 2022 and January 2023, our compensation committee approved grants of restricted stock units with a four-year vesting schedule to our employees and employees of our advisor or its affiliates for services provided to us. Included in the amount of awards granted were $80,000 and $90,000 in restricted stock units in 2022 and 2023, respectively for employees of our advisor and its affiliates.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following is a summary of all material provisions concerning our stock. You should refer to the Maryland General Corporation Law, our charter and our bylaws with respect to certain charter provisions for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and our bylaws. Copies of our charter and our bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of these and every other exhibit to our registration statement. See the “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” sections below.

Under our charter, we have the authority to issue a total of 1,100,000,000 shares of capital stock. Of the total shares of stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 125,000,000 of which are classified as Class A shares, 50,000,000 of which are classified as Class TX shares, 275,000,000 of which are classified as Class T shares, 275,000,000 of which are classified as Class D shares, 275,000,000 of which are classified as Class I shares, and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share, 12,800,000 of which are classified as Series 2019, 15,000,000 are classified as Series 2023, 1,000,000 are classified as Series 2023-A and 15,000,000 are classified as Series A Convertible. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of October 20, 2023, there were issued and outstanding the following classes of common stock: 24,077,325 shares of Class A common stock, 4,575,531 shares of Class T common stock, 204,568 shares of class D common stock and 4,210,179 shares of Class I common stock, and the following classes of preferred stock: 12,472,787 shares of Series 2019 Preferred Stock, 7,963,169 shares of Series 2023 Preferred Stock 247,000 shares of Series 2023-A Preferred Stock and 0 shares of Series A Convertible Preferred Stock.

Common Stock

Unless otherwise specified, the description of our common stock refers to our shares of Class A, Class T, Class D and Class I stock. Subject to the restrictions on the transfer and ownership of our common stock set forth in our charter and except as may otherwise be specified in our charter, and subject to the terms of any class or series of our preferred stock, the holders of our common stock have exclusive voting power and are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect all of our directors.

Holders of our common stock are entitled to such distributions as may be authorized by our board of directors and declared by us from time to time out of legally available funds, subject to any preferential rights of any preferred stock that is outstanding. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of our common stock have not been granted preemptive rights, which means that stockholders do not have an automatic option to purchase any new shares that we issue, nor do holders of our common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights unless, in the case of appraisal rights, our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which such holders would otherwise be entitled to exercise appraisal rights.

Our board of directors has authorized the issuance of shares of our stock without certificates; therefore, we will not issue certificates for shares of our stock. Shares of our stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to: Cottonwood Communities, Inc., 1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. SS&C Technologies (“SS&C”) acts as our registrar and as the transfer agent for shares of our stock. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Class T Shares

Each Class T share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this distribution fee consists of an advisor distribution fee and a dealer distribution fee. We expect that generally the advisor distribution fee will equal 0.65% per annum and the dealer distribution fee will equal 0.20% per annum, of the aggregate NAV of our outstanding Class T shares. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The distribution fees are paid monthly in arrears. Our dealer manager reallows (pays) or advances all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the total amount of distribution fees advanced has not been recouped or the dealer manager is serving as the broker of record with respect to such shares.

The upfront selling commission and dealer manager fee are each not payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares will be subject to the distribution fee payable with respect to all our outstanding Class T shares.

We will cease paying the distribution fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.5% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer, which includes the dealer manager agreement in the instance where the dealer manager is acting as a participating broker-dealer, at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). At the end of such month, each such Class T share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.5% of gross proceeds) over approximately 5.88 years from the date of purchase, assuming payment of the full upfront selling commissions and upfront dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $0.50.

Class D Shares

No upfront selling commissions or dealer manager fees are paid for sales of any Class D shares.

We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. The distribution fees are paid monthly in arrears. Our dealer manager reallows (pays) or advances all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the total amount of distribution fees advanced has not been recouped or the dealer manager is serving as the broker of record with respect to such shares.

Class D shares sold pursuant to our distribution reinvestment plan will be subject to the distribution fee payable with respect to all our outstanding Class D shares.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

We will cease paying the distribution fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.0% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer, which includes the dealer manager agreement in the instance where the dealer manager is acting as a participating broker-dealer, at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). At the end of such month, each such Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.0% of gross proceeds, this fee would be paid with respect to a Class D share over approximately 32 years from the date of purchase, assuming opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $0.80.

Class I Shares

No upfront selling commissions, dealer manager fees or distribution fees are paid for sales of any Class I shares.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by Friends and Family or (7) other categories of investors that we name in an amendment or supplement to this prospectus.

Class A Shares

We ceased offering Class A shares in our primary offering in December 2020 and Class A shares are currently only available for purchase by existing holders of our Class A shares pursuant to our distribution reinvestment plan. No selling commissions or dealer manager fees are paid for Class A shares sold under our distribution reinvestment plan.

Class TX Shares

We have has ceased offering Class TX shares and all outstanding Class TX shares have converted into Class A shares.

Other Terms of Common Stock

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees, and distribution fees paid with respect to such shares would equal or exceed the applicable limit as described in the “—Class T Shares” and “—Class D Shares” sections above, each Class T share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class D share sold in that primary offering, each Class T or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control.

We currently have outstanding Series 2019, Series 2023 and Series 2023 -A preferred stock and have designated Series A Convertible Preferred Stock. With the exception of our Series A Convertible Preferred Stock, our preferred stock is non-voting and accounted for as a liability as it is mandatorily redeemable. The

Series A convertible preferred stock has limited class voting rights and will be accounted for as equity. All series of our preferred stock are senior to our common stock with respect to distribution rights and rights upon liquidation, dissolution or winding up of us. We are currently offering Series 2023, Series 2023-A and Series A Convertible preferred stock in separate, ongoing best-efforts private offerings. We completed a private offering for our Series 2019 Preferred Stock in March 2022. Our board of directors may issue additional series of preferred stock at any time in the future without stockholder approval. Information on our preferred stock as of October 20, 2023 is as follows:

	Dividend Rate	Extension Dividend Rate	Redemption Date	Maximum Extension Date	Shares Outstanding / Authorized for Sale(1)
Series 2019 Preferred Stock	5.5%	6.0%	December 31, 2023	December 31, 2025	12,472,787/12,800,000
Series 2023 Preferred Stock	6.0%	6.5%(2)	June 30, 2027	June 30, 2029	7,963,169/15,000,000
Series 2023-A Preferred Stock	7.0%	N/A	December 31, 2027	N/A	247,000/1,000,000
Series A Convertible Preferred Stock(3)	8.0%(4)	N/A	N/A(5)	N/A	0/15,000,000

(1)	As of October 20, 2023.
(2)	Represents the fully extended dividend rate. During the first-year extension, the dividend rate is 6.25%.
(3)

Subject to a five-year hold period and certain limitations, holders of our Series A Convertible preferred stock may request conversion into our Class I common stock in an amount equal to the $10.00 per share purchase price divided by the NAV of the Class I shares as of the date of conversion. In addition, we may convert the Series A Convertible Preferred Stock into Class I shares at our options subject to the shares being held for two years.

(4)	Our board of directors may increase the dividend rate for the Series A Convertible Preferred Stock from time to time, in its sole discretion.
(5)	We may redeem the Series A Convertible Preferred Stock, at our option, for cash beginning September 1, 2024.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or our president or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of common stockholders holding the requisite number of shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days nor more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes cast by stockholders entitled to vote who are present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of our board of directors is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the MGCL does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, our board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

With respect to common stock owned by our advisor, any director or any of their affiliates, neither our advisor nor any such director, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of our advisor, such directors or any of their affiliates or any transaction between us and any of them. To the extent permitted by the Maryland General Corporation Law, in determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them will not be included.

The term of our advisory agreement with our advisor is one year but it may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us, with the approval (by majority vote) of our conflicts committee. Our conflicts committee annually reviews our advisory agreement with our advisor. While our stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Advance Notice for Stockholder Nominations and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Inspection of Books and Records

Any stockholder will be permitted access to our corporate records to which it is entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. As a part of our books and records, we maintain at our principal office an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them. We update our stockholder list at least quarterly and it is available for inspection by any stockholder or its designated agent upon request. We will also mail a copy of the list to any stockholder within 10 days of the stockholder’s request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. The purposes for which stockholders may request this list include matters relating to their voting rights. Each common stockholder who receives a copy of the stockholder list must keep such list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, will be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Under the Maryland General Corporation Law, a common stockholder is also entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of stockholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office.

Restrictions on Ownership of Shares of Capital Stock

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the value of our aggregate outstanding shares of capital stock or 9.8% of the value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of common stock unless exempted (prospectively or retroactively) by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board of directors receives evidence, including certain representations required by our charter, that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our shares being beneficially owned by fewer than 100 persons will be null and void and the prohibited transferee will not acquire any rights in such shares. Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the prohibited transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the prohibited transferee prior to our discovery that the shares have been transferred to the trustee and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our shares of our stock have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee and by the amount of any costs incurred by us in connection with the transfer. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trustee, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount such prohibited transferee was entitled to receive as set forth in this paragraph, the excess will be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price (as defined in our charter) at the time of the devise or gift) and (ii) the market price (as defined in our charter) on the date we, or our designee, accept the offer, both as reduced by the amount of any costs incurred by us in connection with the transfer. We will have the right to accept the offer until the trustee has sold the shares held in trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must immediately notify us of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock (or such lower percentage as required by law or regulation) will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock in a public offering meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus. All subsequent sales must also comply with applicable state and federal securities laws.

Distributions

We expect to continue to pay distributions on a monthly basis. During the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions. Through June 30, 2023, we have funded distributions with prior period cash provided by operating activities, proceeds from our offerings and proceeds from additional borrowings. The rate will be determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

During our offering stage, when we may raise capital in our offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to make distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. We may fund such distributions from offering proceeds, third party borrowings, the sale of assets or from the maturity, payoff or settlement of debt investments. Such distributions will likely exceed our earnings or cash flow from operations for the corresponding period. Our charter permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we make distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

The per share amount of any distributions for any class of common stock relative to the other classes of common stock shall be determined as described in the most recent multiple class plan approved by our board of directors. Under our multiple class plan in effect, distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class T, Class D, Class I, and Class A will not be identical because of class-specific distribution fees that are deducted from the gross distributions for Class T and Class D shares. Specifically, distributions on Class T and Class D shares will be lower than our other classes of common stock because we are required to pay ongoing distribution fees with respect to the Class T and Class D shares and they are allocated on a class-specific basis. We use the record share method of determining the per share amount of distributions on each class of shares, although our board of directors may choose other methods. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on shares of our common stock is increased by the sum of all class-specific fees accrued for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per share amount is reduced for each class of common stock by the per share amount of any class-specific fees allocable to such class.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on the income that we distribute to our stockholders each year. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our distribution reinvestment plan is included as Appendix A to this prospectus. You will automatically become a participant unless you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont and Washington, are a client of a participating broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont and Washington, or a client of a participating broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan, you may choose to enroll as a participant in our distribution reinvestment plan.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price for such shares in effect on the distribution date. Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased. Although the price you pay for shares of our common stock pursuant to our distribution reinvestment plan will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program. However, our board of directors may determine, in its sole discretion, to designate certain distributions as ineligible for reinvestment through the distribution reinvestment plan, without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants.

Stockholders do not pay selling commissions or a dealer manager fee when purchasing shares pursuant to the distribution reinvestment plan. The ongoing distribution fees with respect to Class T and Class D shares are allocated on a class-specific basis and borne by all shares of the applicable class, including shares issued under the distribution reinvestment plan with respect to such share classes. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distributions” for more information.

Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and will be treated in the same manner as shares of that class purchased in the primary offering.

Participants may terminate their participation in the distribution reinvestment plan at any time by delivering a written notice to us. Such notice must be received by us at least ten days prior to a distribution date in order for a participant’s termination to be effective for such distribution date. If we repurchase a portion of a participant’s shares, the participant’s participation in the distribution reinvestment plan with respect to the participant’s shares that were not repurchased will not be terminated unless the participant requests such termination pursuant to the distribution reinvestment plan. Our board of directors may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon ten days’ notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated.

If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Material U.S. Federal Income Tax Considerations.” However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

We will provide on a monthly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the dividends reinvested during the period, (2) the number of shares purchased during the period, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act and provide us with notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, all tendering stockholders will have the opportunity to rescind the tender of their shares to the noncomplying stockholder within 30 days of our issuance of a position statement on such noncompliant tender offer. The noncomplying stockholder will also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of the voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of the voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Although our board of directors has no current intention to opt in to any of the above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors, provided that the number is not less than three. Our board of directors has the exclusive power to amend our bylaws.

Exclusive Forum for Certain Litigation

Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the MGCL or our charter or bylaws or (iv) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder who is a party to such an action or proceeding must cooperate in any request that we may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program.

The exclusive forum provision of our charter does not establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts or for claims under state securities laws.

Restrictions on Roll-Up Transactions

A Roll-Up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of the transaction, which we refer to as a Roll-Up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-Up Transaction, an appraisal of all of our assets will be obtained from a competent independent expert. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-Up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-Up Transaction.

In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

•	one of the following:

•	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-Up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares of common stock that such investor had held in us;

•	in which investors’ rights of access to the records of the Roll-Up Entity would be less than those provided in our charter and described above in “—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction would not be approved by our common stockholders.

Registrar and Transfer Agent

We have engaged SS&C Technologies, Inc. to serve as the registrar and transfer agent for our common stock and preferred stock. The address and telephone number of our transfer agent is as follows:

SS&C Technologies, Inc.

430 W. 7th Street, Suite 219065

Kansas City, Missouri 64105

Attn: Group Vice President – Full Service

or

Attn: Cottonwood (for investor account changes)

Fax: (855) 338-1452

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or distribution reinvestment plan election, as well as stockholder repurchase requests under our share repurchase program.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of the Sixth Amended and Restated Limited Partnership Agreement of CROP, which we refer to as the “Partnership Agreement” and is qualified in its entirety by reference thereto. The following summary should be read in conjunction with the Partnership Agreement for complete information on the rights, terms, conditions and obligations of the partners. To obtain a copy of the Partnership Agreement, see “Where You Can Find More Information” on page 245.

General Partner and Limited Partners

Cottonwood Communities GP Subsidiary, LLC (“CCGP Subsidiary” or the “General Partner”), our wholly owned subsidiary, is the general partner of the Operating Partnership. For each share of common stock issued by us, the General Partner will acquire one general partner unit.

The limited partners of the Operating Partnership consist of (i) persons who contribute their interests in properties to the Operating Partnership in exchange for Common Units, (ii) persons who purchase common or preferred units for cash in an offering and (iii) such other persons who are issued common or preferred units in the Operating Partnership from time to time. As of the date of this prospectus, the limited partners consist of “Common Limited Partners,” including LTIP unit holders “Series 2019 Preferred Limited Partners,” “Series 2023 Preferred Limited Partners,” “Series 2023-A Preferred Limited Partners,” “Series A Convertible Preferred Limited Partners” and “LTIP Unit Limited Partners.” In general, the Class A Units, Class D Units, Class I Units, Class T Units, Series 2019 Preferred Units, Series 2023 Preferred Units, Series 2023-A Units and Series A Convertible Preferred Units (none of which are currently outstanding) are intended to correspond on a one for one basis with our Class A shares, Class D shares, Class I shares, Class T shares, Series 2019 Preferred Stock, Series 2023 Preferred Stock, Series 2023-A Preferred Stock and Series A Convertible Preferred Stock. When we receive proceeds from the sale of our shares of common or preferred stock, we contribute such proceeds through the General Partner to the Operating Partnership and the General Partner receives one general partner unit for each common share sold and a corresponding preferred unit for each preferred share sold.

CC Advisors—SLP, LLC (the “Special Limited Partner”) is the special limited partner of the Operating Partnership and is entitled to receive only distributions of the performance participation interest described below and any corresponding allocations.

Operations

The Partnership Agreement requires the Operating Partnership to be operated in a manner that will enable it to (i) conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the DRULPA and in such a manner as to permit us at all times to qualify as a REIT and not be subject to any taxes under Section 857 or Section 4981 of the Code, (ii) enter into any partnership, joint venture or other similar arrangement and (iii) do anything necessary, convenient or incidental to the foregoing.

Capital Contributions and Issuances of Additional Partnership Units

The General Partner is authorized to cause the Operating Partnership to issue additional partnership interests for any purpose and at any time, including, but not limited to, additional classes of partnership interests issued in connection with acquisitions of properties, to the partners or to other persons on terms and conditions established by the General Partner in its sole discretion and without the approval of any limited partner. The General Partner is authorized to cause the Operating Partnership to issue partnership interests (i) upon the conversion, redemption or exchange of any debt or other securities issued by the Operating Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Operating Partnership and (iii) in connection with any merger of any other entity into the Operating Partnership or any of its subsidiaries if set forth in the applicable merger agreement. Any additional partnership interests issued by the Operating Partnership may be issued in one or more classes or series with designations, preferences and other rights that are senior to any limited partner interests.

We may not issue any additional securities other than to all holders of our common stock unless (i) the Operating Partnership issues to the General Partner and the General Partner issues to us partnership interests or options, warrants, convertible or exchangeable securities or other rights of the Operating Partnership having designations, preferences and other rights, with substantially similar economic interests as the additional securities and (ii) we contribute to the General Partner and the General Partner contributes to the Operating Partnership the net proceeds from the issuance of such additional securities and from any exercise of rights contained in such additional securities. Notwithstanding the foregoing, we may issue additional securities in connection with an acquisition of property to be held directly by us but only if such acquisition and issuance have been approved and determined to be in the best interests of us, the General Partner and the Operating Partnership by a majority of our independent directors. We generally may issue additional securities for less than fair market value, and cause the Operating Partnership to issue to the General Partner corresponding partnership interests (and us to issue corresponding interests), if (i) we conclude in good faith that such issuance is in the best interests of us, the General Partner and the Operating Partnership (including, by way of example, the issuance of shares of our common stock and corresponding general partner units pursuant to an employee share purchase plan or stock option plan providing for purchases of our common stock at a discount from the fair market value) and (ii) we contribute to the General Partner and the General Partner contributes to the Operating Partnership all proceeds from such issuance and exercise.

Allocation of Net Income

After giving effect to certain special allocations, including a special allocation of net income to the Special Limited Partner for the performance participation interest and allocations to the preferred Limited Partners for their preferred return income, net income of the Operating Partnership is allocated as follows:

(i)	First, to the General Partner to the extent of net loss previously allocated to the General Partner under subsection (iii) of “Allocation of Net Loss” below for all previous fiscal years;

(ii)

Second, to the Common Limited Partners, the LTIP Unit Limited Partners and the General Partner, to the extent of net loss previously allocated to them for all previous fiscal years, in proportion to their respective percentage interests; and

(iii)	Thereafter, to the Common Limited Partners, the LTIP Unit Limited Partners and the General Partner in accordance with their respective percentage interests.

Allocation of Net Loss

After giving effect to certain special allocations, including a special allocation of net loss to the Special Limited Partner for the performance participation interest and allocation to the preferred Limited Partners for their preferred return loss, net loss of the Operating Partnership is allocated as follows:

(i)

First, to the Common Limited Partners, the LTIP Unit Limited Partners and the General Partner in proportion to and to the extent of net income previously allocated to the Common Limited Partners, the LTIP Unit Limited Partners and the General Partner under subsection (iii) of “Allocation of Net Income” above for all previous fiscal years;

(ii)

Second, to the Common Limited Partners, the LTIP Unit Limited Partners and the General Partner in proportion to their positive capital account balances until their capital accounts are reduced to zero; and

(iii)	Thereafter, to the General Partner.

Distributions of Cash From Operations

Unless otherwise provided in the Operating Partnership Agreement, the Operating Partnership will distribute cash from operations as follows:

(i)	First, to the Special Limited Partner until the Special Limited Partner has received an amount equal to the performance participation interest;

(ii)	Second, to the preferred Limited Partners as set forth in the partnership unit designations attached to the Partnership Agreement; and

(iii)

Thereafter, to the General Partner, the LTIP Unit Limited Partners and the Common Limited Partners in proportion to their percentage interests in an amount determined by the General Partner in its sole discretion.

So long as we qualify as a REIT, we, and consequently, the General Partner and the Operating Partnership, are required to distribute at least 90% of their taxable income.

Distributions Upon Liquidation

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any Partner loans and any distributions required pursuant to the partnership unit designations and after payment of any accrued but undistributed performance partnership interest, any remaining assets of the Operating Partnership will be distributed to the Common Limited Partners, LTIP Unit Limited Partners and General Partner as set forth in “Distributions of Cash From Operations” above; provided, however, that no LTIP Unit Limited Partner will receive any distribution with respect to any LTIP Unit in excess of such LTIP Unit Limited Partner’s positive capital account balance.

Performance Participation Interest

So long as the advisory agreement has not been terminated (including by means of non-renewal), the Special Limited Partner holds a performance participation interest in the Operating Partnership also referred to as a performance participation allocation that entitles it to an annual distribution, promptly following the end of each year (which will accrue on a monthly basis) in an amount equal to:

(1)

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (A) the Hurdle Amount for that period and (B) any amount allocated to the Special Limited Partner pursuant to this clause (this commonly referred to as a “Catch-Up”); and

(2)	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

For purposes of this section:

“Hurdle Amount” refers to, for any period during a calendar year, an amount that results in a 5% annualized internal rate of return on the net asset value of the Participating Partnership Units outstanding at the beginning of the then-current calendar year and all Participating Partnership Units issued since the beginning of the applicable calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Participating Partnership Units and all issuances of Participating Partnership Units over the period and calculated in accordance with recognized industry practices. The ending net asset value of the Participating Partnership Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the performance participation interest and any applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Participating Partnership Units repurchased during such period, which Participating Partnership Units will be subject to the performance participation allocation upon repurchase as described below.

“Loss Carryforward Amount” refers to an amount initially equal to zero and which will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero, and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Participating Partnership Units repurchased during such year, which Participating Partnership Units will be subject to performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of calculation of the Special Limited Partner’s performance participation.

“Participating Partnership Units” refers to the Common Units, the LTIP Units, the Special LTIP Units or the general partner units, and excludes any preferred units.

“Total Return” refers to for any period since the end of the prior calendar year, the sum of: (i) all distributions accrued or paid (without duplication) on the Participating Partnership Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate net asset value of such Participating Partnership Units since the beginning of such year, before giving effect to (A) changes resulting solely from the proceeds of issuances of the Participating Partnership Units, (B) any allocation or accrual to the performance participation interest and (C) any applicable distribution fee expenses (including any payments made to the general partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the net asset value of the Participating Partnership Units issued during the then-current calendar year, but (ii) exclude the proceeds from the initial issuance of such Participating Partnership Units.

The following special provisions will be applicable to the performance participation interest:

•	Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

•

With respect to all partnership units that are repurchased at the end of any month in connection with repurchases of shares of our common stock pursuant to our share repurchase program, the Special Limited Partner will be entitled to a performance participation allocation in an amount calculated as described above calculated in respect of the portion of the year for which such partnership units were outstanding, and proceeds for any such partnership unit repurchase will be reduced by the amount of any such performance participation allocation.

•

The performance participation interest may be payable in cash or Common Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Common Units, the Special Limited Partner will receive the number of Common Units that results from dividing the performance participation interest by the net asset value per Common Unit at the time of such distribution. If the Special Limited Partner elects to receive such distributions in Common Units, the Special Limited Partner may request the operating partnership to exchange such Common Units from the Special Limited Partner at any time thereafter pursuant to the Partnership Agreement. Any Common Units received by the Special Limited Partner will not be subject to the one-year holding requirement with respect to the exchange right described below.

•

The measurement of the change in net asset value for the purpose of calculating the Total Return is subject to adjustment by our board of directors to account for any dividend, split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions that our board of directors deems to be a return of capital if such changes are not already reflected in the Operating Partnership’s net assets.

•	The Special Limited Partner will not be obligated to return any portion of the performance participation interest paid due to the subsequent performance of the Operating Partnership.

•

In the event that the advisory agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued performance participation interest with respect to all partnership units as of the date of such termination.

Rights, Obligations and Powers of the General Partner

The General Partner generally has full, complete and exclusive discretion to manage and control the business of the Operating Partnership. The authority of the General Partner generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, manage, lease, dispose of and exchange any property and other assets;

•	develop land, construct buildings and make other improvements or renovations on property owned or leased by the Operating Partnership;

•	authorize, issue, sell, redeem or otherwise purchase any partnership interests or any securities of the Operating Partnership;

•	manage the financings of the Operating Partnership and become a guarantor or co-maker on any indebtedness of the General Partners or its subsidiaries;

•	make loans or advances to any person, including affiliates of the General Partner and the Operating Partnership, for any purpose pertaining to the business of the Operating Partnership;

•	pay, either directly or by reimbursement, all administrative expenses to third parties, us, the General Partner or its affiliates;

•	use assets of the Operating Partnership for any purpose consistent with the Partnership Agreement;

•	lease all or any portion of any of the Operating Partnership’s assets;

•	prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Operating Partnership, its partners or its assets;

•	deal with any and all governmental agencies having jurisdiction over the Operating Partnership’s assets or business;

•	make or revoke any election permitted or required of the Operating Partnership by any taxing authority and file all federal, state and local income tax returns on behalf of the Operating Partnership;

•

maintain such insurance coverage for the protection of the Operating Partnership, its assets, or any other purpose convenient or beneficial to the Operating Partnership and manage any insurance proceeds;

•	hire and dismiss employees and contractors of the Operating Partnership;

•

retain legal counsel, accountants, consultants, real estate brokers and other persons for services of any kind in connection with the Operating Partnership’s business and pay such remuneration as the General Partner deems reasonable;

•	negotiate and enter into agreements on behalf of the Operating Partnership;

•	distribute cash or other assets of the Operating Partnership in accordance with the Partnership Agreement;

•	form or acquire an interest in, and contribute property to, any limited or general partnership, joint venture, limited liability company, corporation, subsidiary or other entity or relationship;

•	establish reserves for working capital, capital expenditures, contingent liabilities or any other purpose of the Operating Partnership;

•	merge, consolidate or combine the Operating Partnership with or into another entity;

•	take any and all actions necessary to adopt or modify any distribution reinvestment plan of the Operating Partnership or us; and

•	take all acts necessary to ensure the Operating Partnership will not be classified as a “publicly traded partnership.”

Reimbursement of Expenses

The General Partner is not compensated for its services as general partner of the Operating Partnership. The General Partner and us are entitled to reimbursement by the Operating Partnership for all administrative expenses incurred on behalf of the Operating Partnership, including any salaries or other payments to directors or officers of the General Partner and us and any accounting and legal expenses of the General Partner and us, which such expenses the partners have agreed are expenses of the Operating Partnership and not the General Partner or us. In addition to the reimbursement by the Operating Partnership of all administrative expenses, the Operating Partnership will pay or reimburse the General Partner and us for the following:

•

costs and expenses relating to the formation and operation of us, the General Partner and our subsidiaries, including any costs, expenses or fees payable to any director or officer of the General Partner or us;

•	costs and expenses relating to any offering, issuance or registration of securities by us or the General Partner and all statements, reports, fees and expenses incidental thereto;

•	costs and expenses associated with any repurchase of any securities by us or the General Partner;

•	costs and expenses associated with the preparation and filing of any periodic or other reports and communications by us or the General Partner under federal, state or local laws or regulations;

•	costs and expenses associated with compliance by us and the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC;

•	costs and expenses incurred by us or the General Partner relating to any issuance or redemption of any partnership interests, our common stock or any other securities of us or the General Partner; and

•	all other operating or administrative costs of us and the General Partner incurred in the ordinary course of their business on behalf of or in connection with the Operating Partnership.

Exchange Right of Common Unit Partners

Subject to certain restrictions described below and in the Partnership Agreement, each Common Limited Partner has the right to exchange its Common Units for, at the option of the Operating Partnership, an equivalent number of shares of our Class I common stock (the “REIT Shares Amount”), or cash equal to the fair market value of our Class I common stock (the “Cash Amount”), which would have otherwise been received pursuant to such exchange. The exchange right will not be available until all of the following have occurred (the “Exchange Date”): (i) the Common Limited Partner has held its Common Units for at least one year (including, if applicable, the amount of time such Common Limited Partner held the preferred units or LTIP Units which were converted into such Common Units), (ii) the shares of Class I common stock to be issued pursuant to the exchange have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available and (iii) the exchange does not result in a violation of the restrictions on stock ownership set forth in our charter. A Common Limited Partner may not deliver more than two Exchange Notices during each calendar year and may not exercise the exchange right for less than 1,000 Common Units or, if such Limited Partner owns less than 1,000 Common Units, all of the Common Units held by such Common Limited Partner. The General Partner has the right to assign this exchange right to us.

Call Right of the General Partner

In the event of a General Partner Liquidity Event (as defined below) or immediately prior to a General Partner Liquidity Event, the General Partner will have the right to purchase all of the Common Units held by a Common Limited Partner and all of the LTIP Units and/or Special LTIP Units held by an LTIP Limited Partner at a price equal to the Cash Amount; provided, however, that the General Partner may, in its sole discretion, beginning on or after the Exchange Date, elect to purchase such called units by paying to such limited partner the REIT Shares Amount in lieu of the Cash Amount. A “General Partner Liquidity Event” means the (i) the sale of all or substantially all of (A) the General Partner partnership interests held by the General Partner or (B) the interests in the General Partner held by us, (ii) the sale, exchange or merger of the General Partner or us or (iii) any listing of our common stock on a national securities exchange; provided, however, that each the foregoing does not include the liquidation of the General Partner and transfer of its General Partner interest to us or the transfer by us of all of our partnership interests in the Operating Partnership to the General Partner. The General Partner has the right to assign this call right to us.

Amendment of CROP Partnership Agreement

The General Partner’s consent will be required for any amendment of the Partnership Agreement. The General Partner, without the consent of any limited partner (other than the Special Limited Partner if such amendment adversely affects the economic rights of the Special Limited Partner), may amend the Partnership Agreement in any respect; provided, however, that the following amendments will require a majority vote of the Common Limited Partners:

•	any amendment affecting the operation of the conversion factor or exchange right in a manner adverse to the Common Limited Partners;

•

any amendment that would adversely affect the rights of the Common Limited Partners to receive the distributions payable to them pursuant to the Partnership Agreement (other than with respect to the issuance of additional Participating Partnership Units and preferred units);

•

any amendment that would economically reduce the Operating Partnership’s relative share of net income and net loss to the limited partners (other than with respect to the issuance of additional Participating Partnership Units and preferred units); or

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to the Operating Partnership.

Term and Dissolution

The Operating Partnership has perpetual duration, unless sooner dissolved upon the first to occur of the following:

•

the General Partner declares bankruptcy, is removed or withdraws from the Operating Partnership, provided, however, that the remaining partners may decide to continue the business of the Operating Partnership;

•	90 days after the sale or other disposition of all or substantially all of the assets of the Operating Partnership (but not a transfer to a General Partner subsidiary); or

•	the determination by the General Partner that the Operating Partnership should be dissolved.

Transferability of Interests

The limited partners of the Operating Partnership generally may not transfer all or any portion of their limited partner interest in the Operating Partnership without the consent of the General Partner. The General Partner also may not transfer all or any portion of its general partner interest in the Operating Partnership or withdraw as the general partner, and we may not transfer our interest in the General Partner, other than as permitted in the Partnership Agreement. In addition, the General Partner may not engage in any merger, consolidation or other combination with or into another entity, or sell all or substantially all of its assets, which in each case results in a change of control of the General Partner or us unless (i) the transaction is approved by a majority vote of the Common Limited Partners, (ii) as a result of the transaction, all Common Limited Partners will receive for each Common Unit an amount of cash, securities or other property equal in value to the amount a holder of one share of our Class I common stock received in the transaction (or in the case of a purchase, tender or exchange offer accepted by more than 50% of the outstanding our common stock, the greatest amount the limited partner would have received had it exercised its exchange right and sold, tendered or exchanged pursuant to such offer), or (iii) the General Partner or we are the surviving entity in the transaction and either (A) the holders of shares of our common stock receive no consideration in the transaction or (B) the Common Limited Partners receive for each Common Unit, an amount of cash, securities or other property that is no less than the amount a holder of one share of our Class I common stock receives in the transaction.

Limitation on Liabilities

The General Partner, its affiliates, or any of their respective officers, trustees, directors, stockholders, partners, members, employees, representatives or agents, and any officer, employee, representative or agent of the Operating Partnership and its affiliates and such other persons designated by the General Partner will not be liable for monetary damages to the Operating Partnership or any of its partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if acting in good faith.

LTIP Units and Special LTIP Units

As part of our equity incentive compensation program, our officers and directors receive equity awards of LTIP Units and Special LTIP Units in the Operating Partnership (for purposes of this section referred to collectively as the “LTIP Units”). LTIP Units are a separate series of limited partnership units of the Operating Partnership, which are convertible into Common Units upon achieving certain vesting and performance requirements. Awards of LTIP Units are subject to the conditions and restrictions determined by our compensation committee, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If the conditions and/or restrictions included in an LTIP Unit award agreement are not attained, holders will forfeit the LTIP Units granted under such agreement. Unless otherwise provided, the LTIP Unit awards (whether vested or unvested) will entitle the holder to receive current distributions from the Operating Partnership, and the Special LTIP Units (whether vested or unvested) will entitle the holder to receive 10% of the current distributions from the Operating Partnership. When the LTIP Units have vested and sufficient income has been allocated to the holder of the vested LTIP Units, the LTIP Units will automatically convert to Common Units on a one-for-one basis.

The LTIP Units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of the LTIP Units to produce a tax deduction for us based on current U.S. federal income tax law. As profits interests, the LTIP Units initially will not have full parity, on a per unit basis, with the Common Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can, over time, achieve full parity with the Common Units and therefore, accrete to an economic value for the holder equivalent to the Common Units. If such parity is achieved, the LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into Common Units, which in turn may be exchanged, upon the occurrence of certain events, by the holder for a cash amount based on the value of a share of our Class I common stock or for shares of our Class I common stock, at our election. However, there are circumstances under which the LTIP Units will not achieve parity with the Common Units, and until such parity is reached, the value that a holder could realize for a given number of LTIP Units will be less than the value of an equal number of shares of our Class I common stock and may be zero.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Internal Revenue Code, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2019. We believe that we have been organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

In connection with this offering, DLA Piper LLP (US) has rendered an opinion that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable years ended December 31, 2019 through December 31, 2020, and our current organization and method of operations will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of DLA Piper LLP (US) is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and is not binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of DLA Piper LLP (US) is based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. DLA Piper LLP (US) will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by or payments made to a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury Regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership of Shares of Capital Stock.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” or “TRS” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our gross income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by and payments made to, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury Regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. We may receive various fees in connection with our operations. The fees may be qualifying income for purposes of both the 75% and 95% gross income tests if received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset tests, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships

General. Substantially all of our assets will be held through our Operating Partnership. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and gross income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Legislation was enacted that significantly changes the rules for U.S. federal income tax audits of partnerships, such as our Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes. Such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment. The application of these rules could cause us to economically bear more than our share of any U.S. federal income tax, interest, and/or penalties arising from a U.S. federal income tax audit of any of the partnerships in which we hold a direct or indirect interest.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership units in connection with future acquisitions. The Partnership Agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations as chosen by the general partner under the Partnership Agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

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a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions. U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, the deduction would sunset after 2025.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury Regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than

60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate repurchase with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” repurchase with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder on our common stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions that are neither attributable to gain from sales of exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder,” a “qualified foreign pension fund” or an entity all the interests of which are owned by “qualified foreign pension funds.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “ —Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a qualified shareholder, a qualified foreign pension fund (each as defined below) or an entity all the interests of which are owned by “qualified foreign pension funds” and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically-controlled REIT.

Even if we were not a domestically-controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury Regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate.

We urge non-U.S. holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund (or entities all the interests of which are held by qualified foreign pension funds).

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a repurchase will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds (or entities all the interests of which are held by qualified foreign pension funds). To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for certain tax-exempt holders (generally, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, qualified group legal services plans or single parent title-holding corporations the income of which is payable to any of the aforementioned tax-exempt organizations), income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our charter’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs (and the tax rates relating to the acquisition, ownership and disposition of our common stock) may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Tax on Payments Made to Foreign Accounts

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. The REIT will not pay additional amounts in respect of any amounts withheld (under FATCA or otherwise). Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA or by an entity that includes such assets. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, or any entity that includes such assets, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations—Taxation of Tax-Exempt Holders of Our Common Stock”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with the plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

All investors, including Benefit Plan fiduciaries, should be aware that neither we, the advisor, the sponsor, the dealer manager nor any of their respective officers, directors, employees and affiliates is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of our common stock and that the advisor and the dealer manager have financial interests associated with the purchase of our common stock, including the fees, expense reimbursements and other payments and distributions they anticipate receiving from the company in connection with the purchase of our common stock.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general “look-through” rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the advisor of the fiduciary duties mandated under ERISA.

If the advisor or affiliates of the advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved per year prior to correction, and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code and could also result in excise taxes with respect to an early “deemed distribution” of the IRA.

The Plan Assets Regulation provides that the underlying assets of an entity, including a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Publicly Offered Securities. The Plan Assets Regulation provides that the underlying assets of an entity, including a REIT, will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plan investors is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit

Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and the Plan Assets Regulation and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception.

Operating Company. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to substantially participate directly in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies this 50% assets requirement on the date it first makes a long-term investment (the “initial valuation date”), it will be considered a real estate operating company or a venture capital operating company, as the case may be, for the entire period beginning on the initial valuation date and ending on the last day of the first annual valuation period, provided that it actually exercises its management rights during such entire period. An “annual valuation period” is a pre-established annual period of not more than 90 days, and the first annual valuation period must begin no later than the anniversary of the initial valuation date. For subsequent periods, the entity must satisfy the 50% of assets test at some time during each annual valuation period and must exercise its management rights during the following 12 months. We believe that we will qualify for the real estate operating company exception or the venture capital operating company exception; however, we have not obtained an opinion of counsel regarding such qualification.

If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for an exception under the Plan Assets Regulation, a prohibited transaction could occur if we, the advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

The foregoing requirements of ERISA and the Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

PLAN OF DISTRIBUTION

We are offering up to $1,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through Orchard Securities LLC, our dealer manager. Because this is a “best efforts” offering, the dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person has any firm commitment or obligation to purchase any shares or to obtain any subscriptions on our behalf. Our offering consists of up to $900,000,000 in shares in our primary offering and up to $100,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan. We are offering to sell any combination of three classes of shares of our common stock in this primary offering, Class T shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount of $900.0 million. In addition, we are offering four classes of shares of our common stock in our distribution reinvestment plan offering, Class T shares, Class D shares, Class I shares, and Class A shares with a dollar value up to the maximum offering amount of $100.0 million. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and dealer manager fees and different ongoing distribution fees.

Class T shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by Friends and Family or (7) other categories of investors that we name in an amendment or supplement to this prospectus. The minimum initial investment for Class I shares is $1,000,000 in this offering, unless waived by the dealer manager. If you are eligible to purchase all three classes of shares offered in our primary offering, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and distribution fees attributable to the different share classes. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or bank trust department by a potential investor as an inducement for such investment adviser or bank trust department to advise favorably for an investment in us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 of the Securities Act. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program. Each class of shares may have a different NAV per share due to the allocation of distribution fees, which differ with respect to each class. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable, which will generally be equal to the prior month’s NAV per share for that share class.

Underwriting Compensation

We have entered into a dealer manager agreement with the dealer manager pursuant to which the dealer manager has agreed to, among other things, manage our relationships with financial professionals and third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock. In addition, the dealer manager may sell our Class T shares directly as well as act as broker-dealer of record in connection with sales of shares by certain registered investment advisers. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares. We refer to broker dealers that participate in the distribution of our shares of common stock, including our dealer manager with respect to sales of our Class T shares, as participating broker-dealers.

Summary

The following table summarizes the upfront selling commissions, dealer manager fees and wholesaling fee generally payable at the time you subscribe for Class T, Class D or Class I shares in the primary offering. The upfront selling commission, dealer manager fee and wholesaling fee are a percentage of the transaction price, which will generally be the prior month’s NAV per share for such class, of the shares sold in the primary offering. No upfront selling commissions or dealer manager fees are paid with respect to any shares sold under our distribution reinvestment plan.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price	Maximum Upfront Wholesaling Fee as a % of Transaction Price
Class T shares(1)	Up to 3.0%	0.5%	Up to 1.85%
Class D shares	None	None	Up to 1.85%
Class I shares	None	None	Up to 1.85%

(1)	Upfront selling commissions and dealer manager fees may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.

Subject to FINRA limitations on underwriting compensation and certain other limitations, the following table shows the distribution fees we pay the dealer manager with respect to the Class T, Class D and Class I shares on an annualized basis as a percentage of our NAV for such class. No distribution fees are paid by us with respect to Class I and Class A shares. The distribution fees are paid on Class T and Class D shares sold in the primary offering or the distribution reinvestment plan and will be paid monthly in arrears.

	Distribution Fee as a % of NAV
Class T shares	0.85	%(1)
Class D shares	0.25%
Class I shares	None

(1)	Consists of an advisor distribution fee and a dealer distribution fee.

The costs of the distribution fee listed above are allocated to Class T and Class D stockholders on a class-specific basis and borne by all holders of that class. We normally expect that the allocation of distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to Class T and Class D shares relative to our other share classes. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of our Class T shares and/or Class D shares. If the NAV per share of our Class T or Class D shares is different from our other classes, then changes to our assets and liabilities that are allocable based on NAV may also be different for that class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distributions” for more information.

Upfront Selling Commissions and Dealer Manager Fees

Class T Shares. Subject to any discounts described below, the dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers and certain wholesalers, all of whom are internal to our advisor and its affiliates.

Investors who purchase $150,000 or more in Class T shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The dealer manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.00%
$150,000 to $499,999.99	2.50%
$500,000 to $999,999.99	2.00%
$1,000,000 and up	1.50%

If you qualify for a volume discount as the result of multiple purchases of our Class T shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class T shares issued and sold in this offering you will receive the benefit of such Class T share purchases in connection with qualifying for volume discounts in any subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.

Requests to combine purchase orders of Class T shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial professional or broker-dealer through which you purchase your Class T shares. Any discounts or fee waivers will reduce the purchase price per Class T share, as applicable, and thereby allow the purchase of additional shares for the same investment amount. However, discounts or fee waivers may have the effect of lengthening the period of time such shares are subject to distribution fees, as lower upfront selling commissions or dealer manager fees will lengthen the amount of time it takes to reach the conversion thresholds described below under “—Distribution Fees—Class T and Class D Shares.” You should consult with your financial professional regarding discounts or fee waivers before purchasing Class T shares.

Class D and Class I Shares. No upfront selling commissions or dealer manager fees will be paid with respect Class D shares or Class I shares sold in this offering.

Wholesaling Fees—All Share Classes

Our dealer manager is entitled to receive a wholesaling fee in the amount of up to 1.85% of the transaction price of each share sold in the primary offering. The wholesaling fee is a company-level expense borne by all of our stockholders. Our dealer manager anticipates that a portion of the wholesaling fee will be retained by, or reallowed (paid) to certain wholesalers, some of which are internal to our advisor and its affiliates. Our dealer manager has agreed to waive all or a portion of the wholesaling fee with respect to purchases of our Class I shares by Friends and Family. No wholesaling fees are paid with respect to any shares sold pursuant to our distribution reinvestment plan.

Distribution Fees—Class T and Class D Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the dealer manager selling commissions over time as a distribution fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares and (ii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees are paid monthly in arrears. Our dealer manager reallows (pays) or advances all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the total amount of distribution fees advanced has not been recouped or the dealer manager is serving as the broker of record with respect to such shares. The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distributions” for more information. In calculating our distribution fee, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.

We will cease paying the distribution fee with respect to any Class T share or Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.5% with respect to Class T shares and 8.0% with respect to Class D shares (or with respect to either share class, a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer, which includes the dealer manager agreement in the instance where the dealer manager is acting as a participating broker-dealer, at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). At the end of such month, such Class T share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.5%) over approximately 5.88 years from the date of purchase and with respect to a Class D share (in the case of a limit of 8.0%) over approximately 32 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share would total approximately $0.50 and with respect to a Class D share would total approximately $0.80.

In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class D share sold in that primary offering, each Class T or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering.

Further, if not already converted into Class I shares as described above, each Class T share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets.

Eligibility to receive the distribution fees with respect to any Class T or Class D share is conditioned on a broker-dealer acting as the broker-dealer of record or acting as a servicing broker-dealer with respect to such share. If the applicable broker-dealer is not eligible to receive the distribution fees, the dealer manager will rebate to us the distribution fees that such broker-dealer would have otherwise been eligible to receive; provided, however, that the dealer manager shall retain the distribution fees to the extent that it has not recouped the total amount of distribution fees advanced by the dealer manager or to the extent that it serves as the broker-dealer of record with respect to such shares. The distribution fees are ongoing fees that are not paid at the time of purchase.

Other Compensation

We also pay directly, or reimburse our advisor if it pays on our behalf, or our advisor may pay directly, any other organization and offering expenses (meaning organization and offering expenses other than underwriting compensation) as and when incurred. These expenses may include reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, and similar diligence expenses of investment advisers. We may also pay directly, or reimburse our advisor and dealer manager if they pay on our behalf, or our advisor may pay directly, certain underwriting compensation expenses, including reimbursement for registered representatives of participating broker-dealers to attend educational conferences sponsored by us or our dealer manager, attendance fees for registered persons associated with our dealer manager to attend seminars conducted by participating broker-dealers, promotional items, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities. These expenses may include fees paid to platform services providers. We also pay our dealer manager a flat fee of $3,000 per month for acting as broker-dealer of record in connection with sales of shares by certain registered investment advisers.

In addition, our advisor will pay non-transaction based compensation of certain persons associated with our dealer manager. Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit described below. Assuming that we sell the maximum primary offering, we do not expect such payments to exceed $2.37 million.

Limitations on Underwriting Compensation

The dealer manager will monitor the aggregate amount of underwriting compensation that we and the advisor pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules, which rules limit total underwriting compensation to 10% of our gross proceeds from the primary portion of this offering. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

The following table sets forth the estimated maximum amount of underwriting compensation that may be paid in connection with this offering, assuming that (1) we sell all of the shares offered by this prospectus, (2) the shares available for sale are sold in the following proportions: 55% from the sale of Class T shares, 10% from the sale of Class D shares and 35% from the sale of Class I shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class T shares are sold with the highest possible upfront selling commissions and upfront dealer manager fees, and (5) NAV per share is a constant $10.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying distribution fees with respect to any Class T stockholder or Class D stockholder, as applicable, after the time the total upfront selling commissions, dealer manager fees, and distribution fees paid with respect to the shares in such Class T or Class D stockholder’s account, as applicable, reach, in the aggregate, 8.5% or 8.0%, as applicable, of the gross proceeds from the sale of such Class T shares or Class D shares, as applicable, and purchased in a primary offering (assuming such stockholder purchased all of his/her Class T shares or Class D shares, as applicable, at the same time). The number of shares of each class sold and the relative proportions in which the classes of shares are sold was based on discussions with the dealer manager, but are uncertain and may differ significantly from this assumption. There can be no assurances as to how many shares of each class will be sold. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $900,000,000

Upfront Selling Commissions and Dealer Manager Fees	$16,739,130	1.86%
Wholesaling Fees	$16,340,326	1.82%
Additional Underwriting Compensation(1)	$6,867,000	0.76%
Distribution Fees(2)	$31,113,043	3.46%

Total	$71,059,500	7.90%

(1)

We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, or our advisor may pay directly, certain additional items of underwriting compensation, including reimbursement for registered representatives of participating broker-dealers to attend educational conferences sponsored by us or our dealer manager, attendance fees for registered persons associated with our dealer manager to attend seminars conducted by participating broker-dealers, promotional items, platform fees of broker-dealers, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities. In addition, this amount includes a flat fee of $3,000 per month paid by us to our dealer manager for acting as broker-dealer of record in connection with sales of shares by certain registered investment advisers and non-transaction based compensation that our advisor pays, without reimbursement by us to certain registered persons associated with our dealer manager.

(2)

We will pay the dealer manager a distribution fee with respect to (a) our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, and (b) our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. The numbers presented reflect that distribution fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% or 0.25%, as applicable, over time. The dealer manager will reallow (pay) or advance all or a portion of the distribution fee to participating broker-dealers and servicing broker-dealers with respect to such shares, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive it, provided, however, that the dealer manager shall retain the distribution fees to the extent that it has not recouped the total amount of distribution fees advanced by the dealer manager or to the extent that it acts as the broker-dealer of record with respect to such shares. The distribution fees are ongoing fees that are not paid at the time of purchase.

Term of the Dealer Manager Agreement

Either party may terminate the dealer manager agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the dealer manager agreement. Our obligations under the dealer manager agreement to pay the distribution fees with respect to the Class T and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “—Distribution Fees—Class T and Class D Shares”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

HOW TO SUBSCRIBE

You may buy or request that we repurchase shares of our common stock through your financial professional, a participating broker-dealer or other financial intermediary that has a selling agreement with the dealer manager. Because an investment in our common stock involves many considerations, your financial professional or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies or suspends the share repurchase program.

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the dealer manager. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

•

Deliver a check, submit a wire transfer, instruct your broker-dealer to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “Cottonwood Communities, Inc.” For Class T and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500 in this offering, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000 in this offering, additional purchases must be in increments of $500, unless such minimums are waived by the dealer manager. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.

•	A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus.

Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (generally based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, at least five business days prior to the first calendar day of the month and payment of the full purchase price of our common stock being subscribed must be received at least two business days prior to the first calendar day of the month (unless waived by the dealer manager or otherwise agreed to between the dealer manager and the applicable participating broker-dealer).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before, and full payment must be received at least two business days before, November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at cottonwoodcommunities.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (TOD), designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.

Purchase Price

Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase program. Each class of shares may have a different NAV per share due to the allocation of distribution fees, which differ with respect to each class. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation guidelines, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to the prior month’s NAV per share for that share class.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•

On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month, and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order at least five business days prior to the first calendar day of the month and payment of the full purchase price of our common stock being subscribed must be received at least two business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month or full payment is received less than two business days prior to the first calendar day of the month, unless waived by the dealer manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

•

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•

Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described above. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone number (844) 422-2584.

•

You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, cottonwoodcommunities.com, including supplements to the prospectus.

Our transaction price will generally be based on our prior month’s NAV, and shares will be sold at the transaction price plus applicable selling commissions and dealer manager fees. Our NAV may vary significantly from one month to the next. Through our website at cottonwoodcommunities.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASES

General

While you should view your investment as long term with limited liquidity, we have adopted a share repurchase program, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.

You may request that we repurchase shares of our common stock through your financial professional or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

•

Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase program, impact the timing of a stockholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase program. Stockholders should contact their broker-dealer first if they want to request the repurchase of their shares.

•

Under our share repurchase program, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.

•

A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free telephone number (844) 422-2584. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•

If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the repurchase request will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

•

Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase program filed as an exhibit to this registration of which this prospectus forms a part and which will also be available on our website, cottonwoodcommunities.com. Written requests should be sent to the transfer agent at the following address:

Cottonwood Communities, Inc.

c/o SS&C Technologies, Inc.

PO Box 219065

Kansas City, MO 64121-9015

Overnight Address:

Cottonwood Communities, Inc.

c/o SS&C Technologies, Inc.

430 W. 7th Street

Kansas City, MO 64105

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A medallion signature guarantee may be required in connection with repurchase requests.

•

For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.

•

Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) a stockholder wishes to have proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than such stockholder’s address of record for the past 30 days; or (3) our transfer agent cannot confirm a stockholder’s identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to the Early Repurchase Deduction.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our common stock or Operating Partnership units to the Special Limited Partner), and we have no limits on the amounts we may use to fund repurchases from such sources.

In an effort to have adequate cash available to support our share repurchase program, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.

Repurchase Limitations

Our share repurchase program limits the total amount of aggregate repurchases of our Class T, Class D, Class I, and Class A shares (all of our classes of common stock) to no more than 2% of the aggregate NAV of our common stock outstanding per month and no more than 5% of the aggregate NAV of our common stock outstanding per calendar quarter.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase program, as applicable.

If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. The transaction price for each month will be available on our website at cottonwoodcommunities.com and in prospectus supplements filed with the SEC.

Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase program if in its reasonable judgment it deems a suspension to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special, current or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase program is suspended, our board of directors must consider at least quarterly whether the continued suspension of the share repurchase program is in our best interest and the best interest of our stockholders. Our board of directors must affirmatively authorize the recommencement of the plan if it is suspended before stockholder requests will be considered again. Our board of directors cannot terminate our share repurchase program absent a liquidity event which results in stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.

Shares held by our advisor acquired as payment of the advisor’s management fee will not be subject to the share repurchase program, including with respect to any repurchase limits or the Early Repurchase Deduction.

Early Repurchase Deduction

There is no minimum holding period for repurchase of the Class T, Class D and Class I shares and holders of such shares can request that we repurchase their shares at any time. Holders of Class A shares must hold their shares at least one year before they are eligible to be repurchased. Repurchases will be made at the transaction price in effect on the Repurchase Date, with the following exceptions (collectively, the “Early Repurchase Deduction”): (i) Class T, Class D and Class I shares that have not been outstanding for at least one year will be repurchased at 95.0% of the transaction price, (ii) Class A shares that have been outstanding for at least five years and less than six years will be repurchased at 95.0% of the transaction price, (iii) Class A shares that have been outstanding for at least three years and less than five years will be repurchased at 90.0% of the transaction price and (iii) Class A shares that have been outstanding for at least one year and less than three years will be repurchased at 85.0% of the transaction price. For purposes of the Early Repurchase Deduction, the holding period is measured from the date the stockholder acquired the share (the “Acquisition Date”) through the first calendar day immediately following the prospective repurchase date. With respect to holders of Class A shares who acquired their shares pursuant to a merger transaction, the Acquisition Date is the date the holder acquired the corresponding share that was exchanged in the merger transaction. In addition, with respect to Class A shares acquired through our distribution reinvestment plan or issued pursuant to a stock dividend, the shares will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan share or stock dividend relate. The Acquisition Date for stockholders who received shares of our common stock in exchange for their Operating Partnership units is measured as of the date the exchange occurred and they received shares of our common stock. The Early Repurchase Deduction will also generally apply to minimum account repurchases. With respect to Class T, Class D and Class I shares, the Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan or issued pursuant to a stock dividend.

The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. In connection with repurchases resulting from death or qualifying disability, we may, from time to time, waive the Early Repurchase Deduction with respect to the Class T, Class D and Class I shares that have been outstanding for less than a year and the Class A shares that have been outstanding for at least two years, and reduce the Early Repurchase Deduction for Class A shares that have been outstanding for less than two years such that the shares are repurchased at 95% of the transaction price. In addition, we may, from time to time, waive the Early Repurchase Deduction with respect to all classes of shares in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance.

As set forth above, we may waive or reduce the Early Repurchase Deduction in respect of the repurchase of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. We must receive the written repurchase request within 12 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the waiver of the Early Repurchase Deduction upon death does not apply.

Furthermore, as set forth above, we may waive or reduce the Early Repurchase Deduction in respect of repurchase of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written repurchase request within 12 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the waiver of the Early Repurchase Deduction upon disability does not apply.

Items of Note

When you make a request to have shares repurchased, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•

all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by contacting our transfer agent at our toll free telephone number (844) 422-2584, we will utilize the first-in-first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by financial professionals, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $2,500 or less;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the dealer manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We will not be liable for any act done in good faith or for any good faith omission to act. We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial professional as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial professional of any liability with respect to the discrepancy.

Status of our Share Repurchases

During the calendar year ended December 31, 2022 and the six months ended June 30, 2023, we repurchased shares of our common stock in the following amounts at the then-applicable transaction price (reduced as applicable by the Early Repurchase Deduction):

Month of:	Total Number of Shares Repurchased(1)	Repurchases as a Percentage of Our NAV(2)	Average Price Paid per Share	Maximum Number of Shares Pending Repurchase Pursuant to Publicly Announced Plans or Programs(3)
January 2022	19,455	0.2515974%	$15.1234	—
February 2022	64,094	0.3666583%	$17.2035	—
March 2022	99,500	0.1039128%	$17.1369	—
April 2022	29,521	0.1100263%	$18.3703	—
May 2022	81,015	0.2883072%	$18.8746	—
June 2022	189,280	0.6305921%	$18.6312	—
July 2022	64,553	0.2100215%	$18.7055	—
August 2022	187,154	0.5921825%	$18.6799	—
September 202	57,198	0.1802480%	$19.2816	—
October 2022	65,524	0.1732167%	$18.9811	—
November 2022	289,665	0.7682443%	$19.1651	—
December 2022	309,134	0.7936880%	$18.0979	—
January 2023	413,552	1.1028769%	$18.4726	—
February 2023	176,389	0.4674811%	$18.0330	—
March 2023	463,186	1.2362387%	$17.6115	—
April 2023	528,043	1.4645220%	$17.9856	—
May 2023	442,577	1.2117432%	$17.2597	—
June 2023	320,793	0.9047622%	$17.3418	—
Total	3,800,633	—	$18.0425	—

(1)	All shares have been repurchased pursuant to our share purchase program.
(2)

Represents aggregate NAV of the shares repurchased under our share repurchase program over aggregate NAV of all shares of our common stock outstanding, in each case, based on our NAV as of the last calendar day of the prior month. Pursuant to our share repurchase program, we may repurchase up to 2% of the aggregate NAV of our common stock outstanding per month and 5% of the aggregate NAV of our common stock outstanding per calendar quarter.

(3)	All repurchase requests under our share repurchase program were satisfied. We funded our repurchases with cash available from operations, financing activities and capital raising activities.

Repurchase of Executive Officer Shares

On January 23, 2023, our conflicts committee approved an Insider Trading Policy which, among other matters, addresses our policy for the repurchase of shares held by our executive officers. Pursuant to the policy, in order that we may retain maximum funds available to fund repurchases for non-affiliates, repurchase requests from executive officers will not be subject to our share repurchase program. Notwithstanding the foregoing, subject to the conditions discussed below, repurchase requests from executive officers will be considered on a monthly basis with the same pricing and similar procedures as applicable to the share repurchase program. Repurchase requests by executive officers will be subject to a quarterly review and approval by our conflicts committee, and each executive officer may submit no more than 25% of the total amount of shares exchanged from CROP Units per quarter.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	fact sheets describing the general nature of Cottonwood Communities, Inc. and our investment objectives;

•	asset flyers describing our recent acquisitions;

•	broker updates;

•	online investor presentations;

•	web site material;

•	electronic media presentations; and

•	client seminars and seminar advertisements and invitations.

All of the foregoing material will be prepared by us, our dealer manager, or their affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the offering statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) also reviewed the statements relating to certain federal income tax matters that are likely to be material to United States holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has opined upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements of Cottonwood Communities, Inc. as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements included in this prospectus under the caption “Net Asset Value Calculation and Valuation Guidelines—Independent Valuation Advisor” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Consolidated Assets and Liabilities—Real Property Assets” relating to the description of the role of Altus Group U.S., Inc. as the Independent Valuation Advisor have been reviewed by Altus Group U.S., Inc., an independent valuation firm, and are included herein given the authority of such firm as experts in property valuations. Altus Group U.S., Inc. does not admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at http://www.cottonwoodcommunities.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-258754), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on October 13, 2023;

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 12, 2023 for the quarterly period ended June 30, 2023, filed with the SEC on August 14, 2023;

•

Current Reports on Form 8-K  filed with the SEC on October  11, 2023, October  3, 2023, September  22, 2023, September  21, 2023, September  18, 2023, September 8, 2023, August 23, 2023, August  21, 2023, August 3, 2023, July 28, 2023, July 19, 2023, June 29, 2023, June  12, 2023, June  7, 2023, May  17, 2023, May 11, 2023, May 8, 2023, April 27, 2023, April  14, 2023, April  10, 2023, March  30, 2023, March  23, 2023, March  20, 2023, March  8, 2023, March  2, 2023, February  27, 2023, February  23, 2023, February  21, 2023, February 16,  2023 and February 13, 2023; and

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 18, 2023.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Cottonwood Communities, Inc.

1245 Brickyard Rd., Suite 250

Salt Lake City, Utah 84106

Telephone: (801) 278-0700

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Website Disclosure

Our website at cottonwoodcommunities.com will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible through and posted on our website at cottonwoodcommunities.com.

APPENDIX A: DISTRIBUTION REINVESTMENT PLAN

This Distribution Reinvestment Plan (the “Plan”) is adopted by Cottonwood Communities, Inc. (the “Company”) pursuant to its charter (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Dividend Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in the Plan or who are automatically enrolled pursuant to the terms of a subscription for Company shares, the Company will apply all dividends and other distributions declared and paid in respect of the shares of the Company’s common stock (the “Shares”) held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such participating Stockholder to which such Dividends are attributable.

2. Effective Date. The effective date of this Plan shall be August 10, 2021.

3. Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing the subscription agreement (which may provide for automatic enrollment unless such Stockholder opts out), an enrollment form or any other appropriate authorization form as may be available from the Company’s transfer agent, the dealer manager for the Plan offering or any soliciting dealer participating in the distribution of Shares for the Plan offering. Participation in the Plan will begin with the next Dividend payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends are paid by the Company. The Company may elect to deny participation in the Plan with respect to a Stockholder that resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable.

4. Suitability. Each Participant agrees that if such Participant fails to meet the then current suitability requirements for making an investment in the Company or cannot make the other representations or warranties as set forth in the Company’s most recent applicable prospectus or subscription agreement, enrollment form or other authorization form, such Participant will promptly so notify the Company in writing.

5. Purchase of Shares.

A. Participants will acquire Shares under this Plan (the “Plan Shares”) from the Company at a price equal to the transaction price for such Shares in effect on the distribution date (the “Transaction Price”). Shares will generally be sold at the prior month’s net asset value (“NAV”) per Share applicable to the class of Shares being purchased by the Participant (which will be the Company’s most recently disclosed NAV per share at such time). Although the Transaction Price for Shares will generally be based on the prior month’s NAV per Share, the NAV per Share of such stock as of the date on which a Participant’s purchase is settled may be significantly different. The Company may offer Shares at a price that it believes reflects the NAV per Share of such stock more appropriately than the prior month’s NAV per Share, including by updating a previously disclosed Transaction Price, in cases where the Company believes there has been a material change (positive or negative) to its NAV per Share since the end of the prior month. No selling commissions will be payable with respect to Shares purchased pursuant to this Plan. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

B. Shares to be distributed by the Company in connection with the Plan will be supplied from: (a) Shares that are or will be registered with the Securities and Exchange Commission (the “SEC”) for use in the Plan, or (b) Shares purchased by the Company for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”).

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C. Shares purchased in any Secondary Market will be purchased by the Company at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or Shares that the Company registers for use in the Plan may be at prices lower or higher than the Share price that will be paid for the Plan Shares of that class pursuant to the Plan.

6. Dividends and Distributions Excluded from Plan. Notwithstanding anything herein to the contrary, the Company’s board of directors, in its sole discretion, may elect to designate certain Dividends and other distributions as ineligible for reinvestment through the Plan, without notice to Participants, without suspending this Plan and without affecting the future operation of the Plan with respect to Participants.

7. Taxes. THE REINVESTMENT OF DIVIDENDS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DIVIDENDS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

8. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

9. Reports. On a monthly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Dividends reinvested during the period; (ii) the number and class of Shares purchased pursuant to the Plan during the period; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.

10. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company at least ten days prior to a distribution date in order for a Participant’s termination to be effective for such distribution date. Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company repurchases a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares that were not repurchased will not be terminated unless the Participant requests such termination pursuant to this Section 10. If the Company intends to list the Shares on a national stock exchange the Plan may be terminated and any balance in a terminating Participant’s account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash.

11. Amendment, Suspension or Termination by the Company. The Board of Directors may amend, suspend or terminate the Plan for any reason at any time upon ten days’ notice to Participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the Participants. A stockholder’s participation in the Plan will be terminated to the extent that a reinvestment of such stockholder’s Dividends in Shares would cause the percentage ownership or other limitations contained in the Company’s charter to be violated.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

13. Governing Law. The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

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APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

COTTONWOOD COMMUNITIES, INC. SUBSCRIPTION DOCUMENTS [For Class T, D and I Shares] Cottonwood Communities

Cottonwood Communities, Inc.SUBSCRIPTION AGREEMENT & INVESTOR INSTRUCTIONSIf you need assistance in completing this Subscription Agreement or have questions on trades in process, please call 844.422.2584. Send Subscriptions and Checks made payableto Cottonwood Communities, Inc to:Send Funds by Wire to:SS&C Technologies, Inc.Account Name: Cottonwood Communities, Inc.Attn: Cottonwood Communities, Inc.UMB Bank, N.A.430 W. 7th Street1010 Grand Blvd., 4th Floor,Suite # 219065Kansas City, MO 64106Kansas City, MO 64105ABA #: 101000695Phone: 844.422.2584DDA #: 98-7229-2529Fax: 855.338.1452FFC: Investor Name*Cash, cashiers checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.1. INVESTMENT INFORMATIONState of Sale:Amount of Subscription: $Investment Type:Initial Investment (Minimum Subscription: $2,500 for Class T and D; $1,000,000 for Class I (unless waived))Additional Investment (Minimum Subscription: $500)Share Class:Class TPurchase Qualifies for a Volume DiscountClass DClass ISee the Prospectus, as amended and supplemented to date, for complete share class information. 2. INVESTMENT TYPE (check one box)Non-QualifiedIndividualPartnership(2)Joint Tenants with Right of SurvivorshipC Corporation(2)Tenants in CommonS Corporation(2)Trust(1)TaxableNontaxableLimited Liability Company(2)Community PropertyOther:Uniform Gift to Minors Act: State ofMinor Name:Uniform Transfer to Minors Act: State ofMinor Name:QualifiedTraditional (Individual) IRA(3)Pension or Profit Sharing Plan(1)Simple IRA(3)401KSEP IRA(3)KEOGH Plan(1)ROTH IRA(3)Other:Beneficial as Beneficiary for:Decedents NameDate of Death:(1) Please attach a trustee certification or pages of the trust/plan document which lists the names of the trust/plan and trustees authorized to sign on behalf of the trust/plan. (2) Please attach evidence of authority to sign on behalf of the entity.(3) Please submit this Subscription Agreement to Custodian of record prior to submitting to DST Systems.

Cottonwood Communities, Inc.
SUBSCRIPTION AGREEMENT & INVESTOR INSTRUCTIONS

Send Subscriptions and Checks made payable to "Cottonwood Communities, Inc." to:
SS&C Technologies, Inc.
Attn: Cottonwood Communities, Inc.
430 W. 7th Street
Suite # 219065
Kansas City, MO 64105
Phone: 844.422.2584
Fax: 855.338.1452

Send Funds by Wire to:
Account Name: Cottonwood Communities, Inc.
UMB Bank, N.A.
1010 Grand Blvd., 4th Floor,
Kansas City, MO 64106
ABA #: 101000695
DDA #: 98-7229-2529
FFC: *Investor Name*

1. INVESTMENT INFORMATION

State of Sale: ____________________ **Amount of Subscription: $**____________________

Share Class: ☐ Class T ☐ Purchase Qualifies for a Volume Discount
☐ Class D
☐ Class I

2. INVESTMENT TYPE (check one box)

Non-Qualified

☐ Individual
☐ Joint Tenants with Right of Survivorship
☐ Tenants in Common
☐ Trust(1) ☐ Taxable ☐ Nontaxable
☐ Community Property
☐ Uniform Gift to Minors Act: State of ____________
Minor Name: ____________
☐ Uniform Transfer to Minors Act: State of ____________
Minor Name: ____________
☐ Partnership(2)
☐ C Corporation(2)
☐ S Corporation(2)
☐ Limited Liability Company(2)
☐ Other: ____________

Qualified

☐ Traditional (Individual) IRA(3)
☐ Simple IRA(3)
☐ SEP IRA(3)
☐ ROTH IRA(3)
☐ Beneficial as Beneficiary for: ____________
Decedent's Name
Date of Death: ____________
☐ Pension or Profit Sharing Plan(1)
☐ 401K
☐ KEOGH Plan(1)
☐ Other: ____________

cottonwood COMMUNITIES

0523 CC2Form-100-H
1 of 7

Custodian Information (to be completed by Custodian)Name of Custodian:Street Address:City, State, Zip:Phone No.:Custodian Tax ID No.:Custodian Account No.:3. INVESTOR INFORMATIONSection A: Investor Information(Investor/Trustee/Executor/Authorized Signatory Information)Name:Social Security or Federal Tax ID number (TIN):Date of Birth (mm/dd/yy):Phone: (_____)E-mail Address:Residential Address (no PO Box):Mailing Address (if different from above):Please indicate citizenship status:U.S. citizenresident aliennon-resident alienSection B: Co-Investor Information(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if Applicable)Name(s):Social Security or Federal Tax ID number (TIN):Date(s) of Birth (mm/dd/yy):Phone: (_____)E-mail Address:Residential Address (no PO Box):Mailing Address (if different from above):Please indicate citizenship status:U.S. citizenresident aliennon-resident alienSection C: Entity Information - Trust, Partnership, LLC, and Corporation Accounts(Trustee(s) and/or Authorized Signatory(s) information must be provided in sections 3A and 3B)Entity Name:TIN of Trust or Entity:Date of Formation:Mailing Address:City/State/Zip:Backup withholding exempt payee code (if any)1:Exemption from FATCA reporting code (if any)2:Please provide a copy of your Trust, entity or Plan documents with this subscription.1 See Exempt payee code in the Instructions for IRS Form W-9. 2 See Exemption from FATCA reporting code in the Instructions for IRS Form W-9.Please check one of the following options for delivery of investor information:By checking this box, Cottonwood Communities, Inc. (the Company) will send certain investor communications to you in paper form. By checking this box, the Company will send certain investor communications to you in electronic form to the e-mail address provided in this Section 3A. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other communications. By electing electronic delivery, you: (i) agree that you have the ap-propriate hardware and software to receive e-mail notifications and view PDF documents; (ii) understand that you may incur certain costs associated with downloading and printing investor documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. The Company may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it in writing to the Company.

4. DISTRIBUTIONS (indicate to whom distributions should be sent)Residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio,Oklahoma, Oregon, Vermont and Washington are not automatically enrolled in the Distribution Reinvestment Plan (DRP) and must complete theDistribution Reinvestment Plan Information section below to participate in the DRP.Residents of all other states (not listed above) will be automatically enrolled in the DRP. To accept the automatic enrollment, continue on to section 5.Please check here if you do not want to be automatically enrolled in the DRP and complete the Cash Distribution Information section below.Cash Distribution InformationBy completing this section, you are opting out of the DRP. Please select one of the options below:I choose to have myI choose to have checks sent to theI choose to have checksdistributions to beperson(s) or financial institutionsent to the individual(s)directly deposited intolisted below. [Distributions for custodiallisted in Section 3.my bank account. [Voidedaccounts will be sent to the Custodiancheck required; completeof record; for non-qualified accountsection A below]instructions, complete section B below]Section A: ACH InstructionsAccount Type:CheckingSavingsBank Account Registration:ABA/Routing Number:DDA/Account Number:Section B: Brokerage Account/Third Party Payment InstructionsBank, Brokerage Firm, Person, or Payee Name:FBO:Account/Reference Number:Mailing Address: _______________________________City:State:Zip:By executing this Subscription Agreement and filling out this section, you hereby authorize the Company or its agent (DST Systems, an SS&C CompanySS&C) to initiate entries into the account listed below or to send funds directly to the financial institution/individual(s) listed below. This authorizationwill remain in effect until you notify the Company or DST Systems in writing to cancel it with time to afford a reasonable opportunity to act on it. Thisauthorization relates solely to this investment.Distribution Reinvestment Plan InformationIf you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, NorthCarolina, Ohio, Oklahoma, Oregon, Vermont or Washington, you are not automatically enrolled in the DRP; please check here if you wish to enrollin the DRP.IMPORTANT: If you are not enrolled in the Distribution Reinvestment Plan, please complete the Cash Distribution Information section above.5A. INVESTOR REPRESENTATIONSPlease carefully read and separately initial each of the representations below for items 1-5. Except in the case of fiduciary accounts, you maynot grant any person a power of attorney to make such representations on your behalf. As used below, net worth should be calculated exclusiveof home, home furnishings and personal automobile. If you elect to participate in the Distribution Reinvestment Plan, the Company requests thatif at any time you fail to meet the minimum income or net worth standards established for the Company as set forth in the prospectus or listed inSections 5a & 5b, you will promptly notify the Company in writing of that fact.In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:JOINTOWNEROWNER1. I have received the final prospectus for the Company.1.______initials______initials2. I have (i) a minimum net worth of at least $250,000 or (ii) a minimum net worth of at least $70,000 and a2.______initials______initialsminimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth andgross income requirements imposed by my state of primary residence as set forth in the final prospectusunder Suitability Standards.3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.3.______initials______initials4. I am purchasing the shares for my own account.4.______initials______initials5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted.5.______initials______initials

5B. STATE-SPECIFIC SUITABILITY INVESTOR REPRESENTATIONSPlease carefully read and separately initial each of the representations below for items 1-13. Except in the case of fiduciary accounts, youmay not grant any person a power of attorney to make such representations on your behalf. As used below, net worth should be calculatedexclusive of home, home furnishings and personal automobile, and unless otherwise indicated below, liquid net worth is defined as that portionof net worth that consists of cash, cash equivalents and readily marketable securities. References to accredited investor below mean an accreditedinvestor as defined in Regulation D under the Securities Act of 1933, as amended. The representations below need only to be signed if applicable.In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:JOINTOWNEROWNER1. If I am an Alabama, California, Kentucky, or Oregon investor, my investment in the Company and its1.______initials______initialsaffiliates does not exceed 10% of my liquid net worth.2. If I am an Idaho investor, I have either (a) a liquid net worth of at least $300,000 or (b) gross annual income2.______initials______initialsof at least $85,000 and a liquid net worth of at least $85,000. In addition, my investment in the Companydoes not exceed 10% of my liquid net worth.3. I am an Iowa investor, I have either (i) an annual gross income of at least $100,000 and a net worth of3.______initials______initialsat least $100,000, or (ii) a net worth of at least $350,000. In addition, I have not invested more than 10%of my net worth in the Company and in the securities of other non-publicly traded real estate investmenttrusts (REITs). An Iowa investor who is an accredited investor is not subject to the foregoing concentration limit.4. If I am a Kansas investor, I acknowledge that it is recommended by the Kansas Securities4.______initials______initialsCommissioner that Kansas investors do not invest, in the aggregate, more than 10% of their liquid networth in the Company and other non-traded real estate investment trusts.5. If I am a Maine investor, I acknowledge that it is recommended by the Maine Office of Securities that5.______initials______initialsinvestors not invest, in the aggregate, more than 10% of their liquid net worth in the Company andsimilar direct participation investments.6. If I am a Massachusetts investor, my investment in the Company and other illiquid direct participation6.______initials______initialsprograms does not exceed 10% of my liquid net worth.7. If I am a Missouri Investor, my investment in the Company does not exceed 10% of my liquid net worth.7.______initials______initials8. If I am a Nebraska investor, my investment in the Company and the securities of other non-publicly traded8.______initials______initialsREITs is equal to no more than 10% of my net worth. A Nebraska investor who is an accredited investor is notsubject to the foregoing limitations.9. If I am a New Jersey investor, I have either (i) a minimum liquid net worth of at least $100,000 and a9.______initials______initialsminimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least$350,000. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusiveof home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent andreadily marketable securities. In addition, I have not invested more than 10% of my liquid net worth in theCompany, its affiliates, and non-publicly traded direct investment programs (including REITs, businessdevelopment companies, oil and gas programs, equipment leasing programs and commodity pools, butexcluding unregistered, federally and state exempt private offerings).New Jersey investors are advised that Class T shares are subject to upfront selling commissions and/or dealer manager fees of up to 3.50% of the transaction price. In addition, subject to the limitationsdescribed in the prospectus, distributions fees are paid with respect to Class T and Class D shares in anamount equal to 0.85% per annum of the NAV of the Class T shares and 0.25% per annum of the NAVof the Class D shares, respectively. Because the purchase price for the Class T shares is the transactionprice plus applicable upfront fees, the upfront fees reduce the amount of the Class T share purchaseprice that is available to the Company for investment and other capital needs. The Company expects thedistribution fees to reduce the amount of distributions that are paid with respect to Class T and Class Dshares and the fees could result in a reduction in the NAV of the Class T and Class D shares if distributionsare declared in an amount less than the distribution fees.10. If I am a New Mexico investor, my investment in the Company, its affiliates and other non-traded real10.______initials______initialsestate investment trusts does not exceed 10% of my liquid net worth.11. If I am a North Dakota investor, I have a net worth of at least 10 times my investment in the Company.11.______initials______initials12. If I am an Ohio investor, my investment in the Company, its affiliates and other non-traded real estate12.______initials______initialsinvestment trusts does not exceed 10% of my liquid net worth (that portion of net worth (total assetsexclusive of home, home furnishings, and automobiles, minus total liabilities) comprised of cash, cashequivalents, and readily marketable securities).13. If I am a Pennsylvania investor, my investment in the Company does not exceed 10% of my net worth.13.______initials______initials(continued on next page)

5B. STATE-SPECIFIC SUITABILITY INVESTOR REPRESENTATIONS - CONTINUEDPlease carefully read and separately initial each of the representations below for items 14-16. Except in the case of fiduciary accounts, youmay not grant any person a power of attorney to make such representations on your behalf. As used below, net worth should be calculatedexclusive of home, home furnishings and personal automobile, and unless otherwise indicated below, liquid net worth is defined as that portionof net worth that consists of cash, cash equivalents and readily marketable securities. References to accredited investor below mean an accreditedinvestor as defined in Regulation D under the Securities Act of 1933, as amended. The representations below need only to be signed if applicable.In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:14. If I am a Puerto Rico investor, I have not invested more than 10% of my liquid net worth (that portion ofnet worth (total assets exclusive of primary residence, home furnishings, and automobiles minus totalliabilities) consisting of cash, cash equivalents, and readily marketable securities) in the Company, itsaffiliates, and other non-traded REITs.15. If I am a Tennessee investor, I have a liquid net worth of at least 10 times my investment in the Company.16. If I am a Vermont investor, my investment in the Company does not exceed 10% of my liquid net worth.For these purposes, liquid net worth is defined as an investors total assets (not including home, homefurnishings, or automobiles) minus total liabilities. A Vermont investor who is an accredited investor is notsubject to the foregoing limitations.6. INVESTOR SIGNATURESTHE UNDERSIGNED INVESTOR HEREBY CERTIFIES THAT ALL OF THE INFORMATION AND REPRESENTATIONS SET FORTH HEREIN ARETRUE AND CORRECT IN ALL RESPECTS. THE UNDERSIGNED INVESTOR HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTIONAGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED IN SECTION 3 ABOVE.TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): Under penalties of perjury, I certify that: (1) thenumber shown in Section 3 above is my correct TIN (or I am waiting for a number to be issued to me); (2) I am not subject to backup with-holding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I amsubject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subjectto backup withholding; (3) I am a U.S. citizen or other U.S. person (defined in the Form W-9 instructions); (4) the FATCA code(s) entered in sec-tion 3 above (if any) indicating that i am exempt from FATCA reporting is correct. (Certification instructions: You must cross out item (2) aboveif you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest anddividends on your tax return.) I hereby agree to notify the Company within thirty (30) days of the date I become a foreign person. I understandthat this certification may be disclosed to the IRS and the state taxing authority and that any false statement made herein could be punishedby fine, imprisonment or both. The IRS does not require your consent to any provision of this document other than the certificates requiredto avoid backup withholding. Any investor that is not a U.S. citizen or other U.S. person (defined in the Form W-9 instructions) mustprovide the applicable completed Form W-8.FOR RIA ACTING AS FIDUCIARYIf RIA is executing this subscription agreement on behalf of its client, RIA represents that it is acting in afiduciary capacity on behalf of each of the clients for whom shares are purchased. With respect to each suchclient, RIA will ensure that prior to purchasing shares, it will obtain a copy of the Prospectus and will deliver acopy of the Prospectus to the client in accordance with all applicable law. RIA represents and warrants thatit has discretion to purchase shares for the benefit of its client and has the power and authority to executethis subscription agreement and all ancillary documents on behalf of its client.

6. INVESTOR SIGNATURES - CONTINUEDExecuted onDateSIGNATURE (INVESTOR OR AUTHORIZED SIGNATORY)JOINT OWNER SIGNATURE (INVESTOR OR AUTHORIZED SIGNATORY)Printed NamePrinted NameTitle (if applicable)Title (if applicable)* CUSTODIAL APPROVAL:By executing this Subscription Agreement, Custodian certifies to the Company that the shares purchased pursuant to this SubscriptionAgreement are held for the benefit of the investor named in Section 3 of this Subscription Agreement (the Beneficial Owner);Custodian agrees to notify the Company promptly, but in any event within 30 days, of any changes in the name of the Beneficial Owneror the number of shares held by Custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled torely on these representations for the purposes of determining the shareholders entitled to notice of or to vote at each annual or specialmeeting of shareholders of the Company until delivery by Custodian to the Company of a written statement revoking such represen-tations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of theCompany in respect of any annual or special meeting of the shareholders, but on or prior to the date of such annual or special meetingof shareholders, shall not be effective until after the holding of such annual or special meeting of shareholders of the Company), theneach Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock entitled to notice of orto vote at each annual or special meeting of shareholders.SIGNATURE (CUSTODIANS AUTHORIZED SIGNATORY)Printed Name[AFFIX STAMP OR MEDALLION IN THIS AREA]

7. BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR - REPRESENTATIONS AND WARRANTIESThe investors registered representative (Registered Representative) of a participating broker-dealer (Broker-Dealer) or an authorizedrepresentative of the investors Registered Investment Adviser (RIA), as applicable, must sign below to complete the order. The RegisteredRepresentative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in thestate designated as the investors legal residence. The RIA represents that it is either registered under the Investment Advisers Act of 1940 orexempt from registration. The Broker-Dealer or RIA, as applicable, agrees to maintain records of the information used to determine that aninvestment in shares of common stock of the Company is suitable and appropriate for the investor for a period of six years. The undersignedconfirms by his or her signature that the Broker-Dealer or RIA, as applicable, (i) has reasonable grounds to believe that the information andrepresentations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investorsprospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity andmarketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to suchinvestor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonablegrounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standardsapplicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financialposition to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. Theundersigned, as a Registered Representative or an associated person of a Broker-Dealer, as applicable, further confirms by his or her signaturethat, if the investor is a retail customer as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a)an investment in shares of Cottonwood Communities, Inc. would be in the best interest of the investor based upon the investors investmentprofile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed its interests orthose of the Broker-Dealer ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Broker-Dealer have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of RegulationBest Interest in relation to the proposed investment by the investor in shares of Cottonwood Communities, Inc. I understand this SubscriptionAgreement is for Cottonwood Communities, Inc.All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conductedthrough (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that isaffiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.Broker-Dealer or RIA Firm Name:BD/RIA CRD No.:Broker-Dealer Address (if applicable):Registered Representative Name:Rep ID:_________________________IAR Name:CRD No.:Rep/IAR Address:Rep/IAR Email Address:Phone:______________________________________Operations/NIGO Contact:Phone:______________________________________Operations/NIGO Contact E-mail Address:SIGNATURE OF REGISTERED REPRESENTATIVE OR REGISTERED INVESTMENT ADVISORDateBROKER-DEALER PRINCIPAL APPROVAL SIGNATURE (if required)Date

If you need assistance completing the subscription documents, please call: 844.422.2584 www.cottonwoodcommunities.com 1245 Brickyard Rd, Suite 250 Salt Lake City, UT 84106 Phone 855.816.9112 I Fax 801.278.0756Securities Offered Through Orchard Securities, LLC Member FINRA/SiPC

Maximum Offering

of $1,000,000,000 of

Common Stock

Prospectus

October 20, 2023

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Cottonwood Communities, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.